UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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DARDEN RESTAURANTS, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE AND OPPORTUNITY C LP
STARBOARD LEADERS DELTA LLC
STARBOARD LEADERS FUND LP
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
STARBOARD VALUE A LP
STARBOARD VALUE A GP LLC
STARBOARD VALUE R LP
STARBOARD VALUE R GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
BRADLEY D. BLUM
CHARLES M. SONSTEBY
ROBERT MOCK
CRAIG S. MILLER
BETSY S. ATKINS
MARGARET SHÂN ATKINS
JEAN M. BIRCH
JAMES P. FOGARTY
CYNTHIA T. JAMISON
WILLIAM H. LENEHAN
LIONEL L. NOWELL, III
ALAN N. STILLMAN

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Starboard Value LP, together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of a slate of director nominees at the 2014 annual meeting of shareholders of Darden Restaurants, Inc., a Florida corporation.

On September 30, 2014, Starboard Value LP issued the following press release:

ISS AND GLASS LEWIS RECOMMEND FOR ALL TWELVE OF STARBOARD’S NOMINEES FOR DARDEN

Starboard is Extremely Gratified that the Two Leading Independent Proxy Voting Advisory Firms Have Recommended Darden Shareholders Vote for All Twelve of Starboard’s World-Class Nominees on Starboard’s WHITE Proxy Card

ISS Concludes that “Significant Board Change Is Warranted”  and Glass Lewis States that the Election of all Twelve of Starboard’s Nominees “Is More Likely to Effect Long-Term Improvements and Provide Greater Board Oversight” at Darden

ISS States thatStarboard’s Entire Director Slate “Is Endowed with an Embarrassment of Riches” and Glass Lewis Finds Starboard’s Twelve Supremely Qualified Nominees to be “Far More Compelling” and “Significantly Better-Suited” than Darden’s Proposed Nominees

Corporate Governance Research Firm, Proxy Mosaic, Has Also Now Recommended for All Twelve of Starboard's Nominees for Darden

Starboard Urges All Shareholders to Follow the Lead of ISS, Glass Lewis, and Proxy Mosaic and Vote the WHITE Proxy Card to Support the Election of All Twelve of Starboard’s Highly Qualified Nominees

NEW YORK, NY – September 30, 2014 – Starboard Value LP (together with its affiliates, “Starboard“), one of the largest shareholders of Darden Restaurants, Inc. (“Darden” or the “Company”)(NYSE:DRI), with beneficial ownership of approximately 8.8% of the outstanding common stock of the Company, today issued the following statement to Darden shareholders following reports issued by Institutional Shareholder Services (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”), the two leading independent proxy voting advisory firms, recommending that Darden shareholders vote on Starboard’s WHITE proxy card to elect all twelve of Starboard’s highly qualified nominees, Betsy S. Atkins, Margaret Shân Atkins, Jean M. Birch, Bradley D. Blum, Peter A. Feld, James P. Fogarty, Cynthia T. Jamison, William H. Lenehan, Lionel L. Nowell, III, Jeffrey C. Smith, Charles M. Sonsteby, and Alan N. Stillman, to the Darden Board of Directors (the “Board”) at the upcoming 2014 Annual Meeting of Shareholders (the “Annual Meeting”).

Starboard also announced today that Proxy Mosaic, a corporate governance research firm, has issued a report recommending that Darden shareholders vote on Starboard’s WHITE proxy card for all twelve of Starboard's highly qualified nominees. Like ISS and Glass Lewis, Proxy Mosaic concluded that Starboard's slate is “far more compelling” and has “superior industry experience.”

Starboard urges all Darden shareholders to support the calls of ISS, Glass Lewis, and Proxy Mosaic for resounding change on the Darden Board by voting the WHITE proxy card TODAY to elect all twelve of Starboard’s world-class nominees at the Annual Meeting.

Jeffrey C. Smith, Chief Executive Officer of Starboard Value LP, stated, “We are deeply gratified by the overwhelming support from both ISS and Glass Lewis in recommending that Darden shareholders vote for all twelve of our extremely qualified nominees at the upcoming Annual Meeting.  Both leading proxy advisory firms performed an objective, detailed analysis of this election contest, and both concluded that our director nominees are best-suited to oversee Darden.  Their overwhelming support for the election of all twelve of our director nominees provides significant validation that our complete board slate will bring the best leadership in order to oversee a successful turnaround of the Company and to select the best possible CEO to lead Darden.  We are deeply appreciative that both ISS and Glass Lewis recognized the strong qualifications and depth of experience of our slate of world-class nominees in their respective reports.  In fact, both ISS and Glass Lewis went out of their way to point out the superior qualifications of our nominees, with ISS saying that Starboard’s slate is ‘endowed with an embarrassment of riches’, and Glass Lewis concluding that our director nominees have ‘more impressive experience and track records’ than Darden’s proposed nominees.  We are confident that shareholders will reach the same conclusion as ISS and Glass Lewis when it comes to whose director slate is the best-suited to lead a transformation of Darden.”

Mr. Smith continued, “We are extremely pleased that both ISS and Glass Lewis have endorsed Starboard and our nominees’ turnaround plan for Darden and have affirmed our ‘more thoughtful approach to board continuity’, which includes adding back to the Board up to two of the most qualified incumbent directors.  Our director nominees are prepared and excited to immediately step in at Darden, if elected, and to begin working tirelessly alongside Darden’s dedicated employees to restore excellence throughout the Company and to put our company back on track for long-term value creation for all shareholders.  With the prospect of such an incredibly bright future for Darden in mind, we hope that shareholders will follow the lead of the two most highly-respected proxy advisory firms by voting for our twelve supremely qualified nominees on the WHITE proxy card today.  We continue to greatly appreciate the strong support from shareholders who have already voted for Starboard’s nominees on the WHITE proxy card.”

Starboard’s board slate collectively possesses the backgrounds and skill sets necessary to lead Darden and create significant long-term value for the benefit of all stakeholders.

ISS agrees:

“Against that backdrop, the slate the dissidents have assembled is endowed with an embarrassment of riches—in experience on public company boards, in significant restaurant operating experience across a number of concepts (including the experience of developing the Olive Garden concept itself), in turnarounds within and beyond the restaurant sector, in franchised and non-franchised business models, in financial expertise, even in real estate.”

Glass Lewis also agrees:

“Looking at the Dissident's slate of nominees, we see a collection of director candidates who possess a well-rounded variety of significant experiences which appear tailored to Darden's current needs. They include restaurant industry veterans who have achieved results as founders, CEOs, CFOs, executives and board members of Darden, Olive Garden, Brinker, T.G.I. Friday's, IHOP, Smith & Wollensky, Burger King, Romano's Macaroni Grill, Taco Bell, Pizza Hut, Cosi, Corner Bakery, Quality Meats, Maloney & Porcelli and Tim Horton's. Further, the Dissident's nominees have significant experience in operational turnarounds, supply-chain management, marketing, finance and real estate. Moreover, the Dissident's nominees include well-respected corporate governance experts, a number of individuals who have participated as directors in CEO search processes and shareholder representatives.”

In fact, Glass Lewis went so far as to individually highlight each of our twelve nominees’ strong qualifications and their direct relevance to Darden.  This speaks volumes about the depth and strength of our board slate:

“Notably, Brad Blum previously led Olive Garden for more than seven years from 1994 to 2002, achieving 29 consecutive quarters of same-store sales increases, and increased average annual sales per restaurant from approximately $2.5 million to $4 million while significantly increasing overall profits, according to Starboard.”

“[Chuck Sonsteby’s] turnaround and restaurant operating experience at one of Darden's closest peers during a very similar period in which Darden now resides would be a strong addition to the new board.”

“[Jean Birch’s] extensive restaurant operating experience appears well-suited for the Darden board, in our view.”

“We believe [Alan] Stillman likely understands the recipe for success of various restaurant concepts, knowledge which Darden could rely upon as it implements a new strategic plan across all of its brands.”

 “The Dissident's slate also includes nominees with broader operating, financial or corporate governance experience at various large public companies. . . .Margaret Atkins’ financial and operational expertise, as well as her public board experience, would make her an important asset to the Darden board, in our view. . . [Lionel] Nowell’s accounting, financial reporting and risk management skills at large companies makes him well-suited for the Darden board.  . . . We believe Betsy Atkins’ extensive board experience, including as chair or member of multiple compensation committees and corporate governance committees, would be a strong addition to the Darden board from an oversight perspective.”

“[W]e also believe it would behoove shareholders to appoint to the board an individual with extensive real estate experience. [William Lenehan’s] experience as a director of a commercial real estate investment company focused on acquiring and managing net leased office and industrial assets, as well as a director at a real estate development company, seems like a compelling balance of real estate and governance experience in one director candidate.”

“Beyond restaurant operating experience, we note that Dissident nominees Jim Fogarty and Cynthia Jamison have successful turnaround experience at companies in other industries. . . Thus, these director candidates appear well-equipped to oversee the implementation of Olive Garden's turnaround plan.”

“We note that the other Dissident nominees, Jeff Smith and Peter Feld, would give the Darden board a healthy amount of representation, which Darden could likely benefit from in light of recent spats with shareholders -- beyond Starboard -- regarding the Company's performance, strategic direction, sale of Red Lobster and overall leadership.”

ISS has also affirmed that Starboard has presented the “more thoughtful solution” for Board continuity at Darden, stating:

“On the other hand, the dissidents have pledged in their proxy statement that, if all 12 dissident nominees are elected, they will expand the board and reappoint 2 incumbents—thoughtfully addressing any continuity issues by selecting the most appropriate of the incumbent directors, not merely those available at the ballot.”

Starboard and its nominees have been collectively working together for many months to develop a comprehensive turnaround plan for Darden, which they believe will transform Darden for the benefit of Darden’s shareholders, guests, and employees.  Glass Lewis stated that it is “confident that [Starboard] and its nominees have a strong handle on the situation at Darden, drawing from their experiences as executives and directors at companies that have faced similar challenges.”  More importantly, Glass Lewis believes that Starboard and its nominees have presented “a plan filled with specific actions and operational initiatives, the successful implementation of which, under the proper oversight of a qualified and effective board, are likely to lead to substantially improved operational performance and enhanced shareholder value, in our view.”

All shareholders are encouraged to review the full turnaround plan of Starboard and its nominees, entitled Transforming Darden Restaurants, which can be found at http://shareholdersfordarden.com/materials-for-shareholders/

Importantly, Glass Lewis also believes that Starboard’s slate is better suited for hiring a top-tier CEO to lead Darden, stating:

“Notably, though both the Company and the Dissident stress the importance of hiring a top-tier CEO to run Darden, it’s telling that none of the Company’s director nominees have experience as part of a CEO search committee, while Starboard's nominees have collectively served on public company boards that have recruited external CEOs more than 30 times.”

Starboard was also extremely pleased to learn that corporate governance research firm, Proxy Mosaic, has also recommended that Darden shareholders vote for all twelve of Starboard’s highly qualified nominees.  Like ISS and Glass Lewis, Proxy Mosaic finds Starboard’s slate of nominees “far more compelling” with “superior industry experience.”  Proxy Mosaic spends a considerable portion of its extensive report thoroughly analyzing Starboard’s and management’s plans, and states that it is “overwhelmingly convinced” that Starboard’s “plan is the way forward for the Company.”

Proxy Mosaic stated in its report that the “level of detail in Starboard’s strategic plan is staggering, and illustrates the benefit of working with a slate of nominees with significant industry experience.” Proxy Mosaic also concluded:

“In contrast to the Company’s ‘brand renaissance plan’ which is long on marketing language and short on compelling ideas, the Dissident’s strategic plan has set a new standard for hedge fund activism. It is well-researched, and reflects a deep knowledge of the restaurant industry that the current board lacks.”

In reaching its conclusion that shareholders should vote for all twelve of Starboard’s highly qualified nominees on Starboard’s WHITE proxy card, Proxy Mosaic stated that it is “overwhelmingly convinced that the Dissident’s plan is the way forward for the Company. Proxy Mosaic continued, “The plan is thoughtfully designed and reflects a deep understanding of the casual dining sector that undermines the characterization of activist shareholders as being out-of-touch with industry realities and short-term-focused. . . . Not only has the Dissident presented a compelling argument that change is needed at Darden; it has also developed an insightful plan of action that, if properly executed, should drive shareholder value in the future.”

ISS, GLASS LEWIS, AND PROXY MOSAIC ALL OVERWHELMINGLY AGREE THAT STARBOARD'S COMPLETE BOARD SLATE IS THE RIGHT CHOICE FOR SHAREHOLDERS!

THE ANNUAL MEETING IS LESS THAN TWO WEEKS AWAY!

VOTE FOR THE MOST QUALIFIED SLATE OF DIRECTORS TO RESTORE AND ENHANCE THE VALUE OF YOUR DARDEN INVESTMENT

PLEASE SIGN, DATE, AND MAIL THE WHITE PROXY CARD TODAY

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC at the numbers listed below.

Starboard’s publicly filed investor materials can be accessed at www.shareholdersfordarden.com.

About Starboard Value LP
Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing in publicly traded U.S. small cap companies. Starboard invests in deeply undervalued small cap companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:
Peter Feld, (212) 201-4878
Gavin Molinelli, (212) 201-4828
www.starboardvalue.com

Okapi Partners
Bruce H. Goldfarb/Patrick McHugh
(212) 297-0720
(877) 285-5990 (Toll-Free)

The following materials were posted by Starboard Value LP to www.shareholdersfordarden.com:

STARBOARD VALUE®

# Transforming Darden Restaurants
# September 11, 2014

***"You just have to have good people if you are going have a good operation, without them you are lost."***

***– Bill Darden***

# TABLE OF CONTENTS

# I. Executive summary

# Overview of Starboard Value LP

**Since 2002, Starboard Value LP ("Starboard") has focused on unlocking value in underperforming companies for the benefit of all shareholders. Today, the firm manages more than $3.0 billion with a proven track record of investment success.**

- Starboard's approach focuses on its discipline of "Value, Plan, and Path".
  - Working with industry executives, consultants, customers, partners, competitors, and other advisors, Starboard develops an alternative plan to create value in each of its investments. This investment process requires a deep fundamental understanding of a company's businesses, end markets, and competitive positioning.
- In each of its investments, Starboard seeks to engage in constructive discussions with management regarding corporate strategy and their vision for the future. It is always our preference to work with management and the board. However, in circumstances where it becomes clear that management and the board are not acting in the best interest of all shareholders, we are prepared to take the necessary action to reconstitute the board with individuals that have the appropriate skill sets and experience to best oversee the company.
- Over the past twelve years, Starboard has added or replaced approximately 119 corporate directors on approximately 43 corporate boards.(1)
  - We understand the requirements of public board service and how to be effective in the boardroom while remaining professional and constructive.
- Although it is difficult to quantify the direct impact of change in board composition on stock price performance, in our experience it has had a material positive impact. According to 13D Monitor, a leading independent research provider on shareholder activism:
  - *"Starboard's average return on a 13D filing is 26.4% (versus an average of 9.7% for the S&P500 during the same time periods). However, when they have received a board seat, their average 13D return has been 34.5% versus 14.8% for the S&P500."* (2)

(1) Includes investments that Starboard's investment team managed while at Starboard's predecessor, Ramius Value and Opportunity Master Fund, Ltd.
(2) Statistics from 13D Monitor as of August 27, 2014. Past performance is not indicative of future results and no representation is being made herein that any investment will or is likely to achieve returns in line with historical data.

STARBOARD VALUE

# We invested in Darden because of the substantial opportunity to unlock value with the right plan and right leadership

**We believe Darden Restaurants, Inc. ("Darden" or the "Company") is extremely undervalued.**

## Why Darden is compelling

- Great brands.
- Valuable assets.
- Tremendous opportunity to improve operating performance.
- Opportunity to improve returns-on-capital.

## Our plan

1. A comprehensive operational improvement plan.
2. A value enhancing strategy for Darden's real estate assets.
3. A separation of concepts into the most logical groupings.
4. A franchising program designed to accelerate growth both internationally and domestically and substantially improve returns on capital.

## Our priorities

- Infusing a major upgrade in the leadership at Darden.
  - Substantially improve the Board of Directors (the "Board").
  - Appoint a transformational leader as CEO.
  - Align incentives with shareholders.
- Fixing the culture so employees are once again excited to serve guests.
- Substantially improving the value proposition and experience at Olive Garden to increase guest counts.
- Solidifying the investment grade rating and dividend, making both safer.
- Establishing capital discipline and a focus on return-on-capital.
- Reducing bureaucracy and costs through a renewed focus on operations and a decentralized organization.

**Our goal is to dramatically improve Darden for the benefit of its customers, employees, and shareholders**

**We believe that with the right Board in place, substantial value can be created for Darden shareholders**

Note: If a majority of our nominees our elected to the Board, we would expect that our turnaround plan will be implemented. While our turnaround plan has been carefully devised with the assistance of a group of advisors, together with our nominees, with an eye towards improving the Company's operations and enhancing shareholder value, there can be no guarantee that that the turnaround plan will ultimately create value for shareholders.

# We invested in Darden because of the substantial opportunity to unlock value with the right plan and right leadership (cont'd)

**We believe there is a tremendous value creation opportunity at Darden.**

- **Great brands**
  - Darden has some of the most recognized brands in casual dining, especially Olive Garden – where customers have fond memories, but where we believe execution has recently failed to live up to the brand image.
  - Olive Garden has a special place in our hearts as well as millions of others.
  - Darden has lost its way, but by bringing back Olive Garden's value proposition and superior customer experience, we believe we can increase guest counts substantially.
- **Valuable assets**
  - Darden owns substantially more real estate than any of its peers.
  - Although management has been hiding behind its "rent subsidy" when measuring their operating performance, we believe shareholders are best served if the real estate is separated.

**Darden has a great collection of brands and assets that, if managed correctly, we believe would drive significant value**

# We invested in Darden because of the substantial opportunity to unlock value with the right plan and right leadership (cont'd)

- **We believe there is a tremendous opportunity to improve operating performance**
  - As a **restaurant operating** company, Darden must capitalize on the operational improvement opportunities we believe are achievable.
  - By returning to Darden's roots, focusing on the basics of operating restaurants, and embracing a **"quality up, cost down"** mentality, we expect to realize an annual EBITDA improvement of $215 - $326 million.
  - We believe our operational improvement plan will **enhance the guest experience** while **reducing costs**.
  - We see substantial opportunities to operate far more efficiently in the areas of supply chain, procurement, advertising, and G&A.
- **Opportunity to improve returns on capital**
  - The current Board has destroyed substantial value through poor capital allocation – Darden has acquired concepts at extremely high prices and sold concepts at extremely low prices, all while consistently overspending on capex.
  - Darden needs to immediately institute a strict and disciplined capital deployment strategy.

**New leadership with a disciplined focus on operational excellence and returns on capital is desperately needed at Darden**

# We have the right plan to transform Darden

**We believe we have the right plan to transform Darden.**

① A comprehensive operational improvement plan that includes:

   i. **A company-wide margin improvement plan that we believe will increase EBITDA by $215 - $326 million per year while improving the guest experience.**

   ii. **A turnaround of the Olive Garden concept.**

② A value enhancing strategy for Darden's real estate assets.

③ A separation of concepts into the most logical groupings.

④ A franchising program designed to accelerate growth both internationally and domestically and substantially improve returns on capital.

**We believe our plan can be achieved while not only maintaining the Company's investment grade rating and current dividend, but strengthening both**

**With great leaders and successful execution of the operational and strategic initiatives we have identified, our analysis set forth later in this presentation indicates the Company could be worth $67 - $86 per share before factoring in the impact of an Olive Garden turnaround or franchising**

Note: If a majority of our nominees our elected to the Board, we would expect that our turnaround plan will be implemented. While our turnaround plan has been carefully devised with the assistance of a group of advisors, together with our nominees, with an eye towards improving the Company's operations and enhancing shareholder value, there can be no guarantee that that the turnaround plan will ultimately create value for shareholders.

# We have identified specific opportunities to increase annual EBITDA by $215 - $326 million

**Midpoint of potential EBITDA impact from enhanced operational execution** *($ in millions)*


$300
$250
$200
$150
$100
$50
$0
We have retained one of the leading operationally-focused consulting firms to assist us with this analysis
$36
$61
$52
$9
$59
$216
$37
$18
$271
Represents just 3.8% of current total cost pool
Corporate G&A
Food costs, food waste, and procurement
Labor
Facilities
Advertising & marketing
Total cost opportunities
Alcoholic beverage
Table-turns
Total EBITDA impact

**We believe these quantifiable EBITDA improvement initiatives alone will create ~$15 - $26 per share in value[(1)]**

Note: EBITDA improvement estimates exclude Red Lobster and only contain the go-forward businesses
(1) Assumes 8.5x – 9.5x multiple, and ~120 million shares outstanding, pro forma for Darden's announced share repurchase program

# We have identified specific opportunities to increase annual EBITDA by $215 - $326 million (cont'd)

| | |
|---|---|
| **Corporate G&A** | – G&A costs are excessive compared to peers, causing major inefficiencies and poor execution.<br>– We believe perks for executives are outside industry norms and Darden has excess layers of management.<br>– Best practices like cost-effective outsourcing are not in place.<br>– Management's promised G&A synergies across concepts have not been realized. |
| **Food costs, food waste, and procurement** | – Poor execution has led to excessive food waste and high food costs without improving the experience.<br>– Extremely narrow product specs and unnecessary use of non-standard products raise costs.<br>– Poor communication and coordination between Darden and its suppliers.<br>– Procurement decisions are driven primarily by the marketing department.<br>– Food cost synergies have not been fully realized across concepts. |
| **Labor** | – Complex menus, inefficient use of technology solutions, and too much internal prep work.<br>– Mix of full-time versus part-time employees is much higher than peers. |
| **Facilities** | – Darden has not outsourced repair and maintenance functions, unlike most peers.<br>– Lack of flexibility due to close supplier relationships and bureaucratic complexity. |
| **Advertising and marketing** | – Advertising budget is oversized and ineffective – neither tactical nor ROI focused.<br>– Marketing efforts are focused on high cost traditional tactics such as TV and print.<br>– Advertising savings will ramp over time as the mix shifts away from ineffective methods to more traffic-correlated digital programs. |
| **Alcoholic beverage** | – Olive Garden has one of the lowest alcoholic beverage sales (as % of revenue) in the industry.<br>– Competitors have succeeded with alcoholic beverage programs to drive alcohol sales. |
| **Table turns** | – Due to false waits at Olive Garden on Friday and Saturday nights, there is an opportunity to greatly improve table turns at Olive Garden via better execution and use of technology. |

# We believe there is a substantial value creation opportunity through a real estate separation and spin-off of the Specialty Restaurant Group (SRG)

**Darden has an extremely valuable real estate portfolio.**

- Even after the sale of Red Lobster (the "Red Lobster Sale"), Darden still has the largest real estate portfolio in the casual dining industry, owning both the land and buildings on nearly 600 stores and the buildings on another 670.
- Pro forma for the Red Lobster Sale, we believe that **Darden's remaining real estate is worth $2.5 to $3 billion.**
- Net of the value of the rent subsidy Darden currently receives for owning its properties, we believe that **a real estate separation could create approximately $1 billion in shareholder value.**
- Further, we still believe that a real estate separation can be structured in a tax-efficient manner and with minimal breakage costs, all while enhancing Darden's credit profile and supporting its dividend.

**We believe a spinoff of the Specialty Restaurant Group (SRG) would create value for Darden shareholders.**

- SRG includes a number of exciting and fast-growing concepts that we believe would be attractive in the public markets, but that are difficult for investors to fully appreciate and value inside of Darden.
  - While Darden's core brands, Olive Garden and LongHorn, are mainstream casual dining concepts with a national footprint and hundreds of stores, the SRG brands are significantly higher end niche brands that cater to a very different customer base, and, we believe, investor base.
- The timing of an SRG spinoff will depend on factors including progress towards the turnaround of Olive Garden, the consolidated financial performance of Darden, and the sustainability of the dividend and investment grade rating (see Section VIII and Section XI).

**In addition to value creation from our operational improvement plan, we believe a real estate separation and a spinoff of SRG would both create value**

# We believe our plan could create significant shareholder value

**We believe the current stock price of $48.07[1] greatly undervalues Darden. With a substantial change to the Board, we believe there is an incredible opportunity to unlock value.**

We believe the investment grade rating and dividend will be protected as our plan is implemented (See Section XI for details)

**Core Operating Business - Olive Garden and LongHorn**

| | Low | Mid | High |
|---|---|---|---|
| EBITDA[2] | $621 | $621 | $621 |
| (+) Cost cuts | $215 | | $326 |
| (+) Real estate team savings | $10 | | $15 |
| (-) Additional rent from real estate monetization | ($183) | | ($207) |
| Adjusted EBITDA | $663 | $709 | $755 |
| *Multiple*[3] | *8.5x* | | *9.5x* |
| Value | $5,635 | | $7,175 |
| **Value per share** | **$46.84** | **$53.24** | **$59.64** |

Identifiable EBITDA improvement outlined in Section V

**Real Estate**

| | Low | Mid | High |
|---|---|---|---|
| Real estate EBITDA | $168 | $179 | $190 |
| *Multiple* | *13.7x* | | *15.5x* |
| Value | $2,307 | | $2,948 |
| *Implied cap rate* | *7.9%* | | *7.0%* |
| **Value per share** | **$19.17** | **$21.84** | **$24.50** |

Updated real estate analysis in Section VII

The value creation by separating the real estate is approximately $6 - $10 per share

**Specialty Restaurant Group (SRG)**

| | Low | Mid | High |
|---|---|---|---|
| EBITDA[2] | $144 | $144 | $144 |
| *Multiple* | *12.0x* | | *13.0x* |
| Value | $1,728 | | $1,872 |
| **Value per share** | **$14.36** | **$14.96** | **$15.56** |

**Darden value per share**

| | Low | Mid | High |
|---|---|---|---|
| Net debt per share | ($13.73) | | ($13.73) |
| **Darden value per share** | **$66.65** | **$76.31** | **$85.97** |

Does not include substantial value from Olive Garden turnaround or franchising program, discussed in Sections VI and IX

**If our value creation initiatives are successfully implemented, our analysis indicates that Darden could be worth $67 - $86 per share, BEFORE traffic improvements at Olive Garden**

(1) As of September 5, 2014
(2) Assumes consensus FY 2015E EBITDA of $765 million as of September 5, 2014
(3) The 8.5x – 9.5x assumed multiple range is in-line with industry averages, which we believe is reasonable, as Olive Garden and LongHorn's combined growth profile is in-line with casual dining peers and we believe that Olive Garden and LongHorn's brand quality is better than most peers

# We believe our plan could create significant shareholder value (cont'd)

**If we can drive Olive Garden same-store-sales of 3% each of the next 3 years, this would drive incremental EBITDA of ~$135 million and ~$10.50/share of incremental value on top of the value presented on the previous slide.**

| Sum-of-the-parts | Low | Mid | High |
|---|---|---|---|
| Core Operating Business - Olive Garden and LongHorn | $46.84 | | $59.64 |
| Real Estate | $19.17 | | $24.50 |
| Specialty Restaurant Group (SRG) | $14.36 | | $15.56 |
| Net debt per share | ($13.73) | | ($13.73) |
| **Darden value per share** | **$66.65** | **$76.31** | **$85.97** |

Opportunity related to quantifiable EBITDA improvement and value enhancing transactions – *does not include turnaround of Olive Garden*

| Olive Garden same-store-sales increase | Low | Mid | High |
|---|---|---|---|
| FY 2014 Olive Garden sales | $3,640 | $3,640 | $3,640 |
| *3-year same-store-sales CAGR* | *1.0%* | *3.0%* | *5.0%* |
| Incremental sales | $110 | $338 | $574 |
| *EBITDA flow through* | *40%* | *40%* | *40%* |
| Incremental EBITDA | $44 | $135 | $230 |
| *Multiple (1)* | *8.5x* | *9.0x* | *9.5x* |
| Value | $375 | $1,215 | $2,180 |
| **Incremental value per share** | **$3.12** | **$10.62** | **$18.12** |
| | | | |
| Previous value per share | $66.65 | $76.31 | $85.97 |
| Same-store-sales increase | $3.12 | $10.62 | $18.12 |
| **Illustrative Pro Forma Value** | **$69.76** | **$86.93** | **$104.09** |

***We believe our plan would generate meaningful improvement in Olive Garden's same-store-sales.***

***We believe that 3% SSS is conservative – it is in-line with better-performing peers, and 3 years of 3% SSS would just get Olive Garden's AUV back to the $4.8 million of a few years ago***

(1) If Olive Garden's same-store-sales are increasing, we believe Darden could garner a higher multiple. To be conservative, we did not assume multiple expansion.

# Authenticity, quality, and value are the key drivers to reinvigorating Olive Garden

## Objectives for Olive Garden

- Increase guest counts, which could lead to a consistent increase in same-restaurant-sales.
- Restore compelling brand relevance through:
  - Delicious and authentic food.
  - Energized and contemporary service.
- Operate the restaurants and the Olive Garden brand more efficiently.
  - Improve margins.
  - Reduce unnecessary costs.
  - Generate best-in-class cash flow.
- **Empower the organization, with particular emphasis on restaurant General Managers.**

**If we can increase same-store-sales by an average of 3% for the next 3 years, just getting Olive Garden back to its $4.8 million AUV of just a few years ago, the impact could be ~$10.50 per share**

## Elements of the plan

1. Recreate Italian authenticity within Olive Garden
2. Offer outstanding food by instilling a "Brilliant with the Basics" mentality
3. Revitalize the menu
4. Make service a top priority
5. Align incentives for General Managers
6. Create a dedicated ongoing wine program
7. Reestablish the value proposition
8. Manage food costs
9. Innovate to stay relevant
10. Employ a revolutionary approach to utilizing the building
11. Engage customers via marketing and advertising
12. Capitalize on today's technology
13. Appeal to the correct demographics and their need for value
14. Improve the labor model

**We believe traffic increases at Olive Garden could lead to significant share price appreciation beyond what is outlined on the prior slide**

# Our highly qualified nominees have the right mix of skill sets and expertise to oversee and enact our transformation plan for Darden

**We have carefully selected a cohesive group of candidates with unique and complementary skill sets and perspectives directly relevant to Darden's business and current challenges, including:**

i. **Experienced restaurant operators with expertise in Darden's major business lines.**

ii. **Experts in real estate, finance, turnarounds, and supply chain.**

iii. **Effective stewards of public company governance with a proven record of recruiting transformational CEOs and initiating shareholder friendly compensation programs.**

- These director candidates, if elected, will commit to fairly and objectively representing the best interests of all shareholders.

- **We approached recruiting the Board the same way a manager fields a baseball team – with a well balanced group where each player contributes complementary skill sets.**
  - We did not know most of our nominees prior to our involvement in Darden, only two of our 12 nominees have an affiliation with Starboard, and all of our nominees qualify as independent under NYSE standards.
  - Most importantly, **all of our nominees commit to fairly and objectively representing the best interests of all shareholders**.
- Several of our nominees have successfully turned around restaurants in the past, including Olive Garden.
  - Brad Blum previously led Olive Garden for 7+ years, achieving 29 consecutive quarters of same-restaurant-sales increases, and increased average annual sales per restaurant from approximately $2.5 million to $4 million while significantly increasing overall profits (see Section VI.A for a case study on Olive Garden's first turnaround).
  - Chuck Sonsteby is one of the architects behind Brinker's historic turnaround, which drove 400%+ total shareholder return (see Section IV for a case study on Brinker's transformation).

**We believe electing our nominees will be the first step in reinstating Darden's people-centric and operationally-focused culture**

# We have assembled an all-star cast of seasoned executives who have the commitment and focus to enact this transformation plan

| | |
|---|---|
| **Per share value of turnaround plan** | - **Plan to improve value by ~$19 - $38 per share** (resulting in a potential stock price of ~$67 - $86), not including the impact of our Olive Garden turnaround plan or franchising |
| **Priorities** | - Creating shareholder value<br>- Maintaining and strengthening the investment grade rating and dividend<br>- Bringing back a restaurant and operations-centric culture built around great people |
| **Restaurant operating experience?** | ✓✓✓ |
| **Capital allocation strategy** | - Return on capital focused and asset-light<br>- Fix the guest experience **before** spending capital to drive traffic<br>- Will work hard to use capital in efficient and effective ways |
| **Will embrace Darden's roots?** | ✓✓✓ |
| **Culture** | - People-centric with pride in operating best-in-class restaurants |
| **Incentives and governance** | - Several of our nominees are executive compensation experts who would craft an incentive plan to promote value creation and operational success<br>- Several of our nominees are regularly featured as corporate governance, compensation, and audit experts |
| **Proven ability to innovate?** | ✓✓✓ |

# We have assembled an all-star cast of seasoned executives who have the commitment and focus to enact this transformation plan (cont'd)

| Our goals for Darden | How have we prepared to accomplish these goals? |
| --- | --- |
| **Establish a strong leadership team** with the relevant experience and passion to drive results.<br>▪ This begins with a thorough search process to find the next CEO of Darden.<br><br>Vastly improve the performance of the Company through strict operating discipline and intelligent capital allocation.<br><br>▪ **Maintain and solidify the existing dividend.**<br>▪ **Maintain and solidify the investment grade rating.**<br>▪ **Create value for shareholders.** | **We have assembled a team of extremely talented restaurant operators, turnaround specialists, real estate experts, and corporate governance veterans who are ready, willing, and able to tackle each opportunity.**<br><br>We have engaged:<br>▪ A team of highly accomplished restaurant operators with expertise directly relevant to Darden's current problems.<br>▪ One of the world's leading operationally-focused consulting firms with substantial expertise in casual dining.<br>▪ Green Street Advisors, the world's leading real estate valuation firm.<br>▪ Leading experts in debt and tax structuring.<br><br>We have spent nearly 2 years developing and refining our transformation plan, including conducting detailed customer surveys, commissioning 100+ mystery shops across all of Olive Garden's major markets, and mining thousands of online customer reviews.<br><br>In total, our team includes 60+ experts each contributing to a specific aspect of our plan and its implementation. |

**Our nominees are fully prepared to execute on our transformation plan**

# Starboard has demonstrated an ability to work constructively with incumbent directors when replacing the majority of a Board

**While it is not everyday that shareholders are asked to replace the majority of an incumbent board, in certain circumstances, majority change is necessary to preserve and create value for all shareholders.**

- Last year, Starboard replaced the majority of the board of Tessera Technologies. Starboard's involvement directly resulted in substantial shareholder value creation.

THE ACTIVIST REPORT
13D Monitor

"On May 22, 2013, Starboard entered into a Settlement Agreement with Tessera Technologies, Inc. pursuant to which the six Starboard nominees, which included only one Starboard employee, would constitute a majority of the 10 person Board. One of the incumbent directors who remained on the Board was Rick Hill. Hill was Chairman of Tessera and by far the most vocal opponent of Starboard's involvement in Tessera. **After being on the Tessera Board with Starboard for six months, Hill did a complete one-eighty and even agreed to be a member of Starboard's dissident slate at TriQuint Semiconductor.** Since the Starboard slate went on the Board, the Company's **stock has appreciated by 43.15%** versus 16.22% for the S&P500."

*- The Activist Report's "The Independent Majority" article, August 2014*

TESSERA



Tessera has outperformed the market by 39% since Starboard joined the board
70%
60%
50%
40%
30%
20%
10%
0%
(10%)
(20%)
5/22/13
8/8/13
10/25/13
1/11/14
3/30/14
6/16/14
9/2/14
+60%
+21%
TSRA
S&P 500

Source: Capital IQ

# In a recent statement, Tessera Chairman Rick Hill expressed his strong positive views on working with Starboard

"Shortly following my appointment to the board of Tessera in September 2013, Starboard served notice to Tessera desiring to replace a majority of the Board. Eventually, the Board agreed to accept the 6 proposed directors by Starboard and Starboard accepted four of the six directors serving on the Tessera Board. While proxy fights are unpleasant, it was clear that the course Tessera was following when I joined the Board could not continue. Having only joined the Board for one meeting prior to hearing from Starboard **my instincts were "we could fix this ourselves". The facts are, we probably could have, but given the entrenchment of the former board the time to get results would have been much longer and not in the best interest of the shareholders.**

During the proxy fight I had to balance my competitive instincts to win the proxy fight with the quickest path to sustainable shareholder value. **Starboard brought to the table very independent minded qualified candidates for directors. None of their candidates were "their lackeys" but rather bright independent businessmen seeking to help the company succeed. For the last year I have served as Chairman of the Board and feel that I would work with any of these individuals anytime, anywhere. Today, Tessera is operating with a very cohesive board with people who only have the shareholders in mind. They, to a person, have integrated with the other Tessera board members without the slightest bit of acrimony.**

**I can now unequivocally say that Tessera is better off with Starboard's involvement and greatly appreciate the professionalism with which Starboard approached the board transition and overall stewardship of Tessera. This has had a direct and positive impact on our overall results and tremendous value has been created for the benefit of all Tessera shareholders and employees.**

In my direct experience, **Starboard has proven to be highly ethical and constructive in their approach to board oversight and governance and, without exception, has done whatever is best for the long-term interests of the company and its shareholders.** They are challenging of ideas but respectful to all. Starboard comes to the table with knowledge, skills and ability. They do not come with an agenda."

***- Rick Hill, Chairman of Tessera Technologies and former CEO of Novellus Systems***



# Another example of Starboard's positive contributions to the long-term growth and profitability of its portfolio companies…

- In 2012, Starboard made a large investment in Office Depot that resulted in substantial value enhancing initiatives including operational improvements, the divestiture of non-core assets, and a merger with OfficeMax – in the process Jeff Smith was elected to the board of directors.
- Office Depot, with Jeff Smith as part of the search committee, recruited and hired a new CEO, Roland Smith, who assembled a superb management team.
- Upon Jeff Smith's departure from the Office Depot board, both the Lead Director, Nigel Travis (Chairman and CEO of Dunkin' Brands) and Roland Smith (Chairman and CEO of Office Depot) positively commented on his service.

"The Board of Directors sincerely appreciates the constructive perspectives Jeff has brought to our group…he has been a valuable contributor to the Board and provided a focus on the long-term best interests of the company and its shareholders. We thank him for his service and wish him continued success."

***- Nigel Travis, Chairman and CEO of Dunkin' Brands***

"On behalf of our management and Board of Directors, I want to thank Jeff for his significant contributions to Office Depot and its shareholders. Jeff has been an integral part of our accomplishments and provided important perspectives that helped to define strategies that position the company for long-term growth and profitability. I have appreciated our time working together and wish Jeff well in his existing and future projects."

***- Roland Smith, Chairman and CEO of Office Depot***



Office Depot has outperformed the market by 94% since Starboard's 13D filing
150%
100%
50%
0%
(50%)
9/14/12
1/12/13
5/12/13
9/9/13
1/7/14
5/7/14
9/4/14
+131%
+37%
Office Depot
S&P 500

Source: Company filings, Capital IQ
Note: Past performance is not necessarily predictive of future results. The turnaround experienced at Office Depot is not replicated at all the companies Starboard invests in.

# We believe our nominees have the right mix of skill sets to lead Darden to future success



**Betsy Atkins**

*Corporate governance and consumer digital marketing expert*

ASCEND · RAI · Schneider Electric · nci · Polycom · TRAPEZOID · clearstandards · HD SUPPLY · HUMAN GENOME SCIENCES



**Brad Blum**

*Former CEO and Restaurant Operator of the Year, transformed Olive Garden into an industry leading brand*

DARDEN · Olive Garden · Macaroni Grill · Burger King · General Mills



**Shan Atkins**

*Veteran retail executive with highly successful public company compensation and CEO search committee experience*

sears · Tim Hortons · True Value Company



**Peter Feld**

*Shareholder representative with track record of exceptional value creation, board leadership, and CEO search committee experience*

TESSERA · Unwired Planet · IDT · Starboard Value



**Jean Birch**

*Proven restaurant operator and franchising expert*

dineEquity · Macaroni Grill · Brinker International · Yum! · IHOP · Cosi · Pizza Hut · Taco Bell · corner bakery



**Jim Fogarty**

*Consumer and retail turnaround leader, with a focus on organizational restructuring and supply chain optimization*

CSI · Alvarez & Marsal · AIPC American Italian Pasta Company

Note: Does not include all affiliations.

# We believe our nominees have the right mix of skill sets to lead Darden to future success (cont'd)



**Cindie Jamison**
*Experienced turnaround CFO with highly successful compensation, audit, and CEO search experience*

Office Depot · Tractor Supply Co · B&G · Così · Cellu Tissue Holdings, Inc.



**Jeff Smith**
*Shareholder representative with track record of exceptional value creation, board leadership, and CEO search committee experience*

Office Depot · phoenix technologies · Actel · SurModics · Starboard Value



**Bill Lenehan**
*Real estate expert, highly successful public REIT CEO, board member, and investor*

Gramercy Property Trust · EVOQ · Farallon Capital Management, L.L.C. · Granite REIT



**Chuck Sonsteby**
*Casual dining transformation leader, recognized as One of America's Best CFOs*

Brinker International · Michaels · Zale Corporation



**Lionel Nowell**
*Financial expert, decorated board and audit committee leader, and experienced food and beverage executive*

Bank of America · RAI · PepsiCo · American Electric Power · Pizza Hut · Pillsbury



**Alan Stillman**
*Visionary founder and CEO of multiple iconic restaurant concepts*

Smith & Wollensky · T.G.I. Friday's · Maloney & Porcelli · Quality Meats

Note: Does not include all affiliations

# Protect and enhance your investment by voting on the WHITE proxy card today

- We believe new leadership is needed to dramatically improve Darden
- Help Darden take the first steps in its long overdue transformation
- Your vote is critical
- Vote on Starboard's WHITE proxy card today

DARDEN

Our goal is to dramatically improve Darden for the benefit of its customers, employees, and shareholders

**Vote for change**

**Vote to allow us to improve Darden for the benefit of shareholders**

**Vote on Starboard's WHITE proxy card today**

# II. Real change is required at Darden

# Management and the Board have destroyed shareholder value…

**Darden's stock price has materially underperformed the broader equity markets, its Proxy Peer Group and its closest direct competitors over the last 1-, 3-, and 5-year periods.**

## Summary Returns

| | Share Price Performance [1] | | |
|---|---|---|---|
| | 1 Year | 3 Year | 5 Year |
| S&P 500 Index | 20% | 52% | 171% |
| RUSSELL 3000 Restaurants Industry | 18% | 68% | 212% |
| Proxy Group [2] | 29% | 93% | 412% |
| Closest Direct Peers [3] | 34% | 80% | 400% |
| **Darden Restaurants, Inc.** | **5%** | **18%** | **104%** |
| Underperformance vs. S&P 500 | (15%) | (34%) | (66%) |
| Underperformance vs. RUSSELL 3000 | (13%) | (50%) | (108%) |
| Underperformance vs. Proxy Group | (24%) | (75%) | (308%) |
| **Underperformance vs. Closest Direct Peers** | **(29%)** | **(62%)** | **(296%)** |

## Five-Year Stock Price Chart


600%
500%
400%
300%
200%
100%
0%
Mar-09
Jan-10
Nov-10
Sep-11
Jul-12
May-13
Mar-14
Darden
Closest Direct Competitors
Russell 3000 Restaurant Sector Index
Proxy Peer Group
S&P 500 Index

## Three-Year Stock Price Chart


100%
75%
50%
25%
0%
-25%
Mar-11
Oct-11
May-12
Dec-12
Jul-13
Mar-14
Darden
Closest Direct Competitors
Russell 3000 Restaurant Sector Index
Proxy Peer Group
S&P 500 Index

## One-Year Stock Price Chart


40%
30%
20%
10%
0%
-10%
Mar-13
May-13
Jul-13
Oct-13
Dec-13
Mar-14
Darden
Closest Direct Competitors
Russell 3000 Restaurant Sector Index
Proxy Peer Group
S&P 500 Index

**300% underperformance over 5 years, and that was <u>before</u> the Red Lobster debacle**

Source: Capital IQ.
Note: For each time period, excludes companies not publicly traded throughout that entire period.
(1) As of March 14, 2014, adjusted for dividends.
(2) Proxy Group consists of companies used in the Company's proxy statement to set executive compensation.
(3) Includes EAT, BLMN, DIN, BWLD, TXRH, RT, RRGB, BBRG, CAKE, and DFRG.

# …even since its announcement of Darden's "comprehensive" plan to "enhance shareholder value" in December 2013…

**Since December 2013, with the exception of announcing CEO Clarence Otis' "retirement", essentially every major announcement Darden has made resulted in a decline in stock price.**

**Darden stock price performance**



$53.00
$51.00
$49.00
$47.00
$45.00
$43.00
12/2/13
1/6/14
2/10/14
3/17/14
4/21/14
5/26/14
6/30/14
8/4/14
12/19/2013: (3.6%)
Darden announces its "comprehensive plan to enhance shareholder value" including its plans to separate Red Lobster
12/23/2013: +6.4%
Starboard files 13D disclosing a 5.6% interest in Darden, stating its belief that Darden is deeply undervalued and that opportunities exist to create value, and expressing concern with management's proposed plan to separate Red Lobster
3/3/2014: (5.4%)
Darden releases presentation reiterating its commitment to separate Red Lobster
4/22/2014: +3.5%
Starboard delivers written requests representing approximately 55% of the outstanding shares in favor of holding the Special Meeting
5/16/2014: (4.3%)
Darden announces sale of Red Lobster to Golden Gate Capital for $2.1 billion ($1.6 billion net of taxes)
5/22/2014: +1.7%
Starboard nominates 12 directors for election to the Board at the Annual Meeting
6/20/2014: (3.9%)
Darden reports Q4 2014 earnings
7/8/2014: (1.7%)
Darden announces its continued plan for the Olive Garden brand renaissance with its national remodel program
7/28/2014: +4.4%
Darden announces CEO Clarence Otis' planned retirement and its plan to give Starboard at least 3 seats on the Board at the Annual Meeting

Source: Capital IQ, Company filings, and Bloomberg

# …and especially in the two months following the Red Lobster Sale

**In the two months between the announcement of the Red Lobster Sale and the announcement of Mr. Otis' retirement, Darden underperformed the S&P 500, the RUSSELL 3000 Restaurants Industry, its proxy group, and its closest direct peers – all by ~15%.**

- We believe this clearly shows the frustration shareholders have with the current Board and management's decision making.

**Darden's performance since the Red Lobster Sale**



May 15, 2014 – July 27, 2014
10%
5%
0%
(5%)
(10%)
(15%)
05/15/14
06/08/14
07/02/14
07/26/14
+6.1%
+4.1%
+2.3%
(0.1%)
Darden:
(10.8%)
Darden
S&P 500
RUSSELL 3000 Restaurants Industry
Proxy Group
Closest Direct Peers

**We believe the sell-off in Darden's stock since the announcement of the Red Lobster Sale represents a destruction of >$1 billion in total shareholder value compared to peers(1)**

Source: Capital IQ
As of July 27, 2014, adjusted for dividends
Proxy Group consists of companies used in the Company's proxy statement to set executive compensation
Closest Direct Peers includes EAT, BLMN, DIN, BWLD, TXRH, RT, RRGB, BBRG, CAKE, and DFRG
(1) As explained in our letter to the Board dated July 15, 2014

STARBOARD VALUE

# How have Darden's management team and Board members contributed to this massive underperformance?

**As with any business, especially an operationally focused customer service business, success begins with great leaders. We believe Darden's Board and its proposed slate are not equipped to lead Darden through Olive Garden's revival.**

- The current Board members and management embody a "corporate-centric" culture and have forgotten the ways of Bill Darden and Joe Lee, true restaurant operators and leaders.
  - The asset-and corporate-heavy structure Darden now maintains hinders it from successfully running great restaurants.
  - Darden is a restaurant company, not a real estate company or a buyout firm – the focus should be on creating a superb experience through great tasting food (that is also good for you) and superior service.
- The Company's actions, including the sale of Red Lobster, its lack of capital discipline, and its excessive spending on corporate luxuries, have jeopardized the safety of Darden's investment grade rating and dividend.
- The Board has failed to establish incentives that promote hard work and lead to management success and shareholder returns.
  - **As just one example of the backward incentives this Board has put into place, CEO Clarence Otis was paid even more this fiscal year than last year, even though Darden underperformed its peers by ~20%.(1)**
  - **How can shareholders trust Darden's proposed slate to find the next CEO and to align his or her compensation with shareholders' interests, considering that:**
    - **3 of the 4 incumbent nominees were on Darden's Compensation Committee**
    - **2 were on the Nomination and Governance Committee**
    - **None of the Company's nominees have hired an external CEO(2)**
    - **All of the Company's nominees voted in favor of the Red Lobster sale**

**The best predictor of future behavior is past behavior…**

Source: Company filings
(1) In fiscal 2014, Darden underperformed its Proxy Group by 19% and underperformed its Closest Direct Peers by 18%
(2) See slide 49

# Darden is in desperate need of a turnaround

**Darden has been mismanaged for years and is now a conglomerate of restaurant concepts – the largest of which, Olive Garden, is in desperate need of a turnaround.**

## Olive Garden

**Olive Garden same-store-sales**

Same-store-sales decreased (3.4%) in FY 2014 vs. KnappTrack of (1.7%)

**Olive Garden traffic**

Traffic decreased (4.2%) in FY 2014

Traffic has been steadily declining since 2012

**Olive Garden alcohol sales**

8% of sales today vs. 13% historically and 16.5% for Italian peers

## Company-wide

**Management turnover**

Revolving door of brand leadership at core brands

**EBITDA margin(1)**



10%
5%
0%
7.3%
10.5%
Darden
Peers

**SG&A as a % of sales**



12%
10%
8%
6%
4%
2%
0%
10.1%
10.6%
8.3%
6.5%
2012 DRI
2013 DRI
2012 Peers
2013 Peers

High and increasing while peers are low and decreasing

**Historical performance highlights poor management and failed execution**

Source: Capital IQ, Company filings, and Knapp-Track
Note: Knapp-Track is the casual dining composite benchmark
(1) Fully-leased EBITDA margin, see slide 31 for details

# Darden is in desperate need of a turnaround (cont'd)

**Darden is in dire need of change – Darden has massively underperformed peers and destroyed shareholder value.**

## Problems at Darden

- **Track record of destroying value:** share price underperformance and questionable capital spending, leading to poor returns.
- **Margins are SIGNIFICANTLY below peers.**
- Significant decreases in same-store-sales and traffic at most prominent brands (especially Olive Garden).
- **Long history of abysmal corporate governance** – most recently, ignored shareholders' request to hold Special Meeting to discuss Red Lobster separation and sold Red Lobster at what we believe to be a fire sale price.
- Failed conglomerate model that has not leveraged scale or industry leading average unit volumes.
- Inefficient, but management friendly, real estate ownership structure that significantly reduces returns on capital and total after-tax cash flow.
- Unwillingness to franchise has hurt returns on capital domestically and left Darden years behind the competition internationally.

## The answer

**We believe we have a winning plan to create shareholder value.**

- **#1 priority is unlocking long-term shareholder value.**
  - **We believe the leadership and skill of our nominees will result in significantly improved execution, protecting Darden's dividend and investment grade rating.**
- Strict operating and capital allocation discipline.
- Substantial company-wide margin improvements.
- Olive Garden turnaround plan to drive operational excellence and traffic growth.
- Real estate separation.
- Spin off of Specialty Restaurant Group (SRG).
- International expansion and franchising.

**We do not believe the current Board's proposed slate, which includes 4 incumbent directors who have overseen massive shareholder value destruction and appalling corporate governance practices, has the operating record or shareholder-friendly mindset required to turn around Darden**

# Operating performance is significantly worse than peers, despite Darden's scale advantage

**Adjusting for real estate ownership, Darden's margins are significantly below peers, despite the fact that it has an enormous scale advantage and is led by Olive Garden, which should be an extremely profitable concept given its high AUV and pasta focus.**

- We believe fully-leased EBITDA is the best metric by which to judge Darden's operating performance, as opposed to the earnings generated through site selection and capital investment in real estate.
  - To calculate fully-leased EBITDA, we adjusted Darden and each of its peers' EBITDA assuming that they pay full market rent on every location that is owned or ground leased.
- Darden's low fully-leased EBITDA margins reflect a bloated cost structure and poor operating performance.

**Estimated LTM EBITDA margins on a fully-leased basis**

*($ in millions)*



18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
(2%)
(4%)
16.3%
14.3%
12.7%
12.4%
10.5%
9.9%
9.7%
8.5%
7.3%
(1.5%)
Despite high AUV and ~4.5x the scale of peers on average, Darden's operating performance is significantly worse than peers
Median: 10.5%

| | BWLD*(1) | DFRG(2) | EAT | CAKE* | TXRH* | BBRG | RRGB* | BLMN | DRI | RT | Median |
|---|---|---|---|---|---|---|---|---|---|---|---|
| AUV: | $3.0 | $7.3 | $3.2 | $10.4 | $4.2 | $4.1 | $2.8 | $3.2 | **$4.3** | $1.7 | **$3.2** |
| LTM Revenue: | $1,391 | $286 | $2,905 | $1,923 | $1,503 | $410 | $1,069 | $4,287 | **$6,286** | $1,169 | **$1,391** |

Source: Company filings, Capital IQ, company presentations and Green Street Advisors.
Note: Assumes $27.10/rent per square foot for owned properties and $10.65/rent per square foot for ground leased properties based on analysis conducted by Green Street Advisors. Assumed to be average across all markets and may not be reflective of the actual rents paid in any particular location.
If adjusted for franchised stores, assuming a 40% margin on franchised revenue, the median EBITDA margin equals 10.3% and the average equals 9.9%.
* Denotes at least 20% franchised properties.
(1) BWLD leases the land and building for all sites or utilizes ground leases, but does not specify the number of ground leases: no adjustment has been made.
(2) Assumes $65.00/rent per sq. for single owned property.

# Management and the Board have a record of weak historical operating performance, especially at core brands

Ignored the request of shareholders to hold a special meeting and sold at what we believe to be a fire sale price

We do not believe Darden's shareholder base should trust the current leadership to turn around this iconic brand

## Red Lobster same-store-sales growth



15%
10%
5%
0%
(5%)
(10%)
10.7%
6.8%
5.9%
(3.9%)
(2.6%)
(2.7%)
(6.6%)
3.2%
(5.2%)
(4.5%)
(8.8%)
1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14
Knapp-Track
SSS

## Olive Garden same-store-sales growth



4%
2%
0%
(2%)
(4%)
(6%)
(2.9%)
(2.5%)
2.0%
(1.8%)
0.3%
(3.2%)
(4.1%)
1.1%
(4.0%)
(0.6%)
(5.4%)
1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14
Knapp-Track
SSS

## Red Lobster price and traffic growth



15%
10%
5%
0%
(5%)
(10%)
(15%)
(20%)
13.5%
1.5%
3.7%
2.9%
1.2%
2.8%
(8.2%)
2.8%
(4.4%)
2.9%
(2.4%)
1.3%
(4.5%)
1.2%
4.1%
1.2%
(6.0%)
1.2%
(7.5%)
1.4%
(14.1%)
1.7%
1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14
Traffic growth
Price growth

## Olive Garden price and traffic growth



4%
2%
0%
(2%)
(4%)
(6%)
(8%)
(2.2%)
1.4%
(1.0%)
1.7%
1.6%
2.1%
(3.9%)
2.8%
(2.8%)
2.0%
(6.9%)
2.2%
(3.9%)
1.9%
2.4%
1.2%
(3.7%)
1.7%
(0.9%)
1.5%
(7.9%)
1.7%
1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14
Traffic growth
Price growth

**Profitability will suffer if traffic continues to decline – raising prices will not offset weak traffic**

Source: Company filings, Wall Street equity research, and Knapp-Track

# Darden has a long history of earnings misses and, we believe, management recently "updated" guidance to avoid the appearance of another miss

## Long history of earnings misses

- Darden has a long history of missing expectations, as evidenced by having missed consensus earnings forecasts for four of the last five quarters, and its earnings report has caused a negative stock price reaction in 13 of the last 17 quarters, dating back to 2010.

| | EPS | | | |
|---|---|---|---|---|
| Period | Consensus Estimate | Actual* | | Stock Price Reaction** |
| Q4 14 | $0.94 | $0.84 | MISS | (3.9%) |
| Q3 14 | $0.88 | $0.88 | | 2.8% |
| Q2 14 | $0.20 | $0.16 | MISS | (3.6%) |
| Q1 14 | $0.70 | $0.53 | MISS | (7.1%) |
| Q4 13 | $1.04 | $1.02 | MISS | (2.2%) |
| Q3 13 | $1.01 | $1.02 | Beat | 1.4% |
| Q2 13 | $0.30 | $0.31 | Beat | (2.9%) |
| Q1 13 | $0.83 | $0.85 | Beat | 4.6% |
| Q4 12 | $1.15 | $1.15 | MISS | (0.7%) |
| Q3 12 | $1.24 | $1.25 | Beat | (1.8%) |
| Q2 12 | $0.41 | $0.41 | MISS | (0.1%) |
| Q1 12 | $0.78 | $0.78 | MISS | (5.7%) |
| Q4 11 | $1.00 | $1.00 | Beat | 6.1% |
| Q3 11 | $1.05 | $1.08 | Beat | (5.0%) |
| Q2 11 | $0.54 | $0.54 | | (5.7%) |
| Q1 11 | $0.77 | $0.80 | Beat | (1.3%) |
| Q4 10 | $0.88 | $0.87 | MISS | (5.8%) |

*Source: Bloomberg*

**Comparable Non-GAAP EPS adjusted for 1x charges, per Bloomberg*

***Defined as stock price move 1 day after earnings release*

Over that time, Darden's stock has cumulatively declined ~30% in the days following each of its earnings announcements.

## Recent revised guidance

- Most recently, in what we believe to be a transparent attempt to avoid having to report yet another quarterly miss, management decided to "update guidance" by unrealistically back-end weighting FY 2015 guidance, in order to lower consensus estimates for Q1, which Darden is scheduled to report on September 12th.

| Per Share | Q1 | Q2 | Q3 | Q4 | Fiscal 2015 |
|---|---|---|---|---|---|
| Diluted Net EPS from Continuing Operations | ($0.16-$0.18) | $0.24 - $0.28 | $0.80 - $0.84 | $0.87 - $0.91 | $1.81 - $1.90 |
| Red Lobster-Related Shared Support Costs | $0.02 | $0.00 | $0.00 | $0.00 | $0.02 |
| Other Strategic Action Plan Costs | TBD | TBD | TBD | TBD | TBD |
| Debt Breakage Costs | $0.44 | $0.00 | $0.00 | $0.00 | $0.44 |
| Adjusted Diluted Net EPS from Continuing Operations | $0.28 - $0.30 | $0.24 - $0.28 | $0.80 - $0.84 | $0.87 - $0.91 | $2.22 - $2.30 |

Source: Company filings

**We believe that management and the Board, in anticipation of the upcoming vote, may be attempting to unrealistically shift expectations for the balance of FY 2015**

# Excessive spending on acquisitions and capex have led to questionable returns

**Since Mr. Otis became CEO in 2004, Darden has spent $6.7 billion – or more than $56.00 per current Darden share[1] – on capital expenditures and acquisitions to fund revenue and EPS growth.**

- 2 of the 4 incumbent nominees, Mike Rose and Maria Sastre, were on the Board through this entire period.

**Darden's historical capex spend and acquisitions** *($ in millions)*



$2,000
$1,500
$1,000
$500
$0
$6.7 billion spent since 2005
$329
$329
$338
$338
$1,751
$1,405
$345
$429
$429
$535
$535
$432
$432
$607
$59
$548
$1,225
$585
$640
$686
$686
$415
$415
2005(2)
2006(2)
2007
2008
2009
2010
2011
2012
2013
2014(3)
Capex
Acquisitions

- Despite numerous large acquisitions, Darden has failed to achieve synergies or margin growth. Darden has a history of acquiring brands at inflated prices and disposing of brands at severely discounted prices.

**Darden's historical return on capital** *($ in millions)*



25%
20%
15%
10%
5%
0%
2005-2013: Capex increased ~225% and ROC decreased by ~45%
16.2%
18.0%
19.3%
14.8%
11.7%
11.4%
12.9%
12.1%
9.2%
4.5%
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014(3)

**Darden has spent more than its current market cap on acquisitions and capex**

Source: Company filings and Capital IQ
(1) Assumes ~120 million shares after share repurchase and debt pay down with Red Lobster proceeds
(2) Based on original company filings. Subsequent filings and Capital IQ remove Smokey Bones' capital expenditures as discontinued operations
(3) Excludes Red Lobster, which Darden's fiscal 2014 10K classifies as discontinued operations. We believe return on capital measures would be worse if Red Lobster were included

STARBOARD VALUE

# Despite Darden's significant revenue and unit growth, margins have not improved

- Because Darden is a restaurant conglomerate, one would expect economies of scale in SG&A.
- Since 2004, Darden almost doubled both its total revenue and unit count, but SG&A as a % of sales has worsened.

**Total Company revenue vs. SG&A margin** *($ in millions)*



$9,000
$8,500
$8,000
$7,500
$7,000
$6,500
$6,000
$5,500
$5,000
$4,500
$4,000
15%
14%
13%
12%
11%
10%
9%
8%
7%
6%
5%
$5,003
$4,978
$5,354
$5,567
$6,627
$7,218
$7,113
$7,500
$7,999
$8,552
2004 2005 2006 2007 2008 2009 2010 2011 2012 2013
Sales
SG&A margin
EBITDA margin

**Revenue increased 71% from 2004-2013, but Darden's SG&A margin increased 50bp, while EBITDA margin decreased by 40bp**

**Total units vs. SG&A margin**



2,200
2,000
1,800
1,600
1,400
1,200
1,000
15%
14%
13%
12%
11%
10%
9%
8%
7%
6%
5%
1,325
1,381
1,427
1,324
1,702
1,773
1,824
1,894
1,994
2,132
2004 2005 2006 2007 2008 2009 2010 2011 2012 2013
# of units
SG&A margin
EBITDA margin

**Total units increased 61% from 2004-2013, but Darden's SG&A margin increased 50bp, while EBITDA margin decreased by 40bp**

**Revenue and unit growth have not provided the operating leverage Darden promised**

Source: Company filings and Capital IQ

# The current Board and management team committed one of the most egregious violations of shareholder trust we have ever seen

**On May 16, 2014 Darden announced that it had signed an agreement to sell its Red Lobster business and real estate assets for approximately $1.6 billion in net proceeds in a transaction that was not subject to a shareholder vote.**

**Through the hurried Red Lobster sale, the Board ignored the request of shareholders to hold a special meeting and destroyed value that we believe was easily avoidable:**

- Shareholders tried to ask the Company to pause and reconsider the plan, with a substantial majority of shareholders formally requesting that Darden hold a special meeting to discuss this very topic.
- We published two detailed presentations and sent seven letters urging the Board to listen to the request of shareholders and put the Red Lobster separation on hold. Unfortunately, the Board chose to enter into, what we believe to be, a value destructive transaction by signing a binding commitment before holding the validly requested special meeting.

**If we let the incumbent Board members and management team continue in their ways, we believe Olive Garden may become the next Red Lobster…an iconic American brand destroyed by Darden's Board and management**

**Vote for change**

**Vote on Starboard's WHITE proxy card today**

# We believe the Red Lobster Sale represents a substantial destruction of shareholder value

**It is unconscionable that Darden would have sold an iconic American brand for what we believe amounts to $100 million or less of net after tax proceeds, effectively giving it away.**

- The proceeds Darden received, net of taxes and friction costs, less the $1.5 billion in real estate value that we believe Darden could have realized tax-free, imply that **the value received for Red Lobster's operating business was approximately zero**.



Estimated Value for Red Lobster's Operating Business
($ in millions)
$2,500
$2,000
$1,500
$1,000
$500
$0
$2,100
($500)
$1,600
($1,500)
($79)
$21
$227
$2,460
RED LOBSTER
LTM Operating EBITDA = $108
Before-tax proceeds
Tax leakage
After-tax proceeds
Real Estate Value(1)
Debt breakage costs(2)
Estimated Value for Red Lobster Operating Business
LTM Operating EBITDA(3)
LTM Revenue

**It appears that the Board simply chose to give up on Red Lobster**

Source: Company filings

(1) As demonstrated in our real estate primer, *A Primer on Darden's Real Estate* released on 3/31/2014, we believe this value could have been realized on an after-tax basis through a variety of options

(2) Assumes debt breakage costs of $0.39 per share, per management's statement on its Q4 2014 earnings call, and 35% tax rate

(3) Pro-forma operating EBITDA assumes Red Lobster LTM EBITDA of $227 million less assumed rental income of $119 million

# Management communicated to shareholders there was no hope for Red Lobster, but prospective debt investors received a far different message…

**A *CNBC* article entitled "Fishy financial disclosure at Darden's Red Lobster", released on August 19, 2014, reported that Red Lobster management communicated different numbers and a different outlook for Red Lobster's earnings to debt investors than the Board did to Darden shareholders.**

**Message to shareholders:**

"Red Lobster's business continued to decline through fiscal year end, and based on industry trends, the declines were expected to continue for an extended time,' the company said in a press release on August 4. The company cited several 'key reasons for long term structural decline in Red Lobster's operations' including financial pressure on its customers, competition, and rising costs."

**Message to potential debt investors:**

"The management team believes that each of these issues are temporary in nature, correctable, and that they have plans in place to return the business to historic levels of profitability…the memorandum goes into a detailed analysis of factors that can help Red Lobster's business improve, such as a decline in various input costs, along with a reduction of complimentary meals…the Red Lobster management team believes that the identified cost savings are a conservative estimate of true potential with additional upside above identified opportunities."(3)

**EBITDA discrepancies undermine Darden's stated rationale for Red Lobster sale**



($ in millions)
Incremental value for increased EBITDA if Red Lobster was kept(1)
This is in addition to the ~$600 million in taxes and debt-breakage costs
$325 million
$650 million
$250
$200
$150
$100
$50
$0
< $100
$150
$200
EBITDA communicated to Darden shareholders
Low-hanging fruit EBITDA(2)
Achievable target EBITDA
EBITDA communicated to prospective debt holders

**We believe the Board misled shareholders in order to justify their own poor decisions**

Source: CNBC
(1) Assumes 6.5x multiple
(2) "Low-hanging fruit EBITDA" is the EBITDA described in the CNBC article as subject only to addressing "some low-hanging fruit", which compares to unadjusted FY 2014 EBITDA of $125 million
(3) Although the document in question was published by Red Lobster, not Darden, Red Lobster was still owned by Darden at the time and the positive outlook for Red Lobster was attributed to Red Lobster Management, which is led by Kim Lopdrup, one of Darden's five named executive officers in its proxy statements

STARBOARD VALUE

# How has the Red Lobster transaction affected our investment thesis?

**We lost the opportunity to turn around Red Lobster, but the Red Lobster transaction has:**

- Affirmed our belief that the current Board members cannot be trusted to safeguard the best interests of shareholders.
- Affirmed our strong belief that a new Board and management team is needed to lead Darden and turn around Olive Garden.
  - Shareholders cannot trust that the incumbent Board members will not give up on Olive Garden, just as they seemingly gave up on Red Lobster.
- Confirmed our valuation for the rest of Darden's real estate. In fact, the price paid by ARCP suggests our estimates may be conservative.
  - The ARCP sale-leaseback transaction valued Red Lobster's real estate at $1.5 billion, in line with the estimates included in our March 31, 2014 investor presentation. However, as we explained in our presentation, real estate buyers have indicated that Red Lobster's real estate would sell for or trade at a higher cap rate (i.e. be worth less) if the tenant was a highly leveraged standalone Red Lobster rather than an investment grade corporate like Darden. Therefore, we believe the $1.5 billion ARCP paid would actually have been higher if Darden had sold the real estate to ARCP directly.
  - The deal also confirmed that, despite management's protests, there are no operational or strategic justifications to keep Darden's real estate and restaurant businesses together.

**We believe the Red Lobster transaction highlights the incumbent Board members' attitudes towards shareholders and their inability to create value at Darden**

# Darden has a history of spending massive amounts of capital only to sell brands at fire sale prices and destroy shareholder value

| The current board and management… | ① Smokey Bones Barbeque & Grill | ② Red Lobster Fresh Fish · Live Lobster | ③ Olive Garden Italian Restaurant |
|---|---|---|---|
| **Invested massive amounts of capital?** | ▪ Invested over $400 million since 2002 (when Mr. Otis was named President) to open new stores | ▪ Invested approximately $250 million on Bar Harbor remodel program since 2010[(1)] | ▪ Announced Olive Garden remodel program of ~$175 million |
| **Was able to turn around the operations?** | ✗ | ✗ | ? |
| **Destroyed value?** | ▪ Sold for $80 million (2.7x EBITDA[(2)] / 20% of recent capex program) in 2007 to Sun Capital Partners | ▪ Sold to Golden Gate Capital for approximately $100 million after adjusting for the value of real estate (<1x EBITDA / 40% of recent capex program)[(3)] | ? |

**Two of the incumbent nominees oversaw the substantial value destruction that we believe occurred at BOTH Red Lobster and Smokey Bones, <u>and three were on the Compensation Committee</u> that, as described later, put into place an incentive structure we believe that <u>encouraged excessive spending</u> as the answer to every problem**

Source: Company filings
(1) Assumes $350,000 per restaurant and 2010 restaurant count of 694, per company filings
(2) May 7, 2007 transcript
(3) See slide 37 for estimated value received for Red Lobster's operating business

# Same strategy but even larger opportunity to destroy shareholder value

**As beloved former Yankees catcher Yogi Berra said, "It's like déjà vu all over again" – Darden's current strategy to fix Olive Garden is the exact same strategy Darden used for Red Lobster before management seemingly gave up on Red Lobster!**

| RED LOBSTER FRESH FISH · LIVE LOBSTER | Olive Garden ITALIAN RESTAURANT |
|---|---|
| 1. Extremely strong brand image | 1. Extremely strong brand image |
| 2. High AUV | 2. High AUV |
| 3. Great restaurant-level margins | 3. Great restaurant-level margins |
| 4. Brand experiencing decline in traffic due to poor execution | 4. Brand experiencing decline in traffic due to poor execution |
| 5. Darden introduces an extensive remodel program to drive traffic without fixing the restaurant experience first | 5. Darden introduces an extensive remodel program to drive traffic without fixing the restaurant experience first |
| 6. Darden introduces a new logo | 6. Darden introduces a new logo |
| 7. A few years later, management and the Board give up on the brand and, we believe, destroy value via the sale to Golden Gate Capital | 7. ??? |

**We believe new people are required to fix Darden!**

**Why should shareholders stand by and watch the board members who are among those most responsible for this value destruction potentially oversee the SAME destruction of another iconic American casual dining brand?**

# Same strategy but even larger opportunity to destroy shareholder value (cont'd)

**The Bar Harbor remodel program did not turn Red Lobster around because customers were still getting the same poor in-restaurant experience. Olive Garden's operations and guest experience must be significantly improved before the company spends capital on remodels.**

## Jan 31, 2011: Red Lobster Remodel Program


Before
After

**Average Investment: $350K per Restaurant**

Remodel Interior


Before
After

Spent over $250 million on Bar Harbor remodels, but received less than $100 million for Red Lobster's operating business

## March 3, 2014: Olive Garden Remodel Program


Exterior
Lobby and Bar
Dining Room

Average investment: $500 - $600K per restaurant(1)

Planning to spend ~$175 million on remodels – how much value will this destroy?

Source: Company presentations
(1) Per Orlando Sentinel.

# Same strategy but even larger opportunity to destroy shareholder value (cont'd)

**In late 2010, Darden introduced a new "more contemporary" logo for Red Lobster to help its turnaround, and now Darden is using the same flawed strategy on Olive Garden.**

**Jan 31, 2011: New Red Lobster Logo**


RED LOBSTER
FRESH FISH · LIVE LOBSTER

**March 3, 2014: New Olive Garden Logo**


NEW LOGO IS CLEAN, FRESH AND APPEALING
Olive Garden
ITALIAN KITCHEN
New logo development based on work assisted by Lippincott, a nationally-recognized design firm, that started with the modified brand positioning as the foundation for initial creative design, followed by qualitative research to further shape the design, then validated based on quantitative research to confirm the final design
Olive Garden
Olive Garden

We believe the logo should be the LAST change needed (if at all) to turn around Olive Garden

**Spending capital to change signage does not improve the guest experience. Darden's focus should be on the guest experience: improving food quality, service, and atmosphere**

# The current management team and Board have a long tenure of underperformance

## Management and Board

| Name | Role | # of years at Darden | Stock price performance vs. proxy peer group since start date[1] |
|---|---|---|---|
| Clarence Otis Jr.[4] | Chairman and Chief Executive Officer | 19 | (543%)[2] |
| C. Bradford Richmond | SVP, Chief Financial Officer | 32 | (543%)[2] |
| Michael W. Barnes | Director | 2 | (55%) |
| Christopher J. (CJ) Fraleigh | Director | 6 | (172%) |
| David H. Hughes[4] | Director | 13 | (144%) |
| William M. Lewis Jr.[4] | Director | 9 | (58%) |
| Maria A. Sastre | Director | 16 | 28%[3] |
| Dr. Leonard L. Berry[4] | Director | 13 | (136%) |
| Victoria D. Harker[4] | Director | 5 | (52%) |
| Charles A. Ledsinger Jr.[4] | Lead Independent Director | 9 | (58%) |
| Senator Connie Mack III[4] | Director | 13 | (46%) |
| Michael D. Rose | Director | 19 | (543%)[2] |
| William S. Simon[4] | Director | 2 | (55%) |

Highlighted represents the directors nominated for the 2014 Annual Meeting and continuing officers

**Darden's directors have overseen an average underperformance of 153% during their tenure on the Board, and the four that are running for reelection performed even worse, with an average underperformance of 186%**

Source: Capital IQ
Note: For each time period, excludes companies not publicly traded throughout that entire period.
(1) As of March 14, 2014, adjusted for dividends. Proxy peer group consists of companies used in the Company's proxy statement to set executive compensation. Based on start date at Darden, which can include multiple roles.
(2) Assumed start date of May 9, 1995, the day Darden spun off from General Mills. Darden underperformed its proxy peer group by 62% since Mr. Otis became CEO in December of 2004 and underperformed by 105% since Mr. Richmond became CFO in December of 2006.
(3) Unclear as to the exact date Maria Sastre became a board member. Assumed the date of the 1998 Annual Meeting of Stockholders as start date.
(4) Not running for reelection at 2014 Annual Meeting.

# We believe Darden's proposed Board is suboptimal and not in the best interest of shareholders

**The incumbent directors have been at the forefront of terrible strategic decisions, unacceptable corporate governance, and poor compensation practices.**

**The Darden Board is in disarray.**

- Darden has proposed a Board that would be composed of:
  - 4 incumbent directors who have overseen years of value destruction and egregious corporate governance,
  - 4 last-minute hand picked nominees who we believe lack relevant qualifications and have questionable track records, and
  - 4 vacancies left for Starboard recommended nominees.
- Darden's proposed board is not the right answer for shareholders.
  - **We believe Darden's proposed Board is at best suboptimal and potentially dysfunctional.**

**We believe Starboard's proposed Board is the best solution.**

- Starboard has proposed a cohesive slate of world class candidates with unique and complementary skills and perspectives directly relevant to Darden's business and current challenges, including:
  - Experienced restaurant operators with expertise in Darden's major business lines.
  - Experts in real estate, finance, turnarounds, supply chain, effective public company governance, and compensation programs.
  - Experts in recruiting transformational external CEOs.
- Our nominees are ready, willing, and able to turn around Darden – **with a detailed transformation plan in hand.**
  - If elected, our nominees will immediately begin working with Darden's management and advisors to verify the opportunities discussed in this presentation.
- **Starboard has also previously indicated its willingness (if all of its 12 nominees are elected) to add back up to two current Board members. The 2 added back would not necessarily come from the 4 running for reelection.**

# We believe Darden's proposed Board is suboptimal and not in the best interest of shareholders (cont'd)

**We have many concerns regarding the Company's slate of nominees.**

- The board's arguments for continuity are misguided and hypocritical.
  - **Although we agree with the concept of continuity, we do not agree with electing directors who have overseen massive shareholder value destruction, egregious corporate governance practices, and the mismanagement of core brands.**
- Darden argues that their incumbent nominees will have the "track record", "experience", and "fresh perspectives" to "enhance shareholder value".
  - In actuality, the incumbent directors include two of the most tenured members of Darden's board: Michael Rose (19 years) and Maria Sastre (16 years).
    - **Both of these directors oversaw years of terrible performance and poor capital allocation, including massive investments in Red Lobster and Smokey Bones, only to sell the concepts at what we believe to be rock bottom prices, destroying significant shareholder value.**
  - In addition, Darden paid $1 million in FY 2014 to Board member and nominee Maria Sastre's private aircraft support company, Signature Flight Corporation, a large and unnecessary related party transaction.[1]
  - **All 4 of the incumbent nominees voted in favor of signing a binding contract to sell Red Lobster without holding the requested Special Meeting.**

**Given their track records, we have many concerns with the incumbent nominees representing the best interests of shareholders**

(1) Company filings

# The incumbent nominees have overseen Darden's terrible performance and egregious governance practices

**The incumbent nominees have in fact been at the center of Darden's egregious business practices.**

| | Compensation Committee | Nom & Gov Committee |
|---|---|---|
| **Incumbent members** | - Michael Barnes<br>- Michael Rose<br>- Maria Sastre | - Michael Rose (Chair)<br>- Maria Sastre |
| **Concerning actions** | - Instituted a compensation scheme that incentivized management to spend excessively for growth, leading to substantial value destruction.<br>- Inflated management comp by using a cherry-picked peer group.<br>- Allowed management to hit bonus targets despite poor shareholder returns. | - Egregious violation of shareholder trust in ignoring a clear directive from shareholders calling for a special meeting.<br>- Recent Bylaw amendments underscore the Company's blatant disregard for shareholder interests.<br>- Delayed the 2014 Annual Meeting. |
| **Independent opinions** | *"The Company has been deficient in linking executive pay to corporate performance"*<br>*– Glass Lewis (also gave Darden a grade of "D" in executive compensation)* | ISS has given Darden a governance Quickscore of 10, indicating the HIGHEST POSSIBLE GOVERNANCE RISK |

Source: Company filings

# We believe the Company delayed the Annual Meeting for 10 days to hastily select four new "independent" nominees with limited qualifications

**The 4 last-minute additions to Darden's slate have limited direct experience and a highly concerning track record of shareholder value destruction, poor corporate governance and regulatory violations.**

### Gregory Burns

- O'Charley's **underperformed the S&P 500 by ~190%** during Mr. Burns' tenure as CEO.
  - Since his departure until O'Charley's was sold in 2012, **the Company outperformed the S&P 500 by ~225%.**
- **Stepped-down as O'Charley's CEO following proxy contest by activist investor Crescendo Partners**.

### Jeffrey Fox

- Convergys has underperformed the S&P 500 by ~25% since Fox joined as CEO.

### Enrique Silva

- **No public company Board or public company senior management experience.**

### Steve Odland

- Left position as CEO of Office Depot following settlement with SEC regarding **Reg FD violations**.
  - **Office Depot underperformed the S&P 500 by ~85% during Odland's tenure.**
- Opened lavish headquarters building in Boca Raton, Florida within 2 years of becoming CEO.
  - The only more excessive headquarters building we have been to in Florida is Darden's.

"...Odland's departure comes only days after the...office supplies retailer agreed to pay $1 million in penalties to settle a U.S. Securities and Exchange Commission probe that the company, Odland, and a former executive had improper contact with certain analysts and major investors."

– *Palm Beach Post, 10/25/2010*

**We do not believe these candidates are the most capable or experienced executives to lead Darden through its turnaround**

Source: Company filings and Bloomberg

# Perhaps the most critical task of the new Board will be to hire the next CEO of Darden

**Conducting a CEO search and recruiting a supremely-qualified CEO for a public company requires specific skill and experience.**

- Importantly, **none of the Company's proposed nominees have experience hiring an external CEO** of a public company.
- In contrast, our proposed slate has collectively been on public company boards that have recruited external CEOs in excess of 30 instances.
  - Our nominees have been both members of, and chaired, highly successful CEO search committees.

**Number of external CEOs hired as sitting board members of public companies(1)**

| Starboard nominees | Company nominees |
| --- | --- |
| 30+ | 0 |

- **Starboard's nominees have cumulatively served on approximately 70 public company boards while the Darden nominees appear to have served on less than 20 public company boards.**

**We intend to run a full search including internal and external CEO candidates**

**In order to do this most effectively, we believe board members need to have the experience necessary to attract and hire the best possible candidate**

Source: Bloomberg

(1) After a thorough review of publically available information, it appears the Company's nominees do not have experience hiring an external CEO of a public company.

# Darden has a long history of disregarding shareholders' interests…

**Darden maintains shareholder-unfriendly corporate governance provisions:**

- Action by written consent strictly prohibited.
- Darden requires at least 50% of the voting power for shareholders to call a special meeting, the highest threshold permitted under Florida law. The default Florida provision requires only 10%.
- Directors may be removed only for cause and then only by 66 2/3% supermajority vote.
- Poison pill currently in place with an "acquiring person" threshold of 15%.

**For more than 10 years, the Board chose to compensate Mr. Otis and his team on the basis of revenue growth and total EPS growth, incentivizing management to overspend for growth with no regard for shareholder value.**

- As a result, during Mr. Otis' tenure, Darden has spent $6.7 billion on capital expenditures and acquisitions to fund revenue and EPS growth – **more than the current market cap of the Company** – while returns on capital and shareholder value have deteriorated significantly.

**Glass Lewis has given Darden a grade of "D" in executive compensation**

**3 of the 4 incumbent nominees are from the Compensation Committee!**

- In its 2013 Proxy Paper, Glass Lewis notes:
  - *"The Company has been deficient in linking executive pay to corporate performance…[and] Shareholders should be concerned with this disconnect"*

**The board has not provided sufficient oversight to the CEO**

- In a May 13, 2014 article entitled "Darden CEO has too much on his plate: Critics", the *New York Post* chronicled how Darden's board permitted CEO Clarence Otis to "to attend at least 76 board meetings last year for companies and organizations other than Darden," often using Darden' corporate "jets to attend meetings for other companies."
  - Even excluding travel days, this implies that **the Board allowed Darden's CEO to miss approximately 30% of working days last year, during one of the most challenging years in Darden's history.**

**Darden's governance has been widely considered appalling, and that was before the Board's egregious violation of shareholder trust in ignoring a clear directive from shareholders calling for a special meeting to be held as a forum for shareholder input and selling Red Lobster without a shareholder vote in what we believe to be a highly value destructive transaction**

# …and the Board has recently further limited shareholders' rights

**Despite significant criticism from leading proxy advisory firms and shareholders regarding Darden's poor governance practices, the Company has actually taken steps to further disenfranchise shareholders.**

**ISS has given Darden a governance Quickscore of 10, indicating the *HIGHEST POSSIBLE GOVERNANCE RISK***

- The roles of Chairman and CEO were only recently separated.[(1)]
- 45.45% of the non-executive directors on the Board have lengthy tenure.
- The Company does not have a majority vote standard in the election of directors.[(2)]

**Darden's new Bylaw amendments serve to exacerbate Darden's already alarming corporate governance concerns:**

- Gives Board broad discretion to unilaterally delay the Annual Meeting.
- More stringent nomination notice and business proposal requirements.
- Sets Orange County, FL as exclusive forum for shareholders to bring derivative suits and other claims.
- Removes ability of shareholders to fill existing vacancies at next Annual or Special Meeting.

**2 of the 4 incumbent nominees are from the Nom & Gov Committee, including Chair Michael Rose**

**Other disappointing corporate governance actions:**

- The Board paid outgoing CEO Clarence Otis even more in FY 2014, arguably the worst year in the Company's history, than it did the prior year.

**Rather than look out for the best interests of shareholders, it appears that Darden's Board has taken steps to further entrench themselves.**

**Darden's recent Bylaw amendments underscore the Company's blatant disregard for shareholder interests**

(1) After 19 years, Darden finally separated the roles on July 28, 2014, in response to a shareholder proposal from Barington Capital that the Board had initially said it planned to recommend against.

(2) Darden stated that it intends to implement a majority voting standard for uncontested elections beginning with the 2015 Annual Meeting via a Bylaw amendment. Darden has yet to approve any such Bylaw amendment and indicates that it plans to do so after the 2014 Annual Meeting.

# Time and again Darden has shown a blatant disregard for shareholder concerns and a propensity to silence critics

**Darden has a long history of silencing critics and trying to avoid an active dialogue on key issues.**

- On March 3rd, during Darden's call to explain the Company's rationale for the Red Lobster spin, management took questions from just four analysts and declined to provide details on several important questions.
- Darden canceled its Analyst and Investor Day, scheduled for March 28, 2014.
- Management shortened the Q3 2014 earnings call to 45 minutes and shut out critical analysts from asking questions.
- A recent *CNBC* article titled "Darden Uses Lobster Claws On Critical Analysts" chronicles tactics used by Darden to put a muzzle on analysts who provide critical analysis.
  - The article discusses how analysts from leading sell-side research firms have had access limited to varying degrees following their publication of analysis that did not reflect positively on management, and notes that this practice has been going on for more than a decade and continues to this day. The article highlights that:

> "In 2002, The New York Times published an article about Matthew DiFrisco, an analyst who downgraded Darden's stock to 'neutral' from 'outperform.' Following the downgrade, Darden's investor relations officer Matthew Stroud canceled a marketing trip with DiFrisco's clients, telling him that he needed to have an 'outperform' rating to enjoy such a privilege."

  - Further, on March 19, 2014, the *New York Post* published an article titled "Darden Accused of Icing out Critics of Red Lobster Spinoff", which states:

> "Some investors are protesting that Darden's idea of 'direct engagement' amounts to returning the phone calls of analysts and investors who agree with its strategy while ignoring calls from dissenters. '<u>They've got a history of only engaging with investors and analysts who are supportive of their views</u>,' said one Darden shareholder, who declined to give his name for fear of retribution from the company. '<u>If the board is so convinced [a Red Lobster spinoff] is such a great idea, then put it to a vote</u>.'"

**Given this distressing history, why would the Board look to add a director with a well-known Reg-FD violation?**

**This is highly alarming – shareholders need to trust that management will provide equal access to all analysts and that sell-side analysts will be unbiased**

# …The Board then sanctioned one of the most egregious examples of poor corporate governance we have ever witnessed

**Darden blatantly ignored the will of shareholders by committing to sell Red Lobster prior to holding the shareholder-requested special meeting.**

- On April 22, 2014, Starboard delivered an extremely strong mandate from Darden's shareholder base for the calling of a special meeting to vote on the following proposal:
  - to approve a non-binding resolution urging the Board of Directors of Darden not to approve any agreement or proposed transaction involving a Red Lobster separation or spin-off prior to the 2014 Annual Meeting of Shareholders unless such agreement or transaction would require shareholder approval.
- The 57% of the outstanding shares that consented in favor of the calling of the Special Meeting represent an enormous percentage of the estimated 72% of the outstanding shares that would be expected to vote at Darden's meetings.(1)
- **The Board's casual and dismissive attitude towards the Special Meeting was disturbing.**
  - Shareholders spoke and expected the Board to recognize the will of shareholders and schedule the Special Meeting without further delay.
  - Instead, the Board chose to enter into a binding agreement to sell Red Lobster at what we believe to be a "fire sale" price in a transaction that we believe destroyed shareholder value.
  - This agreement rendered the Special Meeting request moot, thus **disenfranchising shareholders and violating shareholder trust.**

**Shareholders asked the Company to pause and reconsider what we believe to be a value destructive plan to separate Red Lobster with a substantial majority of shareholders formally requesting that Darden hold a special meeting to discuss this very topic, and the Board blatantly ignored shareholders' clearly stated wishes**

(1) Approximately 20% of the Company's outstanding shares are held by retail investors (who generally have extremely low vote totals), approximately 10% of the outstanding shares are out on loan and are typically not voted, and approximately 3% of the outstanding shares are held by management and the Board. Based on the vote results from last year's 2013 Annual Meeting of shareholders, Darden's voting participation on non-routine items (items where a broker cannot place a vote on a client's behalf) was 72% of the outstanding shares.

# On top of poor governance practices, the Board's compensation practices have also been terrible

**We believe that the Board has not properly linked pay with performance and has structured management compensation plans that encouraged potentially value destructive behavior.**

- Along with a leading compensation consultant, Starboard analyzed Darden's executive compensation practices.
- Despite underperforming peers substantially, members of Darden's management have been paid at or near the top of their bonus targets.

> *"The Company has been deficient in linking executive pay to corporate performance"*
> *– Glass Lewis*

- By utilizing bonus targets based on total revenue growth and total EPS growth, with no capital charge or shareholder-return metric, **the Board effectively incentivized management to spend as much of shareholders' capital as possible on growth without regard to whether that spending would create or destroy value.**
  - Predictably, management spent nearly $7 billion – more than the entire current market cap of Darden – on acquisitions and capex that we believe helped management realize outsized bonuses but destroyed value.
- Darden has not followed best practices in numerous areas of compensation, including setting targets based on a peer group cherry-picked to include primarily companies that are an order of magnitude larger and more successful than Darden, many of whom are not even in Darden's industry.
- More troubling, **we believe recent changes in Darden's compensation structure may have been a factor in management's urgency to jettison Red Lobster.**
- As a final insult to shareholders, the Board paid outgoing CEO Clarence Otis even more in FY 2014, arguably the worst year in the Company's history, than it did the prior year.
  - Based on the limited information disclosed in Darden's proxy statement, it does not appear that this bonus was even earned, implying the Board gave Mr. Otis an extra discretionary bonus.
- **Despite the obvious and substantial failures of Darden's compensation practices, Darden chose to include 3 members of the Comp Committee out of its 4 incumbent nominees.**

**Darden's comp practices raise serious concerns about the oversight of the current Board and Darden's proposed slate of nominees**

# Darden's significant capital spending allowed management to hit bonus targets despite poor shareholder returns

- Darden's aggressive spending on acquisitions and capital expenditures allowed the CEO to receive bonus awards that averaged approximately 91% of his bonus targets from 2007 to 2012. [5]

| Percentage of Bonus Received Over Time | | | | | | | |
|---|---|---|---|---|---|---|---|
| Year | 2007 | 2008 | 2009 | 2010 | 2011 | 2012 | Average |
| DRI CEO bonus received | 74% | 85% | 82% | 121% | 113% | 69% | 91% |

**From 2007 to 2012, Darden's stock price underperformed its Proxy Peer Group by over 40%**

- While these decisions may have benefited CEO compensation, total shareholder returns were substantially below peers and the overall market.

| | Share Price Performance [1] | | | |
|---|---|---|---|---|
| | 1 Year | 3 Year | 5 Year | Since Mr. Otis Became CEO |
| S&P 500 Index | 20% | 52% | 171% | 88% |
| RUSSELL 3000 Restaurants Industry | 18% | 68% | 212% | 236% |
| Proxy Group [2] | 29% | 93% | 412% | 191% |
| Closest Direct Peers [3] | 34% | 80% | 400% | 173% |
| Peers from Darden's 3/3/14 presentation [4] | 26% | 48% | 331% | 49% |
| **Darden Restaurants, Inc.** | **5%** | **18%** | **104%** | **128%** |
| Underperformance vs. S&P 500 | (15%) | (34%) | (66%) | 41% |
| Underperformance vs. RUSSELL 3000 | (13%) | (50%) | (108%) | (107%) |
| Underperformance vs. Proxy Group | (24%) | (75%) | (308%) | (62%) |
| **Underperformance vs. Closest Direct Peers** | **(29%)** | **(62%)** | **(296%)** | **(45%)** |
| Underperformance vs. Peers from 3/3/14 presentation | (20%) | (30%) | (227%) | 80% |

This is a flawed peer group which was cherry-picked by management.

It is still unimpressive

***"The Company has been deficient in linking executive pay to corporate performance"* – Glass Lewis**

Source: Capital IQ.

Note: For each time period, excludes companies not publicly traded throughout that entire period.

(1) As of March 14, 2014, adjusted for dividends; assumes start of Dec. 2004 – Clarence Otis' 1st full month as CEO.

(2) Proxy Group consists of companies used in the Company's proxy statement to set executive compensation.

(3) Includes EAT, BLMN, DIN, BWLD, TXRH, RT, RRGB, BBRG, CAKE, and DFRG.

(4) Includes EAT, BLMN, RT, and CAKE.

(5) Based on the actual bonuses awarded to the CEO for each fiscal year as disclosed in the "Summary Compensation Table" of Darden's proxy statements, which includes performance and the target bonuses disclosed by Darden in the "Grants of Plan-Based Awards for Fiscal 2013" section of Darden's proxy statements, calculated with the current salary and annual incentive rate for the CEO at the time of approval.

# The Board inflated management comp by using a cherry-picked peer group

**We believe the Board's use of this clearly skewed peer group demonstrates that either the Compensation Committee has very little understanding of Darden's business and competitive environment, or has intentionally tried to inflate management compensation at the expense of shareholders.**

- Rather than obvious peers like Bloomin' or DineEquity, Darden bases its CEO compensation on **companies 4-6x its size that aren't even in Darden's industry**, like VF Corporation, Hilton Hotels, General Mills, and Hershey, or quick-service restaurant **companies more than 15x its size** like McDonald's.
  - Although Darden states in its proxy statement that it uses competitors with between 50% and 200% of Darden's revenues, **only 33% of the companies in its proxy "peer" group actually meet this criteria, and only 50% of its peers even fall under Darden's SIC industry code.**

While the Comp Committee uses these much larger, better-performing companies to set exec comp, Darden uses different peers entirely when benchmarking operating performance for shareholders.

"Primary Major Chain Competitors"

Peers from Sep 9th Presentation

**Market cap vs. proxy peers**


MCD
SBUX
GIS
YUM
CCL
VFC
HLT
K
HSY
MAR
GPS
LB
HOT
RCL
CAG
JWN
WYN
DRI
PNRA
EAT
WEN
BWLD
JACK
CBRL
CAKE
TXRH
PZZA
BOBE
DENN
$0
($ millions)
$20
$40
$60
$80
$100

**Revenue vs. proxy peers**


MCD
GIS
GPS
CAG
CCL
K
YUM
SBUX
JWN
MAR
VFC
LB
HLT
RCL
HSY
HOT
DRI
WYN
EAT
CBRL
WEN
PNRA
CAKE
BOBE
JACK
PZZA
TXRH
BWLD
DENN
$0
$5
$10
$15
$20
$25
$30

**3-YR TSR vs. proxy peers**


BWLD
PZZA
SBUX
VFC
EAT
WYN
LB
HSY
CBRL
GPS
WEN
DENN
JACK
PNRA
TXRH
YUM
BOBE
CAKE
GIS
JWN
CAG
MCD
HOT
K
MAR
DRI
RCL
CCL
-10%
0%
10%
20%
30%
40%
50%
60%

**The peer group that the Board has chosen to compensate management off of does not even pass the smell test**

Source: Capital IQ, Darden investor presentations

# Red Lobster was a key driver in management missing their 2013 compensation targets

- For 2013, Darden's board set senior management's annual bonus target to be largely based on diluted net EPS growth of 11.7% and net sales growth of 9.8%.(1)
- In 2013, Darden's total adjusted EPS actually declined 9.8% and sales grew 3.7%, both falling far short of management's targets.(1)

| | Target | Actual |
|---|---|---|
| Adj. EPS | 11.7% | (9.8%) |
| Sales | 9.8% | 3.7% |

- This significant miss led to the CEO achieving a bonus award equal to only 13% of his bonus target.(2)
- Red Lobster was a key driver in management missing their 2013 bonus targets, with estimated EPS declining by 12.5% and sales declining by 1.7%.



Estimated Red Lobster EPS contribution
($ millions)
$1.25
$1.00
$0.75
111.7%
97.8%
(12.5%)
2012
2013



Red Lobster sales contribution
($ millions)
$2,700
$2,650
$2,600
$2,550
$2,670
$2,625
(1.7%)
2012
2013

**Red Lobster's frustrating results started to affect management's compensation.**

Source: Company filings
Note: EPS calculated from Red Lobster net income as reported in Form 10
(1) Represents diluted net EPS and net sales as adjusted by Darden as disclosed in its 2013 proxy statement.
(2) Given the magnitude of Darden's shortfall to its earnings and sales targets for the fiscal year, the CEO elected to forego his MIP bonus for fiscal year 2013.

STARBOARD VALUE

# Recent changes to Darden's compensation programs made owning Red Lobster unfavorable from management's standpoint

- Due to pressure from activist shareholders, as well as public criticism regarding compensation and the misalignment of interests between management's prior compensation plan and shareholders' interests, we believe Darden made a reactionary announcement on December 19, 2013 that it would change its compensation metrics to focus on free cash flow and same-store-sales (SSS), rather than total revenue and EPS.
- Interestingly, that same day, Darden updated its 2014 financial outlook to an expectation of an EPS decline of between 15% and 20% "due largely to a meaningful downward adjustment in the forecast of same-restaurant sales results at Red Lobster."
- Given Red Lobster's negative same-store-sales trends, it was clearly no longer in the best interest of management from a compensation standpoint to retain Red Lobster. After decades of operating inside a conglomerate, we believe getting rid of Red Lobster and its negative SSS became management's #1 priority.

**Red Lobster same-store-sales**


12%
8%
4%
0%
(4%)
(8%)
(12%)
10.7%
6.8%
5.9%
(3.9%)
(2.6%)
(2.7%)
(6.6%)
3.2%
(5.2%)
(4.5%)
(8.8%)
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
Red Lobster's negative SSS would adversely weigh on management's new compensation program

Source: Company filings and Wall Street equity research

# The time for change is now

**Darden is in dire need of change...we believe new people, new energy, and a new culture will improve the business.**

- We must change Darden's management approach to a restaurant-centric philosophy, away from its current corporate-centric philosophy.
- Transformational leadership and innovative solutions are needed to propel Darden to future success.
- The existing cost structure is not sustainable and needs to be adjusted to allow Darden to be a restaurant leader.
- Darden's current conglomerate model and inefficient asset ownership structure are preventing Darden from realizing its potential operating performance or maximizing long-term value for shareholders – **we are excited to instill change at Darden for the benefit of all shareholders if our nominees are elected.**

**Unlocking long-term shareholder value must become a priority**

**Allow us to improve Darden for the benefit of all shareholders**

**Vote on Starboard's WHITE proxy card today**

# III. It's all about the people

# With the right people at the helm, we believe Darden will succeed

**Darden has a history centered around experienced and passionate restaurant operators that led through their spirit and desire for success.**

- Beginning with Bill Darden and then Joe Lee, Darden's restaurants operated with pride and flawless execution, exuding best-in-class operating performance.
- **The focus of any successful restaurant company must be on the:**
  1. **People**
  2. **Energy**
  3. **Culture**
- **We have nominated 12 highly qualified candidates for election at the 2014 Annual Meeting who will commit to bringing back Darden's culture of success and fairly and objectively representing the best interests of all shareholders.**
  - We have carefully selected a group of candidates with a unique and complementary set of skills and perspectives directly relevant to Darden's business and current challenges, including experienced restaurant operators with expertise in Darden's major business lines, and experts in real estate, finance, turnarounds, supply chain, and, critically, effective public company governance and compensation programs.
- We believe electing our nominees will be the first step in returning Darden to a people-centric and operationally focused culture rather than the current corporate-centric culture.

**Darden's employee base is its greatest asset – we plan on improving the focus and culture of the organization to empower the people and drive success**

# Great people will deliver great results

**Shortly before the current management team took the helm, Darden stated the following in its 2004 Annual Report.**

*"It is said that leadership is the ability to guide or direct others. We would add to that definition the ability to inspire, enthuse, motivate and encourage – for starters. The fact is, Darden Restaurants leadership manifests itself in hundreds of ways every day. Indeed, we consider leadership excellence to be the essential strategic plank of our business model….leadership creates value for all of our stakeholders – guests, investors, employees, vendors and the community."*

*- Darden 2004 Annual Report (Joe Lee's last as CEO)*

**We believe Darden needs to follow the words it once said and revive the brand with excellent leaders.**

**As Joe Lee emphasized, running a successful restaurant concept is about the people. The leadership at the top of the company (especially the CEO) must inspire a strong culture and demonstrate a desire to lead superb operations**

# Words from a true restaurant operator…

**In Joe Lee's final public appearance as Darden's Chairman, he said the following words, which reveal the most critical flaw in Darden's current mindset – you must be a great restaurant operator to run restaurants that create a great experience while simultaneously generating significant profits.**

**"Operations, I came out of operations…the goal is to be fully staffed in every restaurant with every position, with talented, skilled and experienced employees. Let them know…make sure they know…through training, through the orientation and hiring, through the training, let them know what their role is in developing the brand promise and delivering the brand promise. We want to go beyond their intellectual agreement to their emotional commitment…**

**…And so the key to management is making sure that you get that emotional connection…**

**… we've got several little sayings that we use here, but "brilliance with the basics" is one that I have liked for a long time. It has some possible misconnotation because it is not just the basic thing of serving food. It is the basics of your functional area. If you are in legal, you want to do it just a little better. You want to shine relative to your competition, and throughout the Company with every area…**

**…And we really want the general managers to know how much we appreciate them and appreciate their role.**"

*- Joe Lee, November 9, 2005*

# We believe Restaurant General Managers (GMs) are the most important people at Darden

**Creating a sense of ownership is imperative to generating outstanding performance from restaurant GMs. We believe this mentality has been ignored at Darden and we intend to reinstate it immediately.**

- Bill Darden and Joe Lee inspired a sense of ownership from the GMs to the dishwashers and made sure Darden's hundreds of thousands of employees were excited to create an unmatched guest experience.

> **"When I was a general manager Joe Lee would come into my restaurant and would actually work with me.** He was the CEO of Darden Restaurants at the time. He would come in and say, 'Steve, here's the restroom. Here's how I clean the window.' He was cleaning the mirrors in a restaurant with me, or a window. Even though it was four or five minutes **he connected in a way that you understood he understood where you were.** Even though he had a different job and a different title, you could see that he understood exactly what was going on, and you felt good about the decisions being made. When you have somebody that's disconnected from that…then you start saying, 'Is it a restaurant company or is it something different?' I think that's the piece, the excitement around being a hospitality company, **the passion behind delivering [a] great guest experience**, the innovation of not just changing a logo or marketing campaign but really going in and resetting a restaurant from ground up and saying, 'Here's what this new model looks like,' I think those are the pieces that Darden has always been missing."
>
> *- Former SVP of Darden, investor conference call, August 14, 2014*

- GMs (along with everyone in the Company) must consider the Darden team as one holistic group instead of corporate vs. restaurant-level employees.
  - We wish to empower the GMs, servers, cooks, hostesses, and all other restaurant employees by listening to their thoughts on restaurant operations. We believe Darden must return to the operationally-focused organization of the past and management must have its "ear to the ground" on restaurant operations.
- Management must regularly empower the GMs by recognizing successes and encouraging new ideas to improve the restaurants.
  - Must properly incentivize the GMs so their interests are aligned with maximizing profits, while giving them the ability to affect traffic in their respective areas.
- This skilled and involved management style led to the most successful financial performance in Olive Garden's history in the mid-1990s and early 2000s.

**By placing paramount importance on the GM position, and providing effective training led by true operators, Darden succeeded in the past and can succeed once again**

# Competitors have also found that inspiration and engagement must begin with the top of the organization – Brinker example

**Brinker has also recognized the importance of great leaders driving engagement with employees and guests.**


Our Egg Model
More life happens here.
LEADING
TM Engagement
TM Engagement
Guest Engagement
Leaders
x
Team Members
x
Guests
=
Sales
LAGGING
Turnover
Turnover
Guest Counts

**A model Bill Darden and Joe Lee would be proud of**

Source: Brinker presentation

# Incentive alignment – Brinker example

**Incentive alignment from C-level executives to Restaurant General Managers will help create an environment of drive and discipline towards excellent execution.**



Every Idea Has to Have 3 Wins
More life happens here.
Win for the Team
Win for the Guest
Win for Chili's

**The relentless focus leads directly to improved long-term performance and value creation**

Source: Brinker presentation

# We believe aligning incentives with General Managers (GMs) is very important to successfully operating restaurants

**We have spoken with many ex-GMs of Darden's concepts and we believe Darden is doing an extremely poor job of creating an ownership mentality for GMs (the most important person in any restaurant company).**

| | DARDEN | Best-in-class peers |
|---|---|---|
| **Input to corporate from GMs** | ▪ Darden no longer listens to suggestions from GMs and GMs do not find it in their best interests to provide feedback | ▪ Embrace feedback from GMs and instill their ideas throughout the organization |
| **Total compensation** | ▪ $60,000 - $80,000 (per Darden management) | ▪ $70,000 - $100,000 |
| **Incentive compensation** | ▪ Currently, Darden pays 15% - 25% of total compensation as bonus | ▪ With a goal of promoting incentive alignment within the organization, best-in-class pay 30% - 40% of total compensation as bonus |
| **Incentive measures** | ▪ Extensive score-card with numerous metrics | ▪ A few simple measures directly correlated to profitability and the guest experience, such as sales, total cash flow, and guest satisfaction |

**There is a substantial opportunity to align GM incentives, which we believe will result in improved operations and value creation**

Note: Best-in-class measures refer to Brinker and Outback Steakhouse GM compensation programs.

# We believe Darden must focus on the people in its organization to drive results

- **Under the leadership of Joe Lee and Brad Blum, Olive Garden GMs were instructed to ask themselves 3 questions before making any decision:**
  1. **Is this good for the guest?**
  2. **Is this good for the employees?**
  3. **Is this good for the investors?**
- If the answer was "no" to any of the 3 above questions, then you should not proceed.
- When Darden used this filter and empowered GMs, it drove both a superior guest experience and superior shareholder returns.

**Our nominees, if elected, are excited to bring back the inspiration and camaraderie that Darden once had.**

**With great leaders at the helm, we hope to:**

1. **Reinvigorate the culture at Darden**
2. **Bring Darden back to its roots as a restaurant operating company**
3. **Energize and empower the people in the organization**

# We believe our nominees can lead Darden to future success

**Through an exhaustive search process, we identified and nominated twelve candidates with exceptional and relevant credentials, including:**



**Betsy S. Atkins**

- Ms. Atkins (no relation to Shân Atkins) has served on 24 public company boards and has been a CEO three times, dramatically scaling, building, and repositioning businesses.
- She has been recognized for her broad experience and thought leadership in corporate governance matters, including executive compensation best practices.
- She was the co-founder of Ascend Communications and CEO of NCI, has a strong skill set in sales and marketing, and an extensive knowledge of social media, digital marketing, adtech, and consumer loyalty programs.



**Margaret Shân Atkins**

- Ms. Atkins (no relation to Betsy Atkins) has a rich career in the retail and consumer space as well as impressive experience in corporate governance best practices.
- She has served on the board of Tim Horton's, one of the largest and most successful quick-service restaurant chains in North America, since 2007.
- A CPA by background, Ms. Atkins has served on five Audit Committees (four as Chair), four Compensation Committees (one as Chair), three Governance Committees, and CEO Search, Special Investigations, and Shareholders Rights Plan Committees.
- She spent 14 years in Bain's consumer and retail practice, 5 years at Sears as their EVP of Strategic Initiatives, and currently serves on the boards of Tim Horton's, True Value Company, Pep Boys, and SpartanNash Company.
- She regularly speaks at conferences and sits on panels discussing audit committee best practices, board composition and culture, executive compensation, and corporate governance.

# We believe our nominees can lead Darden to future success (cont'd)



**Jean M. Birch**

- Ms. Birch served as President of IHOP Restaurants, a division of DineEquity, from 2009 to 2012. Ms. Birch gained extensive experience managing franchisees at this nearly 100% franchised restaurant concept.
- At IHOP, she launched a focused brand re-positioning, a new marketing campaign, and an innovative culinary strategy including addressing health and wellness.
- Ms. Birch has also served as President of Romano's Macaroni Grill and Corner Bakery Café, both divisions of Brinker International.
- Earlier in her career, she held senior positions at YUM! Brands, including VP of Operations at Taco Bell and Senior Director of Concept Development at Pizza Hut.
- Previously, Ms. Birch served on the Board of Directors of Meals on Wheels Association of America Foundation, Women's Foodservice Forum, and Centralized Supply Chain Services and currently serves on the board of Cosi, E la Carte, and Children's Miracle Network Hospitals.

# We believe our nominees can lead Darden to future success (cont'd)



**Bradley D. Blum**

- Mr. Blum spent a significant portion of his career with Darden and General Mills.
- As President of Olive Garden from 1994 to 2002, he led a brand renaissance that transformed Olive Garden from a struggling company in serious decline to one of the most successful casual dining restaurants in the world, and a business that is currently the largest and most valuable part of Darden's portfolio of brands.
- During Mr. Blum's tenure at Darden, the Company's stock price outperformed the S&P 500 by more than 100%, and Olive Garden achieved 29 consecutive quarters of same-restaurant-sales increases, increased average annual sales per restaurant from approximately $2.5 million to $4 million, and significantly increased overall profits.
- Mr. Blum served on Darden's Board of Directors for more than 5 years, including as Vice Chairman of the Company.
- He then joined Burger King as CEO to turn around their struggling business, which resulted in a successful IPO in 2006 that achieved an outsized return on the original private equity investment.
- As a senior executive in the cereal division of General Mills, Mr. Blum was responsible for developing and introducing Cinnamon Toast Crunch, Total Raisin Bran, Apple Cinnamon Cheerios, and Basic 4.

# We believe our nominees can lead Darden to future success (cont'd)



**Peter A. Feld**

- Mr. Feld is a Managing Member and Head of Research of Starboard Value LP.
- Mr. Feld has an extensive knowledge of the capital markets and corporate governance practices as a result of his investment background.
- He serves as a member of the Board of Directors of Tessera Technologies, which develops, invests in, licenses, and delivers innovative miniaturization technologies and products for next-generation electronic devices.
- Previously, he has served as a Director of Unwired Planet (Chairman), Integrated Device Technology, and SeaChange International.



**James P. Fogarty**

- Mr. Fogarty has been the CEO and a Director of Orchard Brands, a multi-channel marketer of apparel and home products, since November 2011.
- As the former CEO of American Italian Pasta Company, Mr. Fogarty brings consumer and supply chain experience in areas directly relevant to Darden's largest brand, Olive Garden.
- Mr. Fogarty's other turnaround roles have included stints as CEO of Charming Shoppes, President & COO of Lehman Brothers (subsequent to its bankruptcy filing), CFO of Levi Strauss & Company, and CFO of the Warnaco Group.
- Mr. Fogarty served as a Managing Director of Alvarez & Marsal for 15 years, specializing in turnarounds.

# We believe our nominees can lead Darden to future success (cont'd)



**Cynthia T. Jamison**

- Ms. Jamison brings vast board experience, including her most recent success as Chairman of the Board of Tractor Supply Co., which has outperformed the S&P by over 1,300% since she joined the Board in 2002.
- Ms. Jamison also serves on the board of Office Depot and B&G Foods.
- She has served on five Audit Committees (three as Chair), four Compensation Committees (one as Chair), and three Governance Committees (one as Chair) throughout her career.
- Ms. Jamison has experience as CFO and COO of several public companies.
- She is both a frequent keynote speaker on CFO and boardroom topics, and quoted as a financial/economic "expert" in Forbes, the Wall Street Journal, Newsweek, CFO Magazine, and the Economist.



**William H. Lenehan**

- Mr. Lenehan has significant expertise in the real estate industry.
- He served as CEO of MI Developments, now named Granite REIT, an owner of net leased industrial and manufacturing real estate, where he was a member of their Strategic Review Committee and was a Director.
- He is Chair of the Investment Committee, Member of the Nominating and Corporate Governance Committee, and a Director of Gramercy Property Trust, a publicly traded industrial and office property net lease REIT.
- He is Chair of the Corporate Governance Committee, Member of the Audit Committee, and a Director of Stratus Properties, owner of commercial real estate and residential land in Austin, Texas.
- He has assembled, in joint venture with private equity funds and public REITs, nearly 100 triple net leased properties in the last year.
- He was formerly an investment professional at Farallon Capital Management.

# We believe our nominees can lead Darden to future success (cont'd)



**Lionel L. Nowell, III**

- Mr. Nowell is a financial expert with more than 30 years working in senior finance roles for top-tier publicly traded consumer product companies.
- A CPA by background, Mr. Nowell served as the SVP and Treasurer of PepsiCo for 8 years.
- He has previously served as the CFO of The Pepsi Bottling Group, CFO of Pillsbury North America, and as a senior executive at Pizza Hut.
- Mr. Nowell currently serves as a Director and as a member of the Audit Committees for American Electric Power Company (Chair), Reynolds American Inc., and Bank of America Corporation.
- He was recognized by National Association of Corporate Directors as one of the most influential people in the boardroom and corporate governance.



**Jeffrey C. Smith**

- Mr. Smith is a Managing Member, CEO, and Chief Investment Officer of Starboard Value LP. Prior to founding Starboard, he was a Partner and Managing Director of Ramuis LLC.
- Mr. Smith currently serves on the Board of Directors of Quantum Corporation, a global expert in data protection and big data management.
- Previously, he has served as a Director of Office Depot, Regis Corporation, Surmodics, Zoran Corporation, Phoenix Technologies (Chairman), Actel Corporation, S1 Corporation, Kensey Nash Corporation, Register.com, and The Fresh Juice Company.
- Mr. Smith is an experienced shareholder representative and seasoned board executive having served on 11 public company boards.
- He has served on three Nominating and Corporate Governance Committees (one as Chair), five Compensation Committees, two Strategic Planning Committees, one Finance Committee, one Audit Committee, and one Management Committee.

# We believe our nominees can lead Darden to future success (cont'd)



**Charles (Chuck) M. Sonsteby**

- As CFO of Brinker International from 2001 to 2010, Mr. Sonsteby helped to develop Brinker's historic casual dining turnaround plan, including operational improvements expanding margins by more than 300 basis points, divesting non-core brands, implementing a substantial domestic and international franchising program, and divesting company-owned real estate.
- Currently he serves as CFO and Chief Administration Officer at Michaels, the largest arts and crafts specialty retailer in North America.
- Named one of "America's Best CFO's" by Institutional Investor magazine.
- Mr. Sonsteby previously served on the board of Zale Corporation as the Audit Committee Chair and a member of the Compensation Committee.



**Alan N. Stillman**

- Mr. Stillman is a legendary restaurant visionary who created the T.G.I. Friday's and Smith & Wollensky concepts.
- He served as Chairman of The Smith & Wollensky Restaurant Group, which develops and operates high-end, high-volume restaurants in major cities across the United States.
- Mr. Stillman is the founder and Chairman of Fourth Wall Restaurant Group, which owns Maloney & Porcelli, Quality Meats, Quality Italian, and the flagship Smith & Wollensky restaurant.

# IV. Brinker's value creation story provides a roadmap for Darden

# Brinker's value creation story provides a roadmap for Darden

BRINKER INTERNATIONAL

**Brinker successfully turned itself around by focusing on many of the same issues Darden faces today.**

- In the late 2000s, Brinker experienced many of the same challenges Darden faces today, such as declining same-store-sales, operational inefficiencies, bloated corporate costs, and a conglomerate structure.
- Led in part by our nominee Chuck Sonsteby, who was CFO at the time, Brinker successfully transformed its business, becoming one of the leading casual dining companies today and creating a roadmap for Darden to follow.
- Brinker's transformation plan included the very same initiatives that we believe Darden needs today:

(1) An operational improvement plan that included both company-wide cost reductions and a turnaround of its largest brand (Chili's).

(2) Divestiture of non-core "specialty" brands.

(3) Divestiture of company-owned real estate.

(4) A substantially expanded franchising program domestically and internationally.

**Brinker's focus on operations and shareholder value has led to 550%+ total shareholder return**

Source: Company presentation and company filings

# Our nominee, Chuck Sonsteby, was an instrumental part of the Brinker turnaround effort

**Mr. Sonsteby helped to lead Brinker, as its CFO, to initiate an extremely successful operational turnaround plan after leading a refranchising and brand divestiture effort.**

**During his tenure at Brinker, the Company unlocked shareholder value, improved its operations, and adopted a focused capital investment strategy.**



**Charles (Chuck) M. Sonsteby**

- As CFO of Brinker International from 2001 to 2010, Mr. Sonsteby helped to develop Brinker's historic casual dining turnaround plan, including operational improvements expanding margins by more than 300 basis points, divesting non-core brands, implementing a substantial domestic and international franchising program, and divesting company-owned real estate.
- Currently he serves as CFO and Chief Administration Officer at Michaels, the largest arts and crafts specialty retailer in North America.
- Named one of "America's Best CFO's" by Institutional Investor magazine.
- Mr. Sonsteby previously served on the board of Zale Corporation as the Audit Committee Chair and a member of the Compensation Committee.

**Brinker's situation was very similar to Darden – we see an even larger opportunity at Darden**

# Brinker's value creation story provides a roadmap for Darden (cont'd)

BRINKER INTERNATIONAL

| Prior issues at Brinker (also exist at Darden) | Brinker's response |
|---|---|
| 1) Same-store-sales were trending negative. | ✓ Focused on guest experience to reverse trend. |
| 2) Conglomerate structure with complex portfolio of brands. | ✓ Divested non-core brands and focused on core brands. |
| 3) Bloated cost structure. | ✓ Improved margins by 330 bps. |
| 4) Lack of capital investment discipline. | ✓ Improved returns on capital by more than 10%. |
| 5) Low mix of franchised restaurants. | ✓ Undertook large franchising effort. |
| 6) Significant food waste. | ✓ Trained staff to focus on efficiency. |
| 7) High labor costs. | ✓ Focused kitchen and restaurant labor efficiency. |
| 8) Inconsistent food quality and taste. | ✓ Improved product quality and consistency. |
| 9) Inefficient real estate ownership | ✓ Performed strategic sale-leasebacks to reduce ownership. |

**Brinker successfully tackled each of the issues Darden faces today**

Source: Company presentation and company filings

# Brinker's value creation story provides a roadmap for Darden (cont'd)

**First, Brinker divested non-core "specialty" brands and focused on the operations of its core brands, Chili's and Maggiano's.**

| Brinker (pre-turnaround) | Brinker (post-turnaround) |
| --- | --- |
| Maggiano's Little Italy, Romano's Macaroni Grill, Chili's, On The Border Mexican Grill & Cantina, Corner Bakery | Chili's, Maggiano's Little Italy |

**Brinker found that a focused operating company performed far better than a restaurant conglomerate**

Source: Company presentation and company filings

# Brinker's stock price has dramatically outperformed Darden's

**Since Brinker began its strategy of divesting non-core brands, its stock price has improved dramatically.**

**Relative stock price performance since Romano's Macaroni Grill sale**

(December 18, 2008 – September 5, 2014)



700%
600%
500%
400%
300%
200%
100%
0%
(100%)
12/2008
02/2010
04/2011
05/2012
07/2013
09/2014
12/19/2008: EAT sold majority interest in Romano's Macaroni Grill
3/26/2010: EAT announced turnaround plan
7/1/2010: EAT sold On The Border Mexican Grill
1/18/2012: EAT introduced lighter menu options while staying true to its Chili's brand
3/7/2013: EAT introduced a new cocktail menu at Maggiano's
1/16/2014: EAT announced 8 new Fresh Mex options at Chili's
EAT: +573%
427% outperformance vs. DRI
DRI: +145%
Darden
Brinker

**Brinker's transformation plan has driven approximately 400% outperformance vs. Darden**

Source: Capital IQ. As of September 5, 2014, adjusted for dividends

# Generating returns for shareholders through focused discipline on operations and capital allocation

BRINKER INTERNATIONAL

**Brinker has significantly outperformed Darden due to:**

- ***Operational focus***: As the casual dining industry matured and opportunities for extensive unit growth and same-store-sales increases slowed, Brinker decided to focus on **superb execution, margin improvement, and cost discipline**.
  - **Improved overall margins by 330 basis points**.
  - **Doubled EPS in 3 years** - Increased EPS from $1.15 in FY 2010 to $2.28 in FY 2013.
  - Collaborated closely with third party food, equipment, and technology suppliers to substantially reduce costs and increase efficiency with limited investment.
  - Improved kitchen efficiency to produce 200 plates per hour with 5 cooks, improving from producing the same number of plates with 8 cooks.
- ***Brand focus:*** Divested non-core brands in order to focus on the core Chili's brand, as well as Maggiano's.
  - Innovated menus: focused on delivering value from certain parts of the menu while leveraging the profitability of other parts of the menu.
- ***Capital allocation:*** Returned cash to shareholders through consistent dividends and share repurchases.
  - Reduced capital tied up in real estate by entering into sale-leasebacks.
  - Established a successful international franchising strategy for growth and refranchised domestically.
- ***Successful adaptation:*** Utilized Ziosk tablets, well-designed mobile apps and new delivery services, and shifted advertising focus away from traditional channels, driving more traffic with lower advertising spend.

**Management's focus on these initiatives and its discipline in maintaining a lean cost structure have produced consistent shareholder returns**

Source: Company presentation and company filings

# Operational focus drove results

BRINKER INTERNATIONAL

**Brinker's turnaround drove a <u>330 basis point improvement</u> in overall margins from FY 2010 – 2013.**

- **<u>Brinker changed its business model to reflect a focus on better food, an improved pace of service, better atmosphere, more effective marketing, and a tighter focus on costs – leading to improved margins and same-store-sales.</u>**
  - Less focused on new restaurant growth, aggressive category growth, and chasing competition.
  - More focused on four-wall profitability and execution, gaining market share, and differentiation.
  - Instilled discipline on capital allocation, restaurant execution, return on investment, and international expansion.
- Improved product quality and consistency, reduced production times, and lowered ongoing labor costs.
  - Worked closely with suppliers to reduce costs while improving product quality and consistency.
- In addition to its operational turnaround plan, Brinker expanded its franchising program both domestically and internationally, and sold company-owned real estate.

**<u>Increased profitability</u>**

- Increased productivity ↑
- Lowered labor costs ↓
- Decreased waste ↓
- Practiced better inventory control ↑

**<u>Sales growth</u>**

- Improved consistency and quality of food ↑
- Improved thoughput ↑
- Grew store base without spending capital through franchisees ↑

Source: Company presentation and company filings

# Brinker turnaround: Focused strategy and execution to improve margins and create value

BRINKER INTERNATIONAL

**Brinker executed on specific operational goals, focused on being efficient in the kitchen, and delivered a robust value proposition for the customer.**

| Operational struggles | Results | Actions taken by Brinker |
|---|---|---|
| Same-store-sales down 4.2%(1) | Same-store-sales up 2.7% in 2012 | Added key leadership positions |
| FY 2010 EBITDA margin = 11.2% | LTM EBITDA margin = 14.6% | Sold 179 restaurants through refranchising |
| FY 2010 ROC = 8.6% | LTM ROC = 19% | Revitalized the Chili's brand |
| Stock price on 12/18/2008 (day before EAT sold Romano's Macaroni Grill ) = $8.60 | Stock price on 9/5/2014 = $49.95<br>550% increase since turnaround plan announcement (outperformed Darden by ~400%) | Focused on margin improvement through kitchen and labor efficiencies |
| | | Focused on core brands |
| | | Enforced strict capital investment discipline |



Operating Income Margin
330 bps
6.4%
7.8%
8.7%
9.7%
F10*
F11
F12
F13**

**Brinker successfully turned around struggling brands to create enormous value for shareholders**

Source: Capital IQ and Brinker presentation

(1) Brinker comparable sales for 13 week period ended March 24, 2010

# The current situation at Darden resembles Brinker prior to its turnaround

**Management has lost focus on operational excellence and driving shareholder value, opting instead to spend capital to drive unit growth and add non-core brands.**

| Brinker's operational struggles | Darden's operational struggles | What needs to be done? |
|---|---|---|
| Same-store-sales down 4.2%(1) | 3Q14 same-store-sales down 5.4% for Olive Garden and 8.8% for Red Lobster | A turnaround of the Olive Garden concept<br>Company-wide margin improvement |
| FY 2010 EBITDA margin = 11.2% | LTM EBITDA margin = 7.3% on a fully-leased basis | A value enhancing strategy for Darden's real estate assets |
| FY 2010 ROC = 8.6% | LTM ROC = 4.5% | A franchising program designed to accelerate growth both internationally and domestically and substantially improve returns on capital |
| Stock price on 12/18/2008 (day before EAT sold Romano's Macaroni Grill ) = $8.60 | Current stock price = $48.07 | A separation of concepts into the most logical groupings |

**We believe Darden's current challenges highlight an opportunity to execute a turnaround very similar to Brinker**

Source: Capital IQ and Brinker presentation

(1) Brinker comparable sales for 13 week period ended March 24, 2010

# Brinker's value creation story provides a roadmap for Darden

BRINKER INTERNATIONAL

**Brinker**

## How Do We Get There?

- Chili's
  - Continued relentless focus on the guest experience
  - Increased food innovation
  - Targeted marketing opportunities
  - Operations consistency
  - Moderate restaurant growth
- Maggiano's: Restaurant growth
- Global: Stepped up expansion

**We believe Darden has:**

**Lost its relentless focus on the guest experience.**

**Lost its leading food innovation.**

**Lost its operational excellence.**

**We believe Darden's issues can be fixed and create significant shareholder value**

Source: Brinker presentation

# Improved returns on capital

**By reducing its asset base and returning capital to shareholders, rather than wasting shareholders' money on excessive capex and acquisitions, Brinker has driven superior returns on capital.**

- Darden and Brinker both have steady cash flow generating businesses, but how their capital is deployed has driven significant differences in shareholder returns.
- Brinker's brand focus and capital allocation discipline along with its operational turnaround have contributed to its return profile.
- Brinker focused spending only on investments that touch the guest experience, not "shiny new toys" for management to play with and growth for growth's sake (or growth to inflate executive compensation).

## ROE



80%
70%
60%
50%
40%
30%
20%
10%
0%
EAT
DRI
32.4%
4.5%
29.5%
6.5%
24.7%
1.6%
23.3%
5.1%
25.0%
24.2%
25.2%
40.4%
21.2%
71.1%
2007
2008
2009
2010
2011
2012
2013
DRI
EAT

## ROA



14%
12%
10%
8%
6%
4%
2%
0%
EAT
DRI
12.2%
9.3%
9.9%
8.1%
8.1%
6.6%
7.8%
6.0%
8.7%
8.0%
8.1%
10.2%
6.3%
11.7%
2007
2008
2009
2010
2011
2012
2013
DRI
EAT

## ROC



25%
20%
15%
10%
5%
0%
EAT
DRI
19.3%
13.2%
14.8%
11.7%
11.7%
9.4%
11.4%
8.6%
12.9%
12.0%
12.1%
15.8%
9.2%
18.0%
2007
2008
2009
2010
2011
2012
2013
DRI
EAT

**Darden needs to follow Brinker's asset-light, return-focused philosophy**

Source: Company filings and Capital IQ

STARBOARD VALUE

# Operational performance: Darden vs. Brinker

**Darden trails Brinker by ~350bps in SG&A as a % of sales, and the EBITDA margin gap on a fully-leased basis is ~425bps, even after adjusting for Brinker's franchised stores.**

- This is despite several structural advantages for Darden, such as higher AUV and more than 2x the scale.

| | DARDEN | BRINKER INTERNATIONAL |
|---|---|---|
| System Sales | $6,286 | $4,890 |
| Company Operated Revenue | $6,286 | $2,823 |
| Franchise Revenue | $0 | $82 |
| Total Revenue | $6,286 | $2,905 |
| **Restaurant expenses as a % of Company-operated sales** | | |
| Food and beverage | 30.1% | 26.9% |
| Restaurant labor | 32.1% | 32.1% |
| Other restaurant expenses (est. on a fully-leased basis, ex. marketing) | 20.1% | 22.8% |
| Comparable restaurant margin | 17.7% | 18.2% |
| **SG&A comparison** | | |
| SG&A as a % of sales (incl. marketing) | 10.6% | 7.7% |
| SG&A as a % of Company-operated sales (incl. marketing)[1] | 10.6% | 7.0% |
| SG&A as a % of system sales (incl. marketing)[1] | 10.6% | 4.6% |
| **Excess SG&A as a % of Company-operated sales** | **352bp** | |
| **Excess SG&A as a % of system sales** | **597bp** | |
| **EBITDA comparison** | | |
| Reported EBITDA margin | 10.2% | 14.6% |
| EBITDA margin on a fully-leased basis | 7.3% | 12.7% |
| Company-operated EBITDA margin on a fully-leased basis[2] | 7.3% | 11.6% |
| **Margin gap on a fully-leased basis** | **538bp** | |
| **Company-operated margin gap on a fully-leased basis** | **425bp** | |

Discussed in Section V

**Adjusting for differences in owned real estate and franchised stores highlights Darden's dramatic underperformance versus Brinker**

Source: Company filings
Note: Data is for the Fiscal Year Ended May '14 for DRI and June '14 for EAT
(1) Adjusts SG&A assuming $35k in field expense per franchised store
(2) Excludes Franchise Revenue and EBITDA (estimated at a 40% margin)

# V. Company-wide margin improvement opportunity

# Darden's unacceptable performance provides an opportunity for substantial improvement

**We believe there is a $215 million - $326 million EBITDA improvement opportunity through a renewed focus on operational excellence. This does not include the substantial opportunity to improve earnings through increasing traffic at Olive Garden, discussed in Section VI.**

**Margins are much lower than peers, despite the industry's biggest scale and high AUV**

**Bloated corporate bureaucracy and lack of focus on restaurant operations**

**Food quality is poor, off strategy, and getting worse**

**Marketing and advertising spend appears to be ineffective and inefficient**

**The asset base is underutilized**

Note: If a majority of our nominees our elected to the Board, we would expect that our turnaround plan will be implemented. While our turnaround plan has been carefully devised with the assistance of a group of advisors, together with our nominees, with an eye towards improving the Company's operations and enhancing shareholder value, there can be no guarantee that that the turnaround plan will ultimately create value for shareholders.

# EBITDA improvement potential totaling $215 - $326 million

**Midpoint of potential EBITDA impact from enhanced operational execution** *($ in millions)*



$300
$250
$200
$150
$100
$50
$0
$36
$61
$52
$9
$59
$216
$37
$18
$271
Represents just 3.8% of current total cost pool(1)
Corporate G&A
Food costs, food waste, and procurement
Labor
Facilities
Advertising & marketing
Total cost opportunities
Alcoholic beverage
Table-turns
Total EBITDA impact

**Cost cuts create significant leverage – with any increase in traffic, the increase to Darden's EBITDA will be far greater than outlined above**

Note: EBITDA improvement estimates exclude Red Lobster and only contain the go-forward businesses
(1) Total cost pool of $5.7 billion in fiscal 2014

Starboard Value

# EBITDA improvement potential totaling $215 - $326 million (cont'd)

**Darden management has suggested that $60 million (a paltry 1% of the total cost pool) in savings can be achieved, but we believe this is an order of magnitude lower than what is really needed AND achievable.**

| Major initiatives | Assessment | EBITDA potential *(% of cost pool)* |
|---|---|---|
| Corporate G&A | • G&A costs are excessive compared to peers, causing major inefficiencies and poor execution.<br>• We believe perks for executives are outside industry norms and Darden has excess layers of management.<br>• Best practices like cost-effective outsourcing are not in place.<br>• Management's promised G&A synergies across concepts have not been realized. | $33 – $39 *(8.0% - 9.5%)* |
| Food costs, food waste, and procurement | • Poor execution has led to excessive food waste and high food costs without improving the experience.<br>• Extremely narrow product specs and unnecessary use of non-standard products raise costs.<br>• Poor communication and coordination between Darden and its suppliers.<br>• Procurement decisions are driven primarily by the marketing department.<br>• Food cost synergies have not been fully realized across concepts. | $47 - $75 *(1.7% - 2.7%)* |
| Labor | • Complex menus, inefficient use of technology solutions, and too much internal prep work.<br>• Mix of full-time versus part-time employees is much higher than peers. | $41 - $63 *(2.0% - 3.1%)* |
| Facilities | • Darden has not outsourced repair and maintenance functions, unlike most peers.<br>• Lack of flexibility due to close supplier relationships and bureaucratic complexity. | $7 - $10 *(4.1% – 5.9%)* |
| Advertising and marketing | • Advertising budget is oversized and ineffective – neither tactical nor ROI focused.<br>• Marketing efforts are focused on high cost traditional tactics such as TV and print.<br>• Advertising savings will ramp over time as the mix shifts away from ineffective methods to more traffic-correlated digital programs. | $55 - $62 *(21.8% - 24.6%)* |
| Alcoholic beverage | • Olive Garden has one of the lowest alcoholic beverage sales (as % of revenue) in the industry.<br>• Competitors have succeeded with alcoholic beverage programs to drive alcohol sales. | $18 - $56 |
| Table-turns | • Due to false waits at Olive Garden on Friday and Saturday nights, there is an opportunity to greatly improve table turns at Olive Garden via better execution and use of technology. | $14 - $21 |
| | Total | $215 - $326 million |

STARBOARD VALUE

## V. Company-wide margin improvement opportunity

### A. Corporate G&A

# Despite a significantly larger revenue base than peers, Darden's SG&A as a % of sales is far worse

**Darden has failed to capitalize on margin expansion to drive shareholder value, despite its scale advantage.**

**LTM SG&A margin comparison** *($ in millions)*



14%
12%
10%
8%
6%
4%
2%
0%
Despite having ~4.5x the peer average revenue, Darden is among the least efficient.
Median when adjusting for advertising and marketing: 8.6%
Median: 6.5%
11.9% RRGB
11.7% RT
10.6% DRI
8.6% DFRG
7.9% BWLD
6.5% BLMN
6.5% CAKE
6.0% TXRH
5.5% BBRG
4.5% EAT
AUV: $2.8 $1.7 $4.3 $7.3 $3.0 $3.2 $10.4 $4.2 $4.1 $3.2
LTM Revenue: $1,069 $1,169 $6,286 $286 $1,391 $4,287 $1,923 $1,503 $410 $2,905
Median
$3.2
$1,391

**Some examples of inefficiencies**

- **Excess layers of management:** Darden employs an exceptionally high number of executives, with more people for each function and more layers between senior management and the restaurant.
  - **This not only adds costs, but also hinders focused execution** and reinforces the belief among restaurant-level employees that top management is out of touch with day-to-day operations.
- **Lucrative perks**
  - Management utilizes private aircraft for most travel needs, even when it is more cost efficient and reasonably convenient to fly commercial (one of the incumbent Board nominees sells private aircraft services to Darden).
- **Outdated systems**
  - Insistence on using only internally developed systems in numerous areas where third-party solutions are available that are cheaper, higher-quality, and faster to implement.

Source: Company filings and Capital IQ

# We believe G&A policies need to be reconsidered

| | Darden | Industry best practice |
|---|---|---|
| **Executive perks (corporate jets and limousines)** | • Corporate jets used often for travel by senior executives.<br>• **Paid $1 million in FY 2014 to Board member and nominee Maria Sastre's private aircraft support company, Signature Flight Corporation[1].**<br>• Limousine services used to and from airport. | • Corporate jets for executive travel have been eliminated or reduced.<br>• Fly commercial airlines whenever practical.<br>• Use private aircraft as needed for multi-restaurant day visits and special meetings.<br>• Charter planes for exceptional circumstances, rather than purchasing planes and keeping crews on standby |
| **Company cars** | • Company cars provided to both field employees and corporate employees.<br>• Car maintenance, insurance, and gas is paid for by Darden. | • Tight participation (only field employees who need to drive regularly for work), variable cost when feasible; pay for mileage used for work in employees' personal cars. |
| **Headquarters building** | • Darden built an extraordinarily luxurious $152 million headquarters opened in 2009 in Orlando. | • Competitors' headquarters are designed for efficiencies and to minimize total costs. |
| **Other** | • Bureaucratic top management:<br>– For example, procurement has 3 SVPs<br>– Human resources has more than 5 SVPs and an executive officer<br>• Majority of non-critical functions are still insourced – AP / AR, customer service, IT service, low level legal tasks.<br>• Minimal turnover of low performers.<br>• High number of administrative assistants. | • Promote lean and productive teams / managers.<br>• Outsource non-critical functions to drive profitability and maintain focus on core objectives.<br>• Enforce tight and standard policies, audit, and strictly enforce.<br>• Conduct annual employee reviews to judge performance. |

**Darden's management has built a lavish corporate bureaucracy with little focus on best practices, shareholder value, or the in-restaurant experience**

(1) Company filings

# Opportunities exist to reduce costs across a number of functions

**Darden has a large scale advantage and should utilize this to outperform peers.**

Darden must identify:

- Non-essential functions to its business as potential candidates for outsourcing.
- Job descriptions, roles, and responsibilities to minimize overlap throughout the organization.
- Systems where third-party solutions are available that are cheaper, higher-quality, and faster to implement.

## IT


$2.5 - $3.5 million opportunity
$ Revenue / IT Employee
$40
$35
$30
$25
$20
$15
$10
$5
$0
Benchmark
Darden Estimate

## Marketing


$2.0 - $3.0 million opportunity
$ Revenue / Marketing Employee
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
Benchmark
Darden Estimate

## HR


$3.5 - $4.0 million opportunity
$ Revenue / HR Employee
$70
$60
$50
$40
$30
$20
$10
$0
Benchmark
Darden Estimate

## Ops., Admin, Other Support


$22 - $25 million opportunity
$ Revenue / Misc. Employee
$12
$10
$8
$6
$4
$2
$0
Benchmark
Darden Estimate

**Darden's massive scale, high AUV, and 100% company-operated store base should make Darden the leader in all revenue per employee categories – we believe the only reason it is not is poor corporate discipline**

Source: Company filings

# Corporate offices are much more costly than peers

**$152 million invested in new corporate "cook-to-order" state-of-the-art 469,000 square foot building for 1,300 employees.**





- The majority of competitors lease their corporate offices.

| Concept | Sq. Footage | Type |
|---|---|---|
| **Darden** | **469,000** | **Owned** |
| Brinker | 306,000 | 198,000 leased, 108,000 owned |
| Bloomin Brands | 168,000 | Leased |
| Ignite | 31,000 | Leased |

**Key opportunities**

- Return to Darden's past culture to promote a lean, hungry, and focused management team that holds shareholder value creation in high regards. The current culture promotes lavish excess, bureaucracy, and low standards.

- **Our EBITDA target does not include savings from rationalization of the corporate office or the benefits of a sale-leaseback.**

**We believe the corporate office is a symbol of management's misguided priorities**

# Operations oversight costs are high and increasing…

**In 2013, Darden introduced a new management structure that added even more layers to what we believe to be an already bloated bureaucracy.**

**Added Layers in the Field**

Added dozens of middle managers



Old Structure
EVP Operations
(RL & OG – 7 SVPs)
(LH – 4 SVPs)
SVP Operations
(Up to 13 Directors)
Director of Operations
(Up to 8 GMs)
General Manager
(Leads Restaurant)
New Structure
EVP Operations
(RL & OG – 4 SVPs)
(LH – 2 SVPs)
SVP Operations
(Winning Today and Tomorrow)
(3 to 5 MDs)
Managing Director
(Winning Today)
(5 to 8 DOs)
Director of Operations
(Winning Today)
(Up to 8 GMs)
General Manager
(Leads Restaurant)

**Added Layers in the Restaurant**



Old Structure
General Manager
Culinary Manager
Service Manager
Sales/Hospitality Manager
New Structure
General Manager
Culinary Manager
Service Manager
Staffing/Training Manager
(Winning Today)
Full Time Hourly Shift Leaders
(Winning Today)

Added hundreds of dedicated staffing managers and attempted a "quick fix" to the ineffective menu and operational efficiencies, but this has not driven results

**We believe adding yet another layer between management and the guest has only exacerbated Darden's #1 problem – a lack of focus on the day-to-day in-restaurant experience.**

- Rather than working to fix underlying issues, it appears that Darden's default solution has been to throw more bodies at every problem.
  - Unfortunately, not only have these added layers added cost, but they don't appear to have helped improve the guest experience.

**Additional layers have added cost and bureaucracy, but have not helped results**

Source: Darden analyst day presentation.

# …and corporate bureaucracy appears to be out of control

**Darden seems to judge the strength of an organization by the number of managers.**

**Added Layers at Corporate**



Old Structure
EVP Marketing
VP Consumer Insights
SVP Brand Marketing
SVP Culinary Beverage
New Structure
EVP Marketing
VP Consumer Insights
SVP Brand Foundation (Winning Today)
SVP Brand Development (Winning Tomorrow)
Corporate Executive Chef (Culinary Innovation for Today and Tomorrow)

Why is Culinary subservient to Marketing?



New Structure
CMO
EVP's Brand Marketing
SVP Business Insights
SVP Brand Innovation
VP Interactive Ecosystem

Again, Darden's solution to every problem seems to be to add an SVP

**And Duplicative Positions within Each Brand**

*Large Brand Leadership Structure (RL, OG, LH)*



President
EVP Operations
EVP Marketing
SVP Finance
SVP HR
VP Development

We believe the need for these brand-level functions demonstrates the folly of Darden's conglomerate model and underscores the need to separate brands

- We believe problems such as these are pervasive throughout most of Darden's corporate departments.

**Management has apparently structured Darden to expand Corporate's domain as much as possible, rather than viewing corporate resources primarily as tools to *support the restaurants***

# Implementing the G&A opportunity

**We estimate the opportunity to improve EBITDA through G&A efficiencies is $39 million or more.**

- Reduce bureaucracy and create an ownership mentality to drive efficiency and focus on guest experience.
- Develop controls and instill a lean and efficient mentality among senior management.
  - Elimination of entertainment and lavish G&A policies.
- Adopt industry best practices for executive perks, corporate office, and corporate car programs.
- Identify opportunities to eliminate, automate, consolidate, outsource, and re-engineer positions.
- Outsource non-core functions such as sales and order desk, collections, IT operations, A/R, A/P, and other support functions.

**Areas not quantified**

Consolidate and sublease corporate headquarters

Corporate jets along with other executive perks

Management bureaucracy / excess layers

| | |
|---|---|
| + IT staff opportunity | $3.5 million |
| + Marketing staff opportunity | $3.0 million |
| + HR staff opportunity | $4.0 million |
| + Ops., admin, other support staff opportunity | $25.0 million |
| + Identified non-standard perks opportunity | $3.5 million |
| **Cumulative opportunity** | **$39 million** |

***9.5% of current G&A costs***

## V. Company-wide margin improvement opportunity

### B. Food costs, food waste, and procurement

# Despite its scale advantage, Darden's food costs and waste are abnormally high

- Despite having far more stores than any of its peers, Darden does not show economies of scale in food costs.
  - In fact, **Darden's food costs are near the highest in the industry**.
- We believe food waste significantly contributes to Darden's high food costs, especially food waste at Olive Garden.
- **Olive Garden's food costs historically have been ~26-27% of sales, but now they have risen to an estimated 29%, contributing to Darden's overall 30% food costs.**
- We believe the primary driver of Darden's food cost problem is **poor execution** and discipline around food waste, portion size, and preparation. Menu design has also played a role.
- Given Olive Garden's pasta focus, food costs should be among the best in the industry.

**Food costs as a % of sales**



40%
35%
30%
25%
20%
15%
10%
5%
0%
34.6%
32.4%
30.1%
30.1%
27.5%
27.2%
26.1%
25.7%
24.8%
24.4%
Median: 27.2%
TXRH
BLMN
DRI
DFRG
RT
BWLD
EAT
BBRG
RRGB
CAKE
Median
LTM Revenue:
$1,503
$4,287
$6,286
$286
$1,169
$1,391
$2,905
$410
$1,069
$1,923
$1,391

**We believe Darden can reduce food costs through simple operational controls that will also enhance the guest experience**

Source: Company filings and Wall Street equity research

# Prices and food costs are high, but food quality appears to have also deteriorated

**Consumer pricing is high, COGS are high, and food quality appears to be low – the most unfortunate perfect storm in procurement.**

- We believe Olive Garden's food continues to deteriorate and stray from authentic Italian.
- Food margins and food quality appear to have worsened. However, we believe actual food costs have been increasing due primarily to unfocused and undisciplined execution.
- We believe neither the front of the house (service) nor the back of the house (kitchen) is running efficiently.
- Similar to Brinker, we believe the kitchens can be re-engineered to bring down food and labor costs while simultaneously improving the consistency and quality of the food.

**Darden must bring back the operational focus it once had to reduce food costs while enhancing the customer experience**

# Breadsticks: just one example of food waste

**As just one example, we believe lapsed discipline around Darden's renowned unlimited salad and breadsticks offering has led to both high food waste and a worse experience.**

| | 10 years ago | Olive Garden today |
|---|---|---|
| **Practice** | ▪ Servers placed one breadstick per guest plus one breadstick for the table. For example, if you had 4 guests, 5 breadsticks were served. | ▪ The same rule exists as 10 years ago, but **restaurants lack training and discipline to deliver**. Now, servers will bring an excess of breadsticks significantly outnumbering the number of guests. |
| **Impact** | ▪ If guests wanted more breadsticks, fresh ones were served hot – enhancing the guest experience with many server touch points.<br>▪ This method minimized food waste and focused on the guest experience.<br>▪ With fewer breadsticks on the table, guests inherently consumed less and ordered more appetizers and desserts.<br>▪ *Improves margins and profitability.* ✓<br>▪ *Improves guest experience.* ✓ | ▪ Most customers will not eat all the breadsticks, creating an enormous amount of waste.(1)<br>▪ Breadsticks get cold as they sit stale on the table.<br>  ▪ Darden management readily admits that after sitting just 7 minutes, the breadsticks deteriorate in quality.(2)<br>▪ Server will not return to the table as often, detracting from the customer experience.<br>▪ *Reduces margins and profitability.* ✗<br>▪ *Harms guest experience.* ✗ |



**Olive Garden is famous for its unlimited breadsticks, but poor execution around this signature item we believe both increased costs and hurt the guest experience**

(1) Per Restaurant Cops mystery shops analysis
(2) Per Company management

# Breadsticks: just one example of food waste (cont'd)

| Waste category | Current situation | Opportunity | Estimated savings |
|---|---|---|---|
| **Olive Garden breadsticks** | • Olive Garden uses 675 million – 700 million breadsticks a year across all their restaurants (average of 3 per customer). The average customer does <u>not consume</u> 3 breadsticks, leading to massive unnecessary waste.<br>• Policy of 1 breadstick per person plus 1 additional is not adhered to regularly. | • Customer service improvement opportunity: servers should ask if guests want more breadsticks, improving temperature of breadsticks and server touch points.<br>• Develop strict policy and adhere to it. | $4 - $5 million |

- The solution does **not** involve eliminating Olive Garden's famous unlimited breadsticks, just improving the implementation.
- 57% of the time, servers do not follow the breadstick procedure and place too many breadsticks on the table, leading to massive waste.(1)

**Even a simple change like adhering to a clear breadstick policy can significantly improve both profitability and the guest experience**

Note: We believe the opportunities could be in the tens of millions, but conservatively we have assumed a 10% reduction in breadstick waste

(1) Per Restaurant Cops mystery shopper analysis of approximately 100 Olive Garden dining experiences

# Endless salad: another contributor to food waste

**Another example supporting our belief that Olive Garden is in desperate need of experienced restaurant operators...**

**Olive Garden's famous endless salad appears to be a major contributor to the food waste issue at Darden.**

| | 10 years ago | Olive Garden today |
|---|---|---|
| **Practice** | ▪ Salads should be lightly dressed, potentially with a bottle of dressing placed on the table for customers that want more. | ▪ Salads are overfilled and regularly dressed with more than the recommended amount of dressing (3-4x in some restaurants), leading to added cost and unhappy customers. |
| **Impact** | ▪ Consistently great tasting and healthy salad providing guests with the experience they expected.<br>▪ Paired with the breadsticks, revolutionized the casual dining industry and became Olive Garden's signature offering.<br>▪ Guests received a superb value proposition.<br>▪ *Improves margins and profitability.* ✓<br>▪ *Improves guest experience.* ✓ | ▪ Customers may eat as much of the salad as they please, so in an effort to limit the workload, servers will now fill a giant salad bowl to the brim.<br>▪ The bowl featured below is an example of what may be served to a table of just two people.<br>▪ The lack of discipline regarding the regulation of food waste stems from top level management. Currently, we believe servers do not receive the training nor the incentives to reduce food waste.<br>▪ *Reduces margins and profitability.* ✗<br>▪ *Harms guest experience.* ✗ |



**Olive Garden's signature salad and breadsticks should be executed properly every time**

Source: Restaurant Cops mystery shops analysis

# We believe Darden's lack of communication with its suppliers regarding promotions has led to high food costs and unprofitable promotions

**Given the large number of promotions Darden uses, one would assume management is constantly coordinating with their suppliers around the best times to promote from a cost perspective – in actuality, this does not appear to be the case.**

- We believe there are unnecessary barriers inside Darden that inhibit the communication between the procurement, marketing, and culinary teams.
  - **This creates suboptimal menu offerings and ineffective and sometimes even unprofitable promotions.**
  - At Darden, marketing typically crafts promotions without regard for the price or availability of items, and often tells suppliers to go get it, "no matter the cost".
  - This contrasts with competitors, who work **with** suppliers to determine the most opportune time to run promotions, taking into account seasonality/availability, commodity prices, and consumer demand.

**Well performing restaurant companies work with their suppliers to deliver superior food and value to customers**

# Specification (spec) rationalization is a significant opportunity for improvement

**Much of Darden's high and increasing food cost problem appears to be due to its unnecessary non-standard product specs requirements.**

- We believe extreme product specs coupled with the use of non-standard products across several areas are key factors to Darden's relative high purchasing costs.
  - As just one of many examples, the industry standard for chicken specifications is +/- 0.5 ounce, but Darden requires their chicken to be +/- 0.25 ounce.
    - **Suppliers can charge a significant premium for tighter specs, but for most items the customer does not see or care about the difference.**
  - Packaging:
    - Non-standardized To-Go bags and microwavable to-go container is the "Cadillac" container of the industry.
    - Darden's straws are non-industry length, adding cost for a "custom run" from suppliers.
- Best practices like spec rationalization, leveraging of supplier partnerships, and use of aggregators, especially for non-core functions (e.g., office supplies, travel, IT supplies), can deliver potential savings opportunities.

**To-Go bags are made with high-end materials adding 25-30% cost above competitors' To-Go bags**


RED LOBSTER

**We believe using nonstandard product specs heavily contributes to Darden's excess food costs without improving the guest experience**

# Buying practice, tight product specs, and the use of non-standard products are believed to drive higher overall costs

**Select examples of inefficient buying practices and tight product / non-standard specs at Darden:**

| Category | Select examples | Areas to address |
|---|---|---|
| **Direct: food and packaging products** | • Tight / non standard specifications:<br>– Asparagus: tight length and spear specs, not in line with industry norms.<br>– Chicken breast: tight weight specs +/-0.25 oz. vs. industry norm of +/-0.5 oz.<br>– Use of non-standard to-go bags.<br>– Microwave / dishwasher safe To-Go container.<br>• SKU rationalization:<br>– Too many different pack and dice sizes across concepts.<br>– Use of non-standard drinking straws across concepts.<br>• Unfocused promotion timing:<br>– Offer promotions when certain protein costs are at historical high (example: pork promotions in Q2 and Q3 when the prices were high). | • Spec rationalization<br>• SKU rationalization<br>• RFPs from suppliers (vs. no-bid contracts)<br>• Coordinating with suppliers<br>• Spend consolidation |
| **Indirect categories** | • Menu print: heavy stock paper, with lots of colors and folds.<br>• Use of multiple uniform suppliers for different concepts.<br>• Lack of use of aggregators for insurance, IT, and telecom. | • Supplier consolidation<br>• Spec rationalization<br>• RFPs<br>• Supplier negotiations |

**We believe Darden employs numerous policies that add cost but deliver no value to customers**

# There appears to be approximately $24 – $42 million in procurement improvement opportunities across direct categories…

| Direct category (other operating costs) | % of total | Current direct spend ($ in millions) |
|---|---|---|
| Proteins | 38.0% | $719 |
| Beverages (alcoholic & non-alcoholic) | 25.1% | $474 |
| Sauces/seasoning | 5.0% | $95 |
| Dairy | 9.0% | $170 |
| Wheat | 7.0% | $132 |
| Produce | 13.0% | $246 |
| Other food | 3.0% | up to $56 |
| **Total direct spend** | **100%** | **$1,892** |
| **Estimated savings range** | **1.3% - 2.2%** | **$24 - $42** |

**Estimated savings of $24 – $42 million or 1.3% – 2.2% of total cost pool**

# …And $19 – $28 million within indirect categories

| Indirect category (other operating costs) | % of total | Current indirect spend ($ in millions) |
|---|---|---|
| Insurance | 6.7% | $61 |
| Utilities | 5.9% | $54 |
| Furniture & fixtures | 5.2% | $47 |
| Smallware | 4.6% | $42 |
| Paper | 4.7% | $43 |
| Janitorial/chemicals | 2.5% | $23 |
| Packaging | 2.4% | $22 |
| Print | 2.3% | $21 |
| Waste/disposal | 2.4% | $22 |
| Telecom | 2.0% | $18 |
| Uniforms & linen | 1.1% | $10 |
| Office supplies | 0.5% | $5 |
| Other Costs | 59.6% | up to $543 |
| **Total indirect spend** | **100%** | **$911** |
| **Estimated savings range** | **2.1% - 3.1%** | **$19 - $28** |

***In Restaurant Example: Packaging***



**Why do the to-go containers need to be dishwasher safe?**

- The take-out packaging at Olive Garden is specified to be microwave and dishwasher safe.
- These requirements over-engineer packaging and drive up costs significantly without necessarily driving any benefit associated with more foot traffic or increased pricing power on customers.
- Further opportunities to reduce over-engineering and rationalize costs exist within many other indirect categories.

**Estimated savings of $19 – $28 million or 2.1% – 3.1% of total cost pool**

Note: Total indirect spend does not include ~$170 million of total restaurant expenses (attributed to repairs and maintenance)

# Implementing the procurement and supply chain opportunity

**We estimate the opportunity to improve EBITDA through implementing procurement and supply chain discipline and improving execution around food waste is $75 million, or more.**

- **Infuse the organization with a "quality-up, cost-down" mentality.**
- Establish strict all-you-can-eat breadsticks and salad serving policies to minimize waste and improve customer satisfaction.
- Establish a top supplier program promoting long-term relationships with suppliers who offer the most efficient solutions.
  - Focus on direct and intense negotiations executed by cross-functional teams while leveraging volume requirements.
  - Leverage current relationships with preferred suppliers who implement savings ideas for Darden.
  - Do not be afraid to switch suppliers if it makes sense from a cost and quality perspective.
- Use industry-standard specs for products that will not effect the customer experience.
  - Prioritize areas of spec rationalization opportunity based on $ savings and include R&D team in this discussion. For products that may need non-standard specs, conduct in-depth consumer testing to determine the impact on guests.

**Proved successful for Brinker**

**Areas not quantified**

Food waste opportunities other than breadsticks

| | |
|---|---|
| Previous opportunities | $39.0 million |
| + Olive Garden breadsticks opportunity | $5.0 million |
| + Direct food and packaging costs opportunity | $42.0 million |
| + Indirect costs opportunity | $28.0 million |
| **Cumulative opportunity** | **$114 million** |

***2.7% of current procurement costs***

## V. Company-wide margin improvement opportunity

### C. Labor

# Despite a higher average check than most peers, Darden's labor costs are above peers

**We believe reducing menu complexity, optimizing training functions, and streamlining food prep can substantially improve Darden's labor operating model while reducing costs.**

## Labor costs as a % of sales



40%
35%
30%
25%
20%
15%
10%
5%
0%
34.9%
34.6%
32.7%
32.3%
32.1%
31.2%
29.5%
29.1%
28.6%
27.7%
Median: 31.2%
BBRG
RT
RRGB
CAKE
DRI
EAT
DFRG
TXRH
BWLD
BLMN

| | BBRG | RT | RRGB | CAKE | DRI | EAT | DFRG | TXRH | BWLD | BLMN | Median |
|---|---|---|---|---|---|---|---|---|---|---|---|
| Average check[1]: | $23.26 | $12.75 | $12.17 | $19.70 | $22.39 | $15.03 | $83.13 | $15.80 | $17.59 | $23.26 | **$18.65** |

**We believe by following best practices and focusing on superb execution, Darden can become a lean restaurant operator, outperforming the peer group average of 30.7% labor expense**

Source: Company filings and Wall Street equity research
(1) For companies with multiple concepts, average check based on weighted average between concepts

# Olive Garden and LongHorn perform more food prep in-house than others, even items traditionally prepped by suppliers

- **Olive Garden preps more food in-house than industry peers – significantly increasing costs.**
  - On average, Olive Garden uses 4 prep employees **all day** while competitors use 1-2 in the morning and potentially another 1 during peak times.
- Soup preparation: We believe Darden **should** bring the base in and add a few ingredients in the restaurant, not cook from scratch at each individual restaurant as it currently does, since it gets little credit from customers for its "homemade" soups.
- Buying select finished or partially-prepped food items:
  - Maintains product consistency across the chain.
  - Reduces food safety risks associated with sloppy preparation.
  - Reduces costs as suppliers have inherent efficiencies in food preparation for certain items.
  - Will drive Olive Garden to focus more on the things that drive traffic – superior service and the customer experience.
  - Reduces training requirements.

**Proved successful for Olive Garden before**

**Make vs. buy at Olive Garden / LongHorn vs. industry peers (X - Buy; √ - Make in-house)**

| Select example items | Olive Garden | LongHorn Steakhouse | Industry |
|---|---|---|---|
| Sauces | √ | √ | X |
| Breadstick | X | NA | X |
| Soups | √ | √ | X |
| Salads(1) | X | X | X |

**Outsourcing prep in selected areas will reduce costs while improving quality and consistency**

1) Chopping of salad is done in-house at Olive Garden, while its peers usually outsource this task

# We believe large labor cost opportunity exists if food preparation is improved

- Several factors are driving Darden's high labor costs – each of which we believe can be addressed:
  - **Complexity:** The Olive Garden and LongHorn menus appear too complex with too many items, making it inefficient to prep and make entrees; increased complexity also drives more effort tied to training of restaurant staff.
  - **Back-of-the-house labor:** Olive Garden performs many prep activities that other chains have asked their suppliers to perform, with these competitors driving higher quality and consistency while lowering costs.
  - **Technology:** Inefficient use of technology solutions for labor management has seemingly prevented Darden from implementing best practices across concepts.

| Olive Garden | Current | Reduction of 1 FTE | Reduction of 1.5 FTEs |
|---|---|---|---|
| Number of Prep FTEs per store/day | 4 | 1 | 1.5 |
| Est. Costs Per Store per day @ $10/hr. | $320 | $80 | $120 |
| Est. Total System Costs/day | $264,960 | $66,240 | $99,360 |
| Est. Total Annual Costs | $96,180,480 | $24,045,120 | $36,067,680 |
| | | | |
| **Est. Total Combined Store Labor Cost Reduction for Olive Garden(1)** | $96,180,480 | $24 million | $36 million |

**We estimate Olive Garden can save $24 – $36 million in labor associated with food preparation**

(1) Assumes $10 per hour labor cost (2,000 hours per year) at 835 restaurants

STARBOARD VALUE

# We believe this opportunity also exists at LongHorn, as competitors long ago outsourced items LongHorn still makes in-house

**Higher menu complexity appear to explain LongHorn's high labor costs relative to Outback and Texas Roadhouse.**

- LongHorn prepares many of its items in-house: salad is cut in-house daily, chicken tenders are delivered raw and hand battered daily, soups and some salad dressings are made fresh daily. Its competitors use "speed scratch" items instead.
  - Significant prep is conducted in-house with an average of 3 FTEs per day, while Outback uses 2 FTEs for prep per day.
- **LongHorn does not get credit from customers for fresh soups made in-house daily or hand battered chicken tenders because those are not top priorities for the guest when visiting LongHorn – guests are looking for great steaks at an affordable price.**
- Outback and Texas Roadhouse purchase several speed scratch items (e.g. pre-made soups, ready to heat and serve), and the food quality at these concepts is in-line with LongHorn.

| LongHorn | Current | Reduction of 0.5 FTE | Reduction of 1 FTE |
|---|---|---|---|
| Number of Prep FTEs per store/day | 3 | 0.5 | 1 |
| Est. Costs Per Store per day @ $10/hr. | $240 | $40 | $80 |
| Est. Total System Costs/day | $106,800 | $17,800 | $35,600 |
| Est. Total Annual Costs | $38,768,400 | $6.5 million | $12 million |

**We believe LongHorn needs to reduce the prep items that customers are not giving them credit for, and focus their labor efforts on what customers actually care about. Estimated total savings from reducing prep costs is $6.5 – $12 million**

# We believe Olive Garden's menu has become far too complex

**Proved successful for Brinker**

| | Bravo Brio | Macaroni Grill | Carrabba's | Maggiano's | Olive Garden |
|---|---|---|---|---|---|
| Soup | 2 | 2 | 3 | 2 | 4 |
| Salads | 8 | 11 | 4 | 7 | 2 |
| Appetizers | 7 | 8 | 12 | 15 | 12 |
| Sides | 4 | 5 | 4 | 9 | 8 |
| Veal/Beef/Pork | 10 | 5 | 8 | 9 | 6 |
| Seafood | 5 | 2 | 7 | 10 | 10 |
| Chicken | 5 | 8 | 9 | 7 | 12 |
| Pastas | 11 | 17 | 13 | 18 | 26(1) |
| Desserts | 4 | 8 | 7 | 12 | 12 |
| Pizza | 6 | 4 | 5 | 0 | 4 |
| **Total Menu Items** | **62** | **70** | **72** | **89** | **96** |

*"I thought the menu selection was very large, almost too many options. It is hard to choose when there [are so many] pages to look through."*

*- Olive Garden customer(2)*

**Overall menu variety scores at Italian concepts**


3.9
4.0
4.1
4.4
4.4
Macaroni Grill
Bravo Brio
Olive Garden
Carrabba's
Maggiano's

**More items on the menu contribute to additional labor costs and food waste. Despite this, Olive Garden gets low menu variety scores…**

Source: Survey conducted by one of the world's leading operationally-focused consulting firms. Sample size of 1,006 adults comprising 504 men and 502 women 18 years of age and older.
(1) Conservatively includes 12 pasta and sauce options from Cucina Mia menu. The number of different pasta combinations from Cucina Mia equals 120.
(2) Mystery shopper

# We believe the LongHorn menu is also overly complex, leading to higher costs

**LongHorn offers 40% more items than Outback and Texas Roadhouse, but these additional options do not appear to add value and do not appear to be appreciated by customers.**

| | Outback Steakhouse | Texas Roadhouse | LongHorn |
|---|---|---|---|
| Soup | 3 | 2 | 4 |
| Salads | 4 | 6 | 4 |
| Appetizers | 13 | 10 | 16 |
| Sides | 14 | 11 | 22 |
| Steaks | 7 | 12 | 22 |
| Seafood | 6 | 3 | 5 |
| Chicken | 7 | 7 | 7 |
| Pork | 4 | 4 | 3 |
| Sandwiches | 8 | 6 | 6 |
| Desserts | 4 | 3 | 9 |
| Total Menu Items | 70 | 64 | 98 |

- LongHorn has 2x more steak options than Texas Roadhouse, not counting the made to order steak options.
- **LongHorn needs to re-engineer its menu with a target cost focus and drive for value creation.**
- LongHorn has a higher average check than its peers, so it should have in-line to better labor costs as a % of sales.

**Menu complexity appears to be driving higher food and labor costs at LongHorn**

# We believe menu complexity was also an issue at Red Lobster…

**We believe this problem stems from top management, given that is was a huge contributor to Red Lobster's underperformance as well.**

| | Bone Fish | Joe's Crab Shack | Red Lobster |
|---|---|---|---|
| **Soup** | 2 | 2 | 6 |
| **Salads** | 6 | 4 | 3 |
| **Appetizers** | 11 | 12 | 21 |
| **Sides** | 20 | 9 | 19 |
| **Land & Sea** | 11 | 13 | 9 |
| **Fish** | 19 | 8 | 30 |
| **Shellfish** | 6 | 19 | 13 |
| **Multi-Course** | 0 | 0 | 8 |
| **Create Your Own** | 0 | 7 | 24 |
| **Desserts** | 5 | 5 | 5 |
| **Total Menu Items** | **80** | **79** | **138** |

In fact, a recent USA Today article highlighted how successful chains are increasingly reducing menu complexity in order to focus on consistently outstanding execution:

"We can no longer be everything to everybody all the time…I don't think customers are out there counting the number of items. It's about producing better quality products."

*- Brad Smith, COO, Tony Roma's*(1)

**It appears Darden's strategy was simply to add menu items rather than working hard to develop a reasonably-sized menu and guest experience that satisfies customers**

(1) Per "Restaurants shrink menus, focus efforts" - USA Today.

# We believe menu complexity has led to higher costs and inefficiencies

**Reducing menu complexity should be a primary focus area for labor cost improvement, though we have not included these savings in our assumptions.**

| Problem area | Description | Impact |
|---|---|---|
| **Food prep time** | • With each additional menu item, cooks must learn another process to prepare food, increasing prep time. | • Increases in-restaurant labor cost & reduces flexibility.<br>• Increases training costs and time. |
| **Food inventories, waste** | • For each new menu item added, an additional SKU or inventory allocation must be created, increasing overall food inventory levels. | • Increases in-restaurant storage costs.<br>• Increases overall company working capital.<br>• Increases risk of food waste and spoilage. |
| **Customer experience** | • Higher probability of server and kitchen errors.<br>• Customer confusion heightened.<br>• Increases ordering time.<br>• Presents a cheap diner image and signals to the customer that "we do everything, but nothing well." | • Mistakes lead to higher food and labor costs and slow table turns.<br>• Hurts guest experience.<br>• Hurts brand image. |

- Olive Garden must perform a TURF (Total Unduplicated Reach & Frequency) analysis to reduce menu duplication – see slide 201.

**Proved successful for Olive Garden before**

**A complex menu presents logistical challenges that both raise costs and harm the guest experience**

# We believe menu complexity has led to additional staffing within each restaurant

**Darden has a significant opportunity to adjust the management structure of Restaurant General Managers to improve operational success.**

- **Operations management has been re-organized with redundant supervisory and training staff to support the restaurants:**
  - One general manager (GM) and 3-5 managers (e.g. culinary manger and service manager) per restaurant (~4,000 total GMs / managers).
  - One training and staffing manager per restaurant (~800 total training and staffing manager). By contrast, in other restaurants, managers and high-performing restaurant employees conduct most training since they are closest to the day-to-day operations of the restaurant.
  - One Director of Operations who supports 7-10 restaurants (~100 total directors).
- Darden's training staff appears to be unfocused. By better deploying industry best practices and reducing complexity, opportunities exist to reduce training hours while improving service consistency.
  - Reduce the shared training services group from the current estimated level of 1,500 employees.
  - Employ more online training modules that are readily available to the field vs. in-person training.
  - Use GMs and managers to augment online and corporate training staff.
  - Utilize directors to lead training in their areas.
- **By following industry best practices, there is potential to improve the quality of training while saving $10 - $15 million annually.**

**Restaurant training is an essential function of the management team at Darden, and this function must be at peak performance to ensure an excellent customer experience**

Source: Company presentation and Company filings

# Strict corporate policies appear to forbid GMs from enhancing the guest experience

**Shockingly, GMs are seemingly incentivized to create false waits[1] rather than adequately staff restaurants.**

- Corporate imposes a strict quota on weekly labor hours, leaving GMs little discretion to add labor that will lead directly to profitable sales and guest satisfaction.
  - Once GMs reach the weekly labor hour cap allotted, GMs are **incentivized to understaff** rather than properly staff the restaurant – this leads to restaurants that are not prepared to handle their respective guest traffic.
  - For example, Olive Garden restaurants are often busy on Friday or Saturday nights, sometimes with false waits of up to 90 minutes, but if a store is already at its labor hour cap, Darden's corporate policies encourage GMs to turn away hungry customers rather than staff additional servers during peak hours.
  - This contradicts the guest and employee-focused culture Bill Darden and Joe Lee wanted to instill.

> "The goal is to be fully staffed in every restaurant with every position, with talented, skilled and experienced employees."
>
> *- Joe Lee, November 9, 2005*

- Further, even the best servers have a limited number of tables they are "allowed" to cover.
  - Imagine an Olive Garden on Monday afternoon (traffic is slow) and there are 3 servers currently working.
    - Each one of these servers is only "allowed" to cover 3 tables.
  - Now imagine an Olive Garden "regular" requesting his or her favorite server who always works Mondays. If that server already has 3 tables, the guest must wait in the lobby until one of those tables is free – despite 50+ open tables in the restaurant.

**The current operating model appears to prioritize corporate mandates that show little regard for the day-to-day realities of running a restaurant. This is a problem when your business lives and dies on customer service**

(1) A false wait is where the restaurant makes the guest wait even when the restaurant is not at full capacity

# We believe there is an opportunity to work with equipment suppliers to modernize the kitchens and create efficiencies

**Darden can work with its equipment suppliers to ensure the most efficient and lowest cost kitchen equipment is being utilized.**

## Darden's problem

- Darden has not updated its kitchen equipment in many years, and we believe that by modernizing its equipment, Darden can realize higher margins and provides a better guest experience.
  - Low cost and efficient kitchen equipment can be adopted.
- As a result, we believe labor hours will be reduced and EBITDA could improve.
- We believe upgrading the kitchen equipment will
  1. Improve the kitchen's productivity
  2. Improve quality
  3. Reduce cost

**Although we have not included a more efficient kitchen in our margin improvement plan, we believe a large additional opportunity may exist**

## Brinker's solution

"The Middleby Corporation played an instrumental part in the rollout of Chili's new kitchen equipment technology which paved the way for culinary innovations like pizzas and flatbreads. The equipment also helped improve kitchen pace at company-owned and franchised restaurants throughout the country"

*- Brinker, August 26, 2013*


Improving Margins
• Kitchen of the Future
– Achieve 75 bps kitchen labor savings while improving consistency and speed
• New POS System
– Achieve 50 bps COS savings through Actual vs. Theoretical (AvT) Improvements


Kitchen Labor
Hours per 100 Guests
12.3
12.2
11.9
11.3
F'10
F'11
F'12
YTD F'13*

**Proved successful for Brinker**

Source: Brinker presentation

# Implementing the labor costs opportunity

**Focus on the labor cost reduction opportunity and instill that mindset across the entire company.**

- Reduce menu complexity while improving quality and perceived variety.
- Conduct back-of-the-house labor productivity improvement study with time studies to identify opportunities for improvement.
  - Employ part-time workers to do morning prep work instead of chefs.
  - Work with suppliers to improve the outsourcing effort. Identify opportunities that can be outsourced (salad, soup, desserts).
  - Refine back-of-the-house layout.
  - Identify opportunities for consolidation.
  - Retrain operators to identify headcount reduction opportunities
- Define **training functions that can be performed by in-store managers** and GMs so the massive training staff opportunity can be realized.
  - Pilot this across a few restaurants and implement once tested.

| Areas not quantified |
|---|
| Direct labor cost at SRG |
| Reduction of menu complexity opportunity |
| Kitchen equipment opportunity |

| | |
|---|---|
| Previous opportunities | $114.0 million |
| + Olive Garden labor cost opportunity | $36.0 million |
| + LongHorn labor cost opportunity | $12.0 million |
| + Training staff opportunity | $15.0 million |
| **Cumulative opportunity** | **$177 million** |

***3.1% of current labor costs***

# V. Company-wide margin improvement opportunity

## D. Facilities

# Darden appears to lag behind its peers in areas of facilities management like repairs and maintenance (R&M)

**Without a robust R&M operation, Darden overpays for services and maintenance from contractors.**

- While Darden launched an R&M centralization program in 2012, the program ran into implementation issues and Darden failed to realize its projected savings.
  - **In fact, it appears that Darden now has the worst of both worlds – we believe corporate has restricted the freedom of General Managers without actually generating any savings for Darden.**
  - Several possible cultural factors could explain Darden's lack of success in R&M program implementation:
    - Unwillingness to negotiate with contractors.
    - Bureaucratic and rigid processes.
- Darden is a leader in energy efficiency, but despite lower utility costs, Darden's restaurant expenses increased in 2014 (17.2%) vs. 2013 (16.6%), showing that R&M functions within the Company are not improving.
- Several large chains, such as Bloomin' Brands and McDonald's, have successfully implemented outsourcing to reduce R&M costs.
  - Brinker made R&M a major focus and was able to achieve tangible reductions to increase profitability.

Proved successful for Brinker

Proved successful for Bloomin'

**An estimated $7 - $10 million savings can be realized by employing best practices that others have already implemented**

# We believe Darden's prior initiatives to better manage R&M have been ineffective

**Estimated 2014 R&M spend per store(1)**



$55 - $65K
$55K - $70K
$65K - $75K
Bloomin' Brands
Brinker
Darden

- Darden launched a major R&M initiative in 2012 to centralize R&M with a savings target of $15 - $20 million, but these savings were not realized.
- Darden budgets R&M costs at 2% of sales, but most R&M costs do not vary with sales.
- Developing and implementing a comprehensive program to enhance the R&M savings effort will realize an estimated $7 - $10 million ($7 - $9K per store) for Darden. Darden must:
  - Promote competitive bidding processes by providers.
  - Give Director of Operations and GMs options to choose their preferred vendor from a selected list of corporate-approved contractors.
    - Negotiation of contracts should occur at the corporate level, so GMs do not have to spend time negotiating with contractors and so Darden can leverage its scale, but choice of providers and services can still be done at the restaurant level, ensuring that corporate is not over-stepping its bounds and making GMs' lives harder.

| | |
|---|---|
| Previous opportunities | $177.0 million |
| + Repairs and maintenance opportunity | $10.0 million |
| **Cumulative opportunity** | **$187 million** |

***5.9% of current repair and maintenance costs and 0.9% of other restaurant expenses***

(1) Estimates of total repairs and maintenance costs, within industry standard of 1.5% – 2.5% of sales

# V. Company-wide margin improvement opportunity
## E. Advertising and marketing

# We believe Darden has ineffective and inefficient marketing and advertising

**Current advertising strategy is outdated and ineffective**

- Ineffective price point promotions and couponing.
- Unfocused message that does not resonate with consumers.
- Ad messaging lacks innovation and tarnishes the brand image.
- Balance is slanted too far towards national vs. local outreach.
- Not keeping up with technological trends – not enough social media.
- Too much focus on television ads.
- Messaging is redundant and ineffective.

Most customers do not eat 3 course meals anymore, so why are promotions focused on this?

Promotion of "eat one meal at the restaurant and take another home for tomorrow" strays from Italian roots

**We believe Darden spends too much money, in the wrong areas, and with the wrong message**

# Effectiveness of ad spend can be substantially improved through a clear and focused advertising strategy

**In an attempt to make up for its unfocused message and inefficient advertising mix, Darden has simply spent more dollars on the same ineffective programs, and this has not helped traffic – by analyzing advertising spend with a focus on ROI, we believe we can improve reach while reducing cost.**

- We believe Darden's advertising message is misguided and lacks focus.
- **Darden spends too much on ineffective advertising.**
  - Darden is the largest advertiser in casual dining, spending ~$252 million in 2014 alone (more than EAT, BWLD, RRGB, RT, TXRH, CAKE, DFRG, and BBRG combined), but its SSS growth trails peers.
  - Darden advertises on TV 50 weeks a year, but most competitors avoid advertising certain weeks due to extremely low ROIs (peers are on TV only 39 weeks[1] per year).
  - Darden goes after the most expensive time slots (primetime, post dinner), even though these have no immediate potential to drive traffic.
  - **Darden has virtually ignored digital marketing** and social media, even though competitors have proven that these have a superior ROI – **driving more traffic with fewer dollars**.
- Our first priority is to fix the guest experience – once Darden can be proud to serve customers, we can use more effective marketing tactics to drive visits, and, ultimately, repeat traffic, while at the same time gradually phasing out certain ineffective and low ROI traditional media programs after thorough testing.

**Darden's current advertising strategy**


Advertising spend
Traffic
ROI

***We believe over time Darden can reduce spend and increase traffic and ROI…***

**Our plan**


Advertising spend
Traffic
ROI

**We believe Darden must revamp its advertising strategy and increase traffic through efficient and focused advertising spend**

Source: Company filings and Kantar Media & Nation's Restaurant News
(1) Concepts used for comparison include Applebee's, Chili's, Outback Steakhouse, Buffalo Wild Wings, and TGI Friday's

# Darden continues to spend massively on traditional advertising while its largest brand continues to lose traffic

**While Darden spends more on advertising (in absolute dollars and as a % of revenue), traffic has declined significantly.**

**Darden historical advertising spend versus Olive Garden traffic** *($ in millions)*



$260
$250
$240
$230
$220
$210
$200
$190
Advertising spend
$216
$241
$252
Advertising spend
Traffic
100%
98%
96%
94%
92%
90%
88%
% of 2011 (base year) guest count
2012
2013
2014
Darden Advertising Spend
Olive Garden Traffic (% of 2011 guest count)

**Darden must refocus its advertising efforts to attract customers**

Source: Company filings and CapitalIQ

# Darden grossly overspends on advertising compared to peers

**Competing brands are allocating a higher and higher percentage of their advertising budgets to digital and social media rather than traditional media (TV and print).**

- While TV is much more homogenous than digital media, digital media has a wide range of uses such as search optimization, sponsored search, banner ads, social media, and mobile geo-targeting.
- In 2013, the industry's TV spending increased 3%, while digital media spending increased 10%. Darden is far behind industry trends and spends the vast majority of its advertising budget on TV.



Total LTM advertising spend (millions)
DRI $252
BLMN $182
EAT $92
BWLD $44
RRGB $37
RT $24
TXRH $10
CAKE $6
DFRG $6
BBRG $4

**LTM advertising as a % of system sales**



Despite its scale, Darden spends more than twice the % of sales as the industry median
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
Median: 2.0%
DRI 4.0%
BLMN 3.8%
BWLD 3.4%
EAT 3.3%
RRGB 2.7%
DFRG 2.0%
RT 1.8%
BBRG 1.0%
TXRH 0.7%
CAKE 0.3%
AUV: $4.3 $3.2 $3.0 $3.2 $2.8 $7.3 $1.7 $4.1 $4.2 $10.4
LTM Revenue: $6,286 $4,287 $1,391 $2,905 $1,069 $286 $1,169 $410 $1,503 $1,923
Median
$3.2
$1,391

**Rather than fixing its message and media mix, it appears that Darden has chosen the brute force method of throwing money at the problem using the blunt instrument of national TV ads**

Source: Company filings and Capital IQ
Note: As a % of system sales except where franchisee advertising spend is not accounted for in filings

# Darden has failed to adopt current and what we believe to be more effective advertising strategies

**Darden's marketing efforts are mainly rooted in traditional media, while peers have adapted to more innovative methods.**

- Darden's advertising mix involves a high level of traditional media, reducing the efficiency of advertising dollars.
- The vast majority of Darden's advertising dollars are spent on expensive, usually low ROI channels.
  - Our research indicates that Darden continues to spend significantly on TV, print, and couponing despite the successful shift by competitors to more contemporary advertising strategies.
  - Though Darden has started to spend a little more on online/mobile/social, it is **<u>still far behind</u>** competitors.
  - **<u>Darden does not even have an Olive Garden app!</u>**
  - Darden needs to establish Wi-Fi in restaurants and utilize a mobile app for ordering.

**Proved successful for Brinker**

## Advertising Expense vs. Global Advertising Restaurant Benchmark[1]

| Channel | Darden (estimated mix) | Industry standard |
|---|---|---|
| TV | 85 ~ 90% | 40 ~ 50% |
| Print | | |
| Radio | 10 ~ 15% | 0 ~ 5% |
| Online/Mobile/Social | | 30 ~ 35% |
| Other | | 15 ~20% |
| **TOTAL** | **~100%** | **~100%** |

**Darden needs to shift its marketing focus to methods that <u>connect</u> with the customer**

(1) Representative benchmark for major restaurant companies based on advisor's analysis

# Darden has failed to adopt current and what we believe to be more effective advertising strategies (cont'd)

**We believe Darden's over reliance in traditional advertising and its ineffective messaging are hurting Darden's brand image and profitability.**

- Darden's advertising budget is oversized compared to peers.
  - Darden is the largest advertiser in casual dining, spending ~$252 million in 2014 alone (more than EAT, BWLD, RRGB, RT, TXRH, CAKE, DFRG, and BBRG combined).
  - The Company's advertising budget has risen 17% since 2012, but this has not helped traffic because it has focused on the wrong areas.
- Darden's marketing efforts are too focused on traditional tactics, while the competition is adapting to innovative methods involving social media.
  - While Darden's budget is large, its money is not well-spent, especially considering how the media landscape has shifted to better connect with consumers.
  - Much of Darden's expenditures, by Darden's own admission, have over relied on traditional advertising like TV (with product beauty shots that the actual restaurants can't reproduce), print, and discounting.


buy one
take one
just
$12.9

**What does this convey to customers about the quality of Olive Garden's food?**

**We believe Darden must get its advertising on concept and stop ridiculous promotions like "buy one, take one"**

# Darden is being outmaneuvered by smaller competitors who appear to use technology to their advantage

**Innovation is key to growing traffic by attracting new customers while satisfying existing customers.**

- Darden does not have a company operated app that could be used to inform customers of current promotions and to direct guests to restaurant locations nearby (like Chili's).
  - Apps are easy and cheap to create, there is no reason Darden shouldn't have an app for all its brands in today's marketplace.
- The Company is lacking appeal to Millennials.
  - Innovation and use of technology must improve to keep up with current industry trends.
- Management has not been nimble enough to react to consumers' interests and new digital/social methods of advertising.
  - **How many primetime TV ads does it take to make up for one missed opportunity to draw customers in through a sponsored search?**

**Olive Garden is the 800lb gorilla of Italian casual dining, but is a dinosaur when it comes to using technology in branding and marketing**

Darden did not even own the ad space on Google for Olive Garden until recently. When we searched "olive garden" in May 2014, the first sponsored link was for Carrabba's!



Google
olive garden
Carrabba's Italian Grill - Carrabbas.com
Olive Garden Italian Restaurant | Family Style Dining | Italian ...
Dinner
Careers
Specials
Nutrition
Recipes
Locations
Olive Garden

Source: Google, as of May 29, 2014.

# We believe Olive Garden can easily replicate the technology competitors are utilizing to drive traffic through an outstanding app

**Brinker's app for Chili's is user friendly and offers customers with valuable options that drive traffic.**

**Proved successful for Brinker**

This is the first screen that appears on the app, allowing customers to quickly and easily find a location


Find A Chili's
Choose your local Chili's:
USE MY CURRENT LOCATION
-OR-
GO

Easy way to find a location


Back
Find A Chili's
Jersey City
MENU / ORDER
RESTAURANT DETAIL
Secaucus
700 Plaza Dr
Secaucus, NJ 7094
MENU / ORDER
RESTAURANT DETAIL
Cooper Ave.
MENU / ORDER
RESTAURANT DETAIL

Easy to navigate home screen


Featured Items
Find a Chili's
Order Now
Scan QR Code
Join Email Club
Like Us
eGift Cards
Follow Us
See Our Videos
Terms & Privacy Policy

Great way to advertise promotions (especially to the younger generations)


Promotions and Offers
NEW Cinnamon Molten Cake
NEW Santa Fe Chicken Quesadilla
NEW Mix & Match Fajitas
NEW Margarita Chicken Fresh Mex...

You can even place an order BEFORE you arrive at the restaurant


Back
Place Order
Menu
Sign In
Your Cart
MENU
APPETIZERS
PIZZA & FLATBREADS
$20

**Olive Garden, like Brinker, can use technology to <u>connect with the customer</u>**

# A significant opportunity exists to optimize the ROI from Darden's advertising and marketing expense

**We estimate a $55 - $62 million EBITDA improvement opportunity through a more effective advertising spend at Olive Garden alone.**

- We estimate that most of Darden's inefficient advertising is due to Olive Garden's wasteful TV spend.
- By focusing Darden's advertising dollars on ROI and efficiency, we believe significant savings can be realized.

**Advertising and marketing spend opportunity**

| | Olive Garden | LongHorn | Total Darden |
|---|---|---|---|
| 2014 FY Sales | $3,640 | $1,380 | $6,286 |
| Advertising and marketing spend | $200 | $52 | $252 |
| *Advertising and marketing as a % of sales*[1] | *5.5%* | *3.8%* | *4.0%* |
| High end of peer group | 3.8% | | |
| Peer median | 2.0% | | |

**Estimated savings by reducing Olive Garden spend**

| | Low | High |
|---|---|---|
| Revised Olive Garden advertsing spend | $146 | $138 |
| *Advertising and marketing as a % of sales* | *4.0%* | *3.8%* |
| **Estmated savings** | **$55** | **$62** |

**Assumes Olive Garden continues to spend more than anyone else in the industry**

– Advertising would not be reduced immediately – savings would be realized gradually over time as more effective digital / social programs are phased in and certain ineffective and low ROI traditional programs are phased out after thorough testing.

**Darden can reduce its marketing budget by an estimated $55 – $62 million while improving outreach and increasing traffic**

Source: Company filings

(1) Allocation to divisions is estimated. Assumes 3.8% of LongHorn sales and assumes no TV advertising for SRG

# There are many ways to realize the advertising and marketing opportunity

**First, Darden's advertising strategy must begin with a vision for the brands and enhance that vision to drive traffic.**

- We believe Darden has a fundamental positioning problem when it comes to its advertising strategy.
  - It has not kept up with the media landscape – it employs rudimentary marketing tactics.
  - Innovation will lead to higher traffic and lower adverting spending.
  - Must identify the customer gaps and why Darden is losing its customers, then attack these issues with innovative advertising.
- The key to efficiently using advertising spend is to test new advertising strategies and marketing tactics rigorously, with a focus on measurable correlations with traffic and high ROI.
- Darden, on the other hand, has focused on strategies that allow it to deploy a large amount of money quickly, regardless of ROI.
  - For example, Darden is currently on TV 50 weeks per year, while their competition is on TV fewer weeks, but focused on weeks that historically have high levels of viewership and dining occasions (running TV adds during certain "dead weeks" has been proven to have little impact in driving traffic)
  - We believe Darden spends much of its budget on primetime post-dinner ads; these are the most expensive ad slots, **but with no possibility of driving immediate traffic** – simply switching time slots will allow Darden to reach more and more relevant potential customers with the same or fewer dollars.

| Estmated savings by reducing advertising weeks on air | |
|---|---|
| Current Olive Garden advertising spend[1] | $179 |
| Current # of weeks on TV | 50 |
| *% of advertising budget spent on television ads[2]* | *93%* |
| Estimated spend per week | $3 |
| Revised # of weeks on TV | 42 |
| Savings | $27 |

Peer average is 39 weeks per year[3]

**Darden could see a ~$30 million EBITDA improvement just from picking the right weeks to advertise**

**While our savings estimate is based on a detailed analysis of Darden's marketing mix and spending versus peers, the fact that Darden could save ~$30 million just by eliminating low ROI weeks (as peers already have) suggests our estimates may be conservative**

Source: Kantar Media & Nation's Restaurant News
(1) Kantar Media, Olive Garden's estimated 2013 advertising spend (excludes marketing)
(2) Kantar Media, Olive Garden's 2013 TV mix
(3) Concepts used for comparison include Applebee's, Chili's, Outback Steakhouse, Buffalo Wild Wings, and TGI Friday's

# Implementing the advertising and marketing opportunity

**By aligning advertising spend closer to industry standards at Olive Garden, we estimate Darden could improve EBITDA by $62 million – coupled with an increase in traffic.**

### Shift in spending

- Substantially shift advertising spend to digital media to mirror peers.
- For print-based advertising, reduce costs through a program-based model, instead of job-by-job transaction model (through long term pricing agreements).
- Campaign optimization focused on best mix of national programming, local shows, social media, and others.

### Marketing strategy

- Improve mix of value-based menu vs. limited time offers (LTOs).
- Focus on streamlined and efficient communication between marketing department, suppliers, senior management, and culinary department.
- Evaluate the overall success of all campaigns, focus on ROI, and review success of previous campaigns instead of throwing money at TV advertising and LTOs.

### Digital marketing

- Utilize technology and develop Twitter / Facebook team.
- Develop benchmarks to evaluate media cost per thousand (CPM), and focus on ROI maximization.
- Establish nimble strategy to react to consumers' interests and new digital/social methods of advertising.

### Phase-in plan

- Analyze advertising spend with a disciplined focus on ROI.
- Over time, test phasing out low-ROI TV spend.
- First few months will be spent creating digital media programs and evaluating current strategy.
- Certain ineffective and low-ROI traditional media campaigns will be phased out gradually as more-effective new platforms ramp.

***24.6% of current advertising costs (assumes a ~40% reduction in traditional media combined with a ~120% increase in digital/social media)***

| | |
|---|---|
| Previous opportunities | $187.0 million |
| + Olive Garden advertising and marketing opportunity | $62.0 million |
| **Cumulative opportunity** | **$249 million** |

Starboard Value

## V. Company-wide margin improvement opportunity

### F. Alcoholic beverage

# Improving the alcoholic beverage mix is a substantial opportunity to increase profits

**Adult beverage service is an important and profitable part of casual dining. Darden's peers have increasingly emphasized the importance of alcoholic beverages.**

- **Olive Garden, by contrast, has significantly lower alcoholic beverage sales as a % of total than peers or even than it had in the past.**
- Only 8% of sales is from alcoholic beverages at Olive Garden, while Italian peers average more than twice that (16.5%).
  - Several competitors in both the fast casual and casual dining segments have focused more attention on higher margin adult beverages as they look to expand check average and traffic.
  - For example, Chili's 2013 adult beverage mix totaled 14% (as compared to 12.8% in 2010).
  - **Competitors have simultaneously geared their marketing, sales, and operations efforts toward emphasizing alcoholic beverages, (e.g., events, pricing, and front of house training).**

**Proved successful for Olive Garden before**

**Proved successful for Bravo Brio**

**Proved successful for Macaroni Grill**

**Proved successful for Carrabba's**

**Proved successful for Brinker**

**We believe the opportunity to increase alcohol sales could drive an estimated $56 million in annual EBITDA improvement**

# Given how well wine pairs with Italian food, we believe Italian concepts should have a high alcohol mix

**Wine is an integral part of the authentic Italian family dining experience. It appears that management has not focused or executed on the obvious alcohol opportunity.**

- During the late-1990s and early-2000s, Olive Garden's alcohol mix was 13% – it is now just 8%.
- The number of choices and price points of wines on the menu has gotten worse, contributing to Olive Garden's detachment from its Italian roots.
- Servers' training on wine service is lacking – even for simple steps like asking a guest if they'd like a drink.[1]

**Italian concepts 2013 alcohol sales as a % of total**



20%
15%
10%
5%
0%
18%
17%
16%
15%
8%
Median: 16.5%
Bravo Brio
Maggiano's
Carrabba's
Macaroni Grill
Olive Garden

**UNACCEPTABLE: Olive Garden's 8% alcohol sales is less than half of its competitors**

Source: Company filings and Wall Street Equity Research

(1) Restaurant Cops mystery shops analysis showed that servers only ask guests if they would like an alcoholic beverage 57% of the time.

# The Olive Garden customer base is not averse to alcohol, in fact we believe they prefer alcohol with dinner

**Olive Garden customers order alcoholic beverages just as frequently as customers of Olive Garden's peers – they just don't order them at Olive Garden. We believe this is due to a number of clear execution missteps by current management.**

**How often do customers order alcoholic beverages with dinner?**



15%
16%
22%
23%
27%
26%
17%
17%
17%
16%
Almost always / Always
Frequently
Sometimes
Rarely
Never
Total
Olive Garden Customers

**What is Darden's excuse for its unacceptably low alcohol sales mix?**

Source: Survey conducted by one of the world's leading operationally-focused consulting firms. Sample size of approximately 1000, half men and half women 18 years of age and older

# Alcohol sales have been lacking in all of Darden's concepts, including Red Lobster before it was jettisoned

**Olive Garden, Red Lobster, and LongHorn are the worst at selling alcohol as a % of sales, due to a lack of focus and vision from senior management.**

**Seafood concepts 2013 alcohol sales as a % of total**



30%
25%
20%
15%
10%
5%
0%
24%
13%
8%
Median: 19%
Bonefish
Joe's Crab Shack
Red Lobster

Red Robin (focused on an under 21 customer base) is the only casual dining concept that performs worse than Darden in regards to alcohol sales

**2013 alcohol sales as a % of total sales for casual dining restaurants**

| | |
|---|---|
| Bonefish | 24% |
| Buffalo Wild Wings | 22% |
| Bravo Brio Restaurant Group | 18% |
| Maggiano's | 17% |
| Carrabba's | 16% |
| Applebee's | 15% |
| Romano's Macaroni Grill | 15% |
| Chili's | 14% |
| Cheesecake Factory | 13% |
| Joe's Crab Shack | 13% |
| Outback Steakhouse | 11% |
| Ruby Tuesday | 11% |
| Texas Roadhouse | 11% |
| LongHorn Steakhouse | 10% |
| Olive Garden | 8% |
| Red Lobster | 8% |
| Red Robin Gourmet Burgers | 8% |

**Underperformance in alcoholic beverage mix is not only prevalent at Olive Garden, but at Red Lobster and LongHorn as well, indicating the problem stems from senior management at Darden**

Source: Company filings and Wall Street Equity Research

# LongHorn's alcohol sales as a % of total lag behind its steakhouse peers

**Steakhouse concepts alcohol sales as a % of total**


15%
10%
5%
0%
12%
11%
12%
11%
12%
11%
11%
10%
10%
10%
10%
10%
2009
2010
2011
2012
2013
Longhorn
Outback
Texas Roadhouse

- LongHorn alcohol sales lag behind peers by 1 – 2%.
- Selection of drinks and menu presentation are primary drivers of lower alcohol sales.
- Specialty drinks are prominent with no wine listings – wine is on a separate drink menu that some guests may not even see.
- **Similar to Olive Garden, we believe the wait staff has not been properly trained to selling alcohol or explaining alcohol choices to guests.**
- Texas Roadhouse servers, on the other hand, always ask what the guest would like to drink.

**Outback Dinner Drink Menu**


OUTBACK SPECIALTY COCKTAILS
BEERS
WINE
BEVERAGES

**LongHorn Separate Drink Menu**


LASS
LASS
SHAKE
IT
UP!
COLD
BREWS

**Although LongHorn's alcoholic drink offerings are consistent with its competitors, its promotion by the wait staff and menu presentation hinder alcohol sales**

**LongHorn Dinner Drink Menu**


FEATURED BEVERAGES

**LongHorn Lunch Menu**


LEGENDARY STEAKS

# Several casual dining peers have successfully launched efforts to drive significant increases in alcoholic beverage sales

| | Adult Beverage Strategy | Results |
|---|---|---|
| T.G.I. FRIDAY'S | • Launched efforts to rejuvenate core cocktail platform with focus on fresh ingredients and bartender capabilities.<br>• Expanded craft beer selection and rejuvenated wine list.<br>• Added special non-alcoholic beverages to support lunch. | • Raised alcohol mix from 24.4% to 28.2%. |
| BRINKER INTERNATIONAL | • Launched multi-year alcoholic beverage program called "Raising the Bar" geared at increasing alcoholic beverage sales by 40bps with new innovation and optimized offerings…easily succeeded.<br>• Continued to drive alcohol menu innovation.<br>• Increased server and bartender training to enhance expertise and drive sales.<br>• Rolled-out improved wine offering.<br>• Implemented Happy Hour program – Monday thru Friday 4 – 7pm, and 9pm – close. | • Raised alcohol mix from 12.8% to 14% of sales. |


Delivering Top Line
• Raise the Bar
– Increase alcohol mix by 40 bps with new innovation and optimized offerings
• Grow PPA
– Increase PPA by $0.10 with new server training and enhanced tracking

Source: Brinker presentation

**Even peers that already had a strong alcohol mix have been successful in increasing alcohol sales**

Source: Company filings

# Darden can easily implement programs to improve its alcohol sales mix

**We believe Darden needs to follow its peers and implement alcoholic beverage programs.**

- Some initiatives that Darden needs to explore:
  - Adjust marketing campaign to promote more advertising focused on adult beverages.
  - Partner with select wine houses for promotions and normal-course alcohol supply.
  - Tailor craft beer offerings that are in line with LongHorn's customer base: 30 – 55 year-olds with $50,000 - $75,000 annual income.
  - **Train wait staff to focus on upselling alcohol offerings.**
  - Train servers on wine – understanding vintage, type, color, taste, how to serve, and wine preference (or at the very least, taking a drink order).
  - Promote wine pairings with entrées and introduce special wine tasting programs on the menu.
    - Add sommeliers for specific high traffic regions and stores.
  - Launch happy hour programs to increase traffic in the 4pm-7pm timeframe, when most restaurants are empty.

**Proved successful for Brinker**

**Proved successful for TGI Friday's**

**Proved successful for Olive Garden before**

**There is a company-wide problem at Darden as it relates to alcohol sales. This must be improved! Once improved, check averages would increase and the guest experience will improve**

# Growing the alcoholic beverage mix could deliver an estimated $56 million in EBITDA for Olive Garden and LongHorn

Potential Olive Garden food / alcoholic beverage mix

| Alcohol Mix | Current | Target | Assumed Realization | Est. EBITDA Increase |
|---|---|---|---|---|
| Conservative – no revenue increase, but shift in mix | 8% | 15% | 10% | $15 million |
| More realistic – revenue increase from alcohol consumption | 8% | 15% | 10% | $45 million |

Potential LongHorn food / alcoholic beverage mix

| Alcohol Mix | Current | Target | Assumed Realization | Est. EBITDA Increase |
|---|---|---|---|---|
| Conservative – no revenue increase, but shift in mix | 10% | 12% | 10.5% | $3 million |
| More realistic – revenue increase from alcohol consumption | 10% | 12% | 10.5% | $11 million |

**Many casual dining brands (including Olive Garden in the past) have successfully implemented an alcoholic beverage focus**

| | |
|---|---|
| Previous opportunities | $249.0 million |
| + Alcoholic beverage sales mix opportunity at Olive Garden | $45.0 million |
| + Alcoholic beverage sales mix opportunity at LongHorn | $11.0 million |
| **Cumulative opportunity** | **$305 million** |

# V. Company-wide margin improvement opportunity

## G. Table-turns

# We believe improving the table turns at Darden's restaurants (especially Olive Garden) can substantially improve profitability

**On Friday and Saturday nights, the average Olive Garden experiences 60-90 minute wait times.[1]**

- We believe Olive Garden has false waits at these peak times due to execution errors, particularly slow table turns.
- A successful casual dining restaurant can clean a table and set it for the next guest within 1 minute of the previous guest leaving, but Olive Garden takes 3-5 minutes to turn their tables on average.[2]
- By reducing the time it takes to bus a table by 2 minutes, we believe Olive Garden can improve EBITDA by $6 million.

| Incremental EBITDA from turning tables | |
|---|---|
| Average check for dinner at Olive Garden[3] | $18.00 |
| *Average guests per table* | *2.75* |
| Revenue per table | $49.50 |
| *Average dining time (minutes)*[4] | *65* |
| Revenue per table per hour | $45.69 |
| Assumed decrease in table-turn time (minutes): | (2) |
| Pro forma revenue per table per hour | $47.14 |
| Revenue lift per table per hour | $1.45 |
| Average number of tables per restaurant | 75 |
| Revenue lift per restaurant per hour (assumes 50% realized execution) | $54.40 |
| *Total hours of peak traffic during Friday and Saturday* | *6* |
| Revenue lift per weekend per restaurant | $326.37 |
| *Olive Garden restaurants* | *837* |
| Increase in revenue (for full 52 weeks) | $14 million |
| *Assumed EBITDA flow-through*[5] | *40%* |
| **Increased EBITDA** | **$5.7 million** |

(1) Darden management
(2) Per Restaurant Cops mystery shopper analysis
(3) Estimate based on Olive Garden's $16.50 - $17.00 overall average check, per company filings, and management statements that average dinner checks are modestly higher than average check at lunch
(4) Per Restaurant Cops mystery shopper analysis, dictates an average dining time of ~66 minutes
(5) Per Company management

STARBOARD VALUE

# A successful rollout of tabletop tablets could lead to more efficient dining experiences, further reducing wait times

"**Darden remains behind the competition** when it comes to implementing technology at restaurants. The use of tablets is no exception – none of the company's brands currently have tablet technology...**We think tabletop tablets with payment capabilities could help with long wait times, especially at Olive Garden where 90+ minute waits are common on Friday/Saturday evenings**."

*- Janney Capital Markets, August 26, 2014*



- Tablets create a much more efficient dining experience and can reduce dining times by 5-10 minutes per table (allows the guest to pay whenever ready instead of waiting for the server).[4]

| Incremental EBITDA from successful tablet implementation | |
|---|---|
| Average check for dinner at Olive Garden[1] | $18.00 |
| *Average guests per table* | *2.75* |
| Revenue per table | $49.50 |
| *Average dining time (minutes)*[2] | *65* |
| Revenue per table per hour | $45.69 |
| Assumed decrease in table-turn time (minutes): | (5) |
| Pro forma revenue per table per hour | $49.50 |
| Revenue lift per table per hour | $3.81 |
| Average number of tables per restaurant | 75 |
| Revenue lift per restaurant per hour (assumes 50% realized execution) | $142.79 |
| *Total hours of peak traffic during Friday and Saturday* | *6* |
| Revenue lift per weekend per restaurant | $856.73 |
| *Olive Garden restaurants* | *837* |
| Increase in revenue (for full 52 weeks) | $37 million |
| *Assumed EBITDA flow-through*[3] | *40%* |
| **Increased EBITDA** | **$14.9 million** |

Source: E la Carte.
(1) Estimate based on Olive Garden's $16.50 - $17.00 overall average check per company filings and management statements that average dinner checks are modestly higher than average check at lunch
(2) Per Restaurant Cops mystery shopper analysis, dictates an average dining time of ~66 minutes
(3) Per Company management
(4) Darden management has mentioned plans to begin testing Ziosk tablets in Olive Garden, but remains far behind its competition

**Proved successful for Applebee's**

**Proved successful for Brinker**

- Not only do tablets increase table turns and enhance the guest experience, they can lead to higher check averages.

E la Carte, a leading tabletop tablet provider, estimates tablets reduce table turn time by 10 minutes

- With ordering at the guest's fingertips, studies have shown guests order more appetizers, drinks, and desserts via the tabletop tablet.
- Over time, tabletop tablets will allow Darden to reduce labor costs as well.

# Apps can help Darden to improve table turns, further reducing wait times, and enhancing the guest experience

**For example, OpenTable and TGI Friday's (introduced in 2012) apps allow the customer to pay their check and leave at their leisure.**

- Putting aside the significant improvement in table turns, we have found that one of the most frustrating aspects of the restaurant experience is waiting for the server to provide the check.
- This technology not only improves table turns, but enhances the guest experience.

**Proved successful for TGI Friday's**

**OpenTable**


View & pay your check
See your check in real time
and pay at any time.


Leave whenever you're ready
Your server will see you've paid,
and you'll receive your receipt via email.

**TGI Friday's**


TAB OUT IN NO TIME WITH THE FRIDAYS℠ MOBILE APP
• Pay your bill from your phone with the Fridays Mobile App
• Find a Fridays using your current location by ZIP code, or city and state
• Get maps and driving directions to the nearest Fridays
• Check out our beverage specials and promotions
• Browse through our full beverage and food menus
• If you are a stripes member, you can check your balance, request Rewards, view and show Reward Certificates to your server and request stripes credits from your phone
Download or update the Fridays app. It's free.
FOR iPhone®
FOR ANDROID

**Whether done through OpenTable, another 3rd party, or an Olive Garden app, we believe a "pay when you're ready" feature can add significant value**

# We believe improving table turns at Olive Garden can deliver an estimated $20 million in EBITDA improvements

**Due to waits at Olive Garden on Friday and Saturday nights, there is an opportunity to greatly improve table turns at Olive Garden via better execution and use of technology.**



- Adopting technology such as tabletop tablets and payment via app could not only improve Olive Garden's competitive positioning, but reduce wait times, improve table turns, and enhance the guest experience.
  - Tabletop tablets are cost efficient to implement, as the supplier will provide and install the hardware without an upfront cost to Darden.(1)

> "[Tabletop tablets] have helped our customers expedite and control their experience more, which in turn is good for our business."
>
> *- Wyman Roberts, CEO of Brinker(2)*

**Proved successful for Brinker**

- Darden also needs to take pride in creating an unmatched dining experience in the restaurant while quickly turning tables once guests leave to reduce wait times.
- We believe a significant opportunity exists to create value with even a small incremental reduction in wait times on the weekends (especially at Olive Garden).

| | |
|---|---|
| Previous opportunities | $305.0 million |
| + Table turns increase via faster bussing of tables | $5.7 million |
| + Tablet ordering opportunity | $14.9 million |
| **Cumulative opportunity** | **$326 million** |

**Areas not quantified**

Increased check average and reduced labor through tablet ordering

Source: E La Carte and Ziosk

(1) Tablet makers pay for the installation and derive revenue from advertising and gaming (which Darden can receive a share of)

(2) The New York Times

## V. Company-wide margin improvement opportunity

### H. Summary

# We believe an operationally focused management team can substantially improve annual EBITDA

**Midpoint of potential EBITDA impact from enhanced operational execution** ($ in millions)



$300
$250
$200
$150
$100
$50
$0
Although many additional opportunities are difficult to quantify, we have clearly identified at least $215 - $326 of annual EBITDA improvement that we believe can be implemented to drive shareholder value
$36
$61
$52
$9
$59
$216
$37
$18
$271
Represents just 3.8% of current total cost pool
Corporate G&A
Food costs, food waste, and procurement
Labor
Facilities
Advertising & marketing
Total cost opportunities
Alcoholic beverage
Table-turns
Total EBITDA impact

**We believe these improvements could drive ~$15 - $26 in value creation per share(1)**

Note: Total operating expenses of $5.7 billion in fiscal 2014

(1) Assumes 8.5x – 9.5x multiple and 120.3 shares outstanding

# Summary of potential EBITDA impact from quantifiable margin opportunities

| EBITDA improvement opportunity | $ of EBITDA increase | Value per share |
|---|---|---|
| + IT staff opportunity | $3.5 | |
| + Marketing staff opportunity | $3.0 | |
| + HR staff opportunity | $4.0 | |
| + Ops., admin, other support staff opportunity | $25.0 | |
| + Identified non-standard perks opportunity | $3.5 | |
| + Olive Garden breadsticks opportunity | $5.0 | |
| + Direct food and packaging costs opportunity | $42.0 | |
| + Indirect costs opportunity | $28.0 | |
| + Olive Garden labor cost opportunity | $36.0 | |
| + LongHorn labor cost opportunity | $12.0 | |
| + Training staff opportunity | $15.0 | |
| + Repairs and maintenance opportunity | $10.0 | |
| + Olive Garden advertising and marketing opportunity | $62.0 | |
| **Cumulative cost opportunity** | **$249 million** | **$19.66** |
| + Alcoholic beverage sales mix opportunity at Olive Garden | $45.0 | |
| + Alcoholic beverage sales mix opportunity at LongHorn | $11.0 | |
| + Table turns increase via faster bussing of tables | $5.7 | |
| + Tablet ordering opportunity | $14.9 | |
| **Cumulative EBITDA improvement opportunity** | **$326 million** | **$25.71** |

**We see potential for >$300 million in EBITDA improvement before taking into account our Olive Garden turnaround plan to increase traffic**

Note: Assumes 9.0x EBITDA multiple and 120.3 million share count.

# Benchmarking the high-end of our identified EBITDA improvements suggest our estimates may be conservative

**Darden's costs as a % of sales would still be above peers even AFTER implementing our identified savings.**

## SG&A as a % of sales



15%
10%
5%
0%
Peer median: 6.5%
11.9%
11.7%
10.6%
8.9%
8.6%
7.9%
6.5%
6.5%
6.0%
5.5%
4.5%
RRGB
RT
DRI
Pro-forma DRI
DFRG
BWLD
BLMN
CAKE
TXRH
BBRG
EAT

## Food costs as a % of sales



40%
30%
20%
10%
0%
Peer median: 27.2%
34.6%
32.4%
30.1%
30.1%
28.9%
27.5%
27.2%
26.1%
25.7%
24.8%
24.4%
TXRH
BLMN
DRI
DFRG
Pro-forma DRI
RT
BWLD
EAT
BBRG
RRGB
CAKE

## Labor costs as a % of sales



40%
30%
20%
10%
0%
Peer median: 31.2%
34.9%
34.6%
32.7%
32.3%
32.1%
31.2%
31.1%
29.5%
29.1%
28.6%
27.7%
BBRG
RT
RRGB
CAKE
DRI
EAT
Pro-forma DRI
DFRG
TXRH
BWLD
BLMN

Source: Capital IQ

# VI. Olive Garden

## A. Darden’s largest brand is in desperate need of a turnaround

# Olive Garden has seemingly lost its way…but we believe it can be turned around

**To return to an industry leading and profitable position, Olive Garden must address the basics of operating efficient restaurants.**

### Italian authenticity

- Olive Garden currently uses inauthentic Italian ingredients, serves dishes that would be unacceptable in Italy, and does not promote wine with meals.
  - ***This is the wrong approach.*** ✗

✓ Olive Garden must embrace its Italian roots to return to the top of the casual dining industry.

### Traffic improvement

- Traffic has declined for years, and now management is focused on remodels, a new logo, and advertising instead of improving the guest experience.
  - ***This is the wrong approach.*** ✗

✓ Olive Garden must go back-to-basics. Management should be focused on improving food quality, improving service, improving alcohol sales and improving the guest experience.

### Food quality focus

- The pasta is overcooked with sauce simply ladled on top, breadsticks have lost their quality and specialty dishes have been replaced with unappealing and unhealthy choices.
  - ***This is the wrong approach.*** ✗

✓ An operationally focused management team will meaningfully improve the food quality and execution of dishes.

### Operationally focused management team

- Darden has created a revolving door of senior leadership rotating through Darden's brands…leaders who are out of touch with their core customer and changing market dynamics.
  - ***This is the wrong approach.*** ✗

✓ The management team should be focused on achieving results through superior leadership.

# To compensate for declining traffic, Olive Garden has seemingly raised prices, alienating its core customers

## Olive Garden same-store-sales growth



4%
2%
0%
(2%)
(4%)
(6%)
1.4%
(2.9%)
1.0%
(2.5%)
3.1%
2.0%
(0.1%)
(1.8%)
1.0%
0.3%
(0.3%)
(3.2%)
(2.5%)
(4.1%)
1.0%
1.1%
(2.4%)
(4.0%)
(0.2%)
(0.6%)
(3.3%)
(5.4%)
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
Average quarterly decline in FY 2014 = (3.3%)
KnappTrack
Olive Garden

## Olive Garden price and traffic growth



4%
2%
0%
(2%)
(4%)
(6%)
(8%)
(2.2%)
1.4%
(1.0%)
1.7%
1.6%
2.1%
(3.9%)
2.8%
(2.8%)
2.0%
(6.9%)
2.2%
(3.9%)
1.9%
2.4%
1.2%
(3.7%)
1.7%
(0.9%)
1.5%
(7.9%)
1.7%
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13
1Q14
2Q14
3Q14
Traffic growth
Price growth

**Raising prices is not the right answer → we need to fix the guest experience**

Source: Company filings, Wall Street equity research, and Knapp-Track

# Olive Garden has seemingly lost its Italian heritage and authenticity

**Olive Garden has moved away from its authentic Italian roots and now offers what appears to be a low-end Italian-American experience.**

- Advertising lacks a value proposition and a genuine Italian focus.
- Lost ties to suppliers that offered authentic Italian ingredients and Italian wines at compelling price points.
- "Buy one entrée, take one home" and other recent promotions appear to be inconsistent with Italian culture – not to mention the extreme portion size is inconsistent with authentic Italian values and creates enormous waste.
- Servers no longer encourage wine with lunch or dinner, even though wine is an authentic part of the Italian family dining experience.

Now Olive Garden serves dishes that are astonishingly far from authentic Italian culture, such as burgers & fries, Spanish tapas, heavy cream sauces, more fried foods, stuffed cheeses, soggy pasta, and bland tomato sauce.

**Olive Garden Burger**



**Spanish-style Tapas**



**Olive Garden no longer serves authentic Italian food**

Source: Huffington Post and Fox News

# Food quality appears to have deteriorated significantly

**Olive Garden's food quality has deteriorated while competitors' has improved.**

- **We believe the pasta is poorly handled and generally overcooked.**
  - **Shockingly, Olive Garden no longer salts the water it uses to boil the pasta, merely to get a longer warranty on its pots.**
    - This appalling decision shows just how little regard management has for delivering a quality experience to guests.
  - We believe this results in a mushy, unappealing product that is well below competitors' quality despite similar cost.

| Carrabba's | Olive Garden |
| --- | --- |
|  |  |
| Acutely executed cooking time and procedure to produce consistent, great tasting pasta. | The sauce is simply ladled in a heap on top of the pasta, rather than integrated into the dish. Heat does not evenly spread throughout the pasta, creating inconsistent temperatures among bites. |

**How can management of the world's largest Italian restaurant chain think it is okay to serve poorly prepared pasta?**

Source: Company website.

# Darden stopped salting the water in which it boils pasta

**According to Darden management, Darden decided to stop salting the water to get an extended warranty on their pots. Pasta is Olive Garden's core dish and must be prepared properly.**

*If you google "how to cook pasta", the first step of Pasta 101 is to salt the water.*

Pasta 101: Cooking Perfect Pasta Every Time

EIGHT STEPS TO PERFECT PASTA

1. For every one pound of pasta, bring 5 quarts of water to a rolling boil. Once water is boiling, then add about 2 tbsp. of coarse salt, or 1/4 cup table salt.

**How does the largest Italian dining concept in the world not salt the water for pasta?**

"**COOKING PASTA:** The first step in any pasta recipe is to put water in a big pot and **salt it**. Nobody ever says how much salt to put in the water, because **it's simple: the water should be salty,** Atlantic Ocean salty...**And why is salt important in there? Because salt is water-soluble, and as the water enters the pasta, so does the salt, which makes the pasta taste like something.**"

– *The Frankies Spuntino Cookbook*

**Percentage reviews of describing "pasta" across Italian casual dining**



"Bland"
8%
6%
4%
2%
0%
7%
4%
3%
Olive Garden
Carrabba's
Maggiano's
"Dry"
8%
6%
4%
2%
0%
6%
4%
3%
Olive Garden
Carrabba's
Maggiano's
"Overcooked"
5%
4%
3%
2%
1%
0%
4%
2%
1%
Olive Garden
Maggiano's
Carraba's

**This example shows how disconnected Darden management is from restaurant operations and how little regard Darden management has for the guest experience**

Source: Czar Metrics Olive Garden social media study. Includes ~35,000 Yelp reviews over 2 years

STARBOARD VALUE

# Food quality appears to have deteriorated significantly

- **The preparation of the breadsticks appears to have changed for the worse.**
  - Olive Garden's famous all-you-can-eat breadsticks, which revolutionized the casual dining industry, have lost their quality taste.



  - Fresh and golden brown quality breadsticks were a staple of Olive Garden's traffic increases in the 1990s.
  - The lower quality refined flour breadsticks served today are filled with more air and have less flavor (similar to hot dog buns).

**Olive Garden must bring back the quality and consistency of its signature breadsticks**

Source: Restaurant Cops mystery shopper analysis

# Darden has replaced popular authentic dishes with…

**Darden has replaced many of the appealing, fresh, healthy, authentic, and profitable Italian dishes with fried and inauthentic dishes that we believe many customers find extremely unappealing.**

| Before | Now |
|---|---|

**Before**

Olive Garden used to offer dishes such as:

**Pork Filettino** (a tender grilled tenderloin served with roasted vegetables)

**Lobster Spaghetti** (had a marvelous flavor and was loved by guests)

**Tortellini Fizzano** (authentic pasta dish from Olive Garden's Riserva di Fizzano restaurant located in an 11th century village in Italy)

**Now**

Fried Lasagna Fritta?



"Tuscan" White Bean Hummus?



**Darden must recapture its authentic Italian roots…starting with the menu**

Source: Company website

# Execution appears to be a huge issue at Olive Garden…

## Lasagna Primavera with Grilled Chicken

- Vegetable lasagna topped with chicken doesn't make any sense (if you wanted meat on your lasagna, you would order the meat lasagna), but, if you are going to serve it, you should prepare it correctly.

**Displayed on Olive Garden website**



**Served at Orlando Olive Garden**



**We believe Olive Garden's poor execution leaves customers consistently disappointed**

Source: Company website

# Execution appears to be a huge issue at Olive Garden… (cont'd)

## Lasagna Fritta

- Fried lasagna bites are not authentic Italian. Beyond that, we believe this consistent lack of execution highlights the lack of pride and need for extensive training for restaurant level employees.

**Displayed on Olive Garden website**



**Served at New York Olive Garden**



**The actual dish was barely edible…**

Source: Company website

# Execution appears to be a huge issue at Olive Garden… (cont'd)

**Fried Asparagus**

- Technically called "Crispy Parmesan Asparagus", the actual dish was anything but…

**Displayed on Olive Garden website**



**Served at Melbourne, FL Olive Garden**



**Frying too many items can also slow service and make it more difficult for the kitchen to properly time a table's dishes**

Source: Company website

# …And menu design is confused

**Olive Garden already has some building blocks to work with, but even when it has introduced a quality dish, the implementation has been lacking.**

- For example, Olive Garden recently introduced a high-quality, healthy trout dish that is generally prepared well, but by loading half of the over-sized plate with bland and mushy pasta, Darden has (i) contradicted the "healthy" of the image of the dish, (ii) added unnecessary cost (in our experience, most people who order this dish barely touch the pasta) and (iii) increased the complexity of preparation, slowing service and potentially leading to more errors.

<u>**Served at San Francisco Olive Garden**</u>



<u>**Served at New York Olive Garden**</u>



**Darden needs to use its strong building blocks to create dishes that guests love and that can be prepared consistently and profitably**

# Olive Garden's inconsistent leadership has led to poor results

**We believe recent management teams have taken Olive Garden further and further away from the vision that made Olive Garden great.**

- As Darden became bloated and insular, rather than maintaining its forward-looking and focused approach to innovation, **Olive Garden lost its operational discipline** and failed to respond to changes in the marketplace.
- Increased turnover of Olive Garden presidents may have contributed to inconsistent results.

| Olive Garden President | Tenure | | |
|---|---|---|---|
| David George | Jan 2013 | - | Present |
| John Caron | Jun 2011 | - | Jan 2013 |
| David Pickens | Dec 2004 | - | Jun 2011 |
| Andrew Madsen | Mar 2002 | - | Nov 2004 |
| Brad Blum | Dec 1994 | - | Mar 2002 |

**Brad Blum is the longest tenured leader in Olive Garden's recent history. Mr. Blum led Olive Garden through its very successful turnaround in the 1990s.**

**That is why we went out and recruited Mr. Blum to be one of our nominees**

**Not only has Olive Garden management apparently failed to create new solutions suitable for the current environment, we believe it also greatly undermined the foundation of the business by losing sight of the brand image and value proposition that resonated with customers**

# Darden should fix the guest experience before remodeling restaurants and using discounting tactics

**We believe Darden management has approached operational challenges the wrong way.**

- Instead of focusing on improving the operations of the business to enhance the guest experience, Darden is spending substantial capital to remodel its buildings and lure in customers through heavy discounting and limited time offers.
  - Guests will only find the same disappointing service and experience as before.
- **<u>This is the same strategy that failed for Red Lobster under the current Board's watch.</u>**

> *"Why not give the menu changes an opportunity to take hold, instead of providing doubters further reason to gripe if the store remodeling doesn't work quickly?...And just as they aren't going to Chipotle to admire the art on the wall, they're not avoiding Olive Garden because they find the window treatments lacking in character."*
> *- Yahoo Finance, July 9, 2014*

**<u>Darden's current strategy</u>**

**Invest in remodels ($500-600k per restaurant) and LTOs / advertising ($50m+ excess spend)[1]** → **Lacks compelling and authentic advertising message** → **Fails to fix the operations of the restaurants** → **Guest have a BAD experience**

**<u>Winning strategy</u>**

**Fix the food and the service, ensure Italian authenticity** → **Create a distinct compelling message that resonates with customers** → **Spend advertising dollars intelligently** → **Guests have a GREAT genuine Italian dining experience**

**Why would Darden spend money to attract customers into the restaurant, only to disappoint them with more the same underwhelming food and poor service?**

Source: Company presentations

(1) Per Orlando Sentinel

# Current management appears to be focused on the wrong issues

**Out of all the problems currently at Olive Garden, the last thing management should be focused on is Olive Garden's logo. The new logo is yet another example of how we believe:**

1. Management is out of touch with their core customer.

2. Management follows a loose spending policy. We estimate the signage change will cost Darden an estimated $42 million (837 Olive Garden locations with an estimated $50,000(1) cost per restaurant).

> **"Critics have said the updated logo is generic, with some saying it looks like a logo created by a first-year design student."**
>
> - Advertising Age Magazine, March 17, 2014

BUSINESS INSIDER

**People Hate Olive Garden's New Logo**

HAYLEY PETERSON
MAR. 3, 2014, 4:17 PM 17,698 12

**Howard Penney** @HedgeyeHWP · Mar 5
Olive Garden's new logo looks like a second-grader's cursive practice. slate.com/blogs/browbeat... via @slate
View summary

> **"Is Olive Garden's New Logo as Wretched as Everyone Says? Criticism is as unlimited as the breadsticks…."**
>
> - AdWeek, March 6, 2014

- Management believes changing the signage on each store will help the brand. We believe signage is irrelevant at this moment and is another example of capital misallocation – again this is the same strategy that failed for Red Lobster.

**Changing the interior and logo without first improving the food and service is not the right long-term approach**

(1) Darden management

# We believe Olive Garden needs to improve the experience, service, and food quality in order to fortify its customer base

**With the help of a leading social media consulting firm, we conducted a study to see what customers think of Olive Garden's brand, food quality, and service vs its competitors.**

- We collected ~35,000 Yelp reviews, 3.2 million Foursquare check-ins, brand likes and reviews on Facebook, and keyword searches on Google.
- Our analysis indicates that Olive Garden is underperforming its Italian casual dining peers as it relates to customer satisfaction and preference.

**Yelp ratings from August 2012 – August 2014**



% with 4 or 5 star rating
65%
60%
55%
50%
45%
40%
Median: 58%
43%
47%
56%
60%
62%
Olive Garden
Buca di Beppo
Carrabba's
Bravo Brio
Maggiano's



Average rating
3.9
3.7
3.5
3.3
3.1
2.9
2.7
2.5
Median: 3.46
3.0
3.2
3.4
3.5
3.6
Olive Garden
Buca di Beppo
Carrabba's
Bravo Brio
Maggiano's

**Our social media analysis concludes that Olive Garden customers are less satisfied**

Source: Czar Metrics: Olive Garden social media study

# Olive Garden needs to improve the experience, service, and food quality in order to fortify its customer base (cont'd)

**Further, using location-by-location data, we have already identified certain markets that Olive Garden can attack first with an operational "swat team" or potentially a refranchising program.**

- Before implementing any changes, our directors, if elected, would cross-reference this data with store-by-store P&Ls.
- Olive Garden's Yelp reviews are low in middle America, which represents their core customer base.



Peer national average
3.27
Olive Garden national average
3.03

**Olive Garden Yelp ratings by state from August 2012 – August 2014**



3.17
3.31
3.50
2.92
3.17
3.38
2.50
3.36
3.00
3.10
3.41
3.14
2.69
3.16
2.83
2.96
2.85
3.31
3.26
3.26
2.97
3.10
2.97
2.77
2.85
3.06
3.18
3.02
2.92
3.07
2.79
2.97
3.00
3.38
2.80
2.92
2.67
3.12
3.09
3.03
2.85
3.09
Avg. review_stars
1.00
5.00

**Olive Garden's Yelp ratings emphasize that a renewed vision is desperately needed for the brand**

Source: Czar Metrics: Olive Garden social media study

# Olive Garden is still by far the most searched Italian casual dining concept

**Search frequency can indicate an affinity for the brand, and we are excited that Olive Garden customers are still interested in the brand – by fixing the experience, we believe we can drive significant traffic.**

**Keyword search frequency since 2006**


Olive Garden
Carrabba's
Romano's Macaroni Grill
Buca di Beppo
Bravo Brio
Olive Garden does a poor job of converting searches into visits, and converting visits into repeat customers
Average
2005
2007
2009
2011
2013

**Despite Olive Garden's poor food quality and service, it has experienced increases in keyword searches while its peers have experienced decreases – this excites us about the opportunity to turn around Darden's largest concept**

Even after adjusting for number of stores, Olive Garden still leads Italian casual diners in search frequency

**Keyword search frequency adjusted for number of stores since 2006**


2012-04-15
2012-07-08
2012-09-30
2012-12-23
2013-03-17
2013-06-09
2013-09-01
2013-11-24
2014-02-16
2014-05-11
2014-08-03
Olive Garden
Carrabba's
Romano's Macaroni Grill
Buca di Beppo
Bravo Brio
Maggiano's

Source: Czar Metrics; Olive Garden social media study

# With a focus on execution, we believe Darden can win back its customers

**Olive Garden's poor guest satisfaction scores are concerning, but we believe this can be turned around. When Brinker started to face problems with guest satisfaction, it made delivering superior food and service a priority, and achieved clear results.**



Guest Satisfaction Scores
More life happens here.
Overall
50%
53%
54%
56%
57%
60%
Q3-Q4
Q1-Q2
Q3-Q4
Q1-Q2
F'10
F'11
F'12

By focusing on the guest experience, Olive Garden was able to increase both guest satisfaction and average check at the same time



Olive Garden
% Overall Experience Excellent
70%
60%
50%
40%
30%
20%
10%
0%
51%
57%
60%
63%
64%
$11.20
$11.68
$12.01
$12.27
$12.84
FY97
FY98
FY99
FY00
FY01
YTD Apr
$13.00
$12.50
$12.00
$11.50
$11.00
$10.50
$10.00
Olive Garden Avg Check (All day)
Source: GSS and average US check (internal data)

**Brinker's experience proves that Darden CAN be turned around and can dramatically improve guest satisfaction and experience**

Source: Brinker presentation and Olive Garden presentation.

**Olive Garden can be turned around, it happened before.**

# VI. Olive Garden
## B. Olive Garden's first turnaround (1994 – 2002)

# Olive Garden's 1st successful turnaround

**Olive Garden was built on 3 principles.**

1. **AUTHENTICITY**
2. **QUALITY**
3. **VALUE**

*The recipe for success has been created and executed before –*

*it is achievable once again*

# Our nominee, Brad Blum, led the first Olive Garden turnaround

**Mr. Blum brings a passion for the casual dining industry and an affinity for Darden, specifically Olive Garden. He can provide unparalleled insight and guidance as Olive Garden embarks on its turnaround.**



**Bradley D. Blum**

- Brad Blum spent a significant portion of his career with Darden and General Mills.
- **As President of Olive Garden from 1994 to 2002**, he led a brand renaissance that **transformed Olive Garden** from a struggling company in serious decline **into one of the most successful casual dining restaurants in the world**, and a business that is currently the largest and most valuable part of Darden's portfolio of brands.
- **During Mr. Blum's tenure at Darden, the Company's stock price outperformed the S&P 500 by more than 150%, and Olive Garden achieved 29 consecutive quarters of same-restaurant-sales increases,** increased average annual sales per restaurant from approximately $2.5 million to $4 million, and significantly increased overall profits.
- Mr. Blum served on Darden's Board of Directors for more than 5 years, including as Vice Chairman.
- He then joined Burger King as CEO to turn around their struggling business, which resulted in a successful IPO in 2006 that achieved an outsized return on the original private equity investment.
- As a senior executive in the cereal division of General Mills, Mr. Blum was responsible for developing and introducing several of its leading brands, including Cinnamon Toast Crunch, Total Raisin Bran, Apple Cinnamon Cheerios, and Basic 4.

**Olive Garden can draw lessons from its first turnaround, while innovating to stay ahead of competitors**

# Olive Garden's first successful turnaround

**Olive Garden's record performance as a casual dining leader in the 1990s and early-2000s was driven by the vision and operational execution of Brad Blum and Bob Mock, two of our advisors.**

- Olive Garden was founded in 1982. It was initially successful, but by the early-1990s the brand was underperforming and in need of a new direction.
  - Same-store-sales were down 12% and the brand was barely profitable.
- Brad Blum, along with Bob Mock (the former President of Red Lobster Canada, whom Mr. Blum recruited to serve as EVP of Operations for Olive Garden) transformed Olive Garden from the brink of extinction to achieve **57 consecutive quarters of same-restaurant-sales increases.** (1)
  - **Increased average annual sales per restaurant from approximately $2.5 million to $4.0 million.**
  - **Increased operating profits by hundreds of millions of dollars per year**.
- Same-store-sales growth: By continually innovating with a focus on providing an authentic Italian dining experience with a truly unmatched value equation, Olive Garden drove same-store-sales to record highs.
- Operational efficiency: **"Brilliant with the Basics"** mantra with a relentless focus on great tasting food, superior service, and best-in-class value through flawless execution – vastly improved overall margins and efficiency both in the kitchen and on the restaurant floor.
- Massive stock price outperformance: Over 200% stock price growth, vastly outperforming the broader market.

**Keys to casual dining success: LEADERSHIP – INNOVATION – VISION – EXECUTION (L.I.V.E.)**

(1) By putting a strong foundation in place, Olive Garden achieved 29 consecutive quarters of same-store-sales growth during Mr. Blum's tenure as President of Olive Garden and Vice Chairman of Darden. This strength continued for several years after he left, maintained by the passion and operating discipline of the next level of leaders who had worked under Brad and the approximately 500 restaurant GMs in whom Brad instilled an ownership mentality. This foundation led to 57 consecutive quarters of same-store-sales growth for Olive Garden.

# Olive Garden's first successful turnaround (cont'd)

**In the 1990s Olive Garden was transformed from a struggling concept on the brink of failure to one of the most successful brands in casual dining history.**

| Same-store-sales | Operational efficiency | Stock price |
|---|---|---|
| Initiated Olive Garden's record 57 quarters of consecutive same-store-sales increases | Improved operating profits by hundreds of millions of dollars annually through best-in-class execution and a renewed focus on training | Outperformed the S&P 500 by approximately 150% |

Source: Company presentation and Company filings.

# Leadership: It's all about the people

**When Mr. Blum and Mr. Mock turned around Olive Garden the first time, they focused on the people.**

- Mr. Blum and Mr. Mock traveled throughout the country to meet with every General Manager (GM) at Olive Garden to solicit ideas on how to and improve performance in the restaurants. **These meetings were held once a quarter.**
  - In order to achieve superior results, Mr. Blum and Mr. Mock realized they must:

    **1) Treat employees with the utmost of respect.**

    **2) Hold employees to the highest of standards.**
  - These meetings resulted in a **great sense of ownership** and innovative ideas that were critical for Olive Garden's turnaround.
- **Creating a sense of ownership is imperative in running a successful restaurant business.**
  - Before beginning this program, when customers complained to servers and GMs in restaurants, GMs typically explained the problem by saying "they" (corporate) created the issue and the GMs have no control.
  - Mr. Blum and Mr. Mock encouraged GMs to speak up if they had ideas to fix inefficiencies and eliminated the word "they" – replaced it with "we". Unfortunately, under current management's reign, the "us vs. them" dynamic between the restaurants and corporate has resurfaced – new leadership is needed to bring back Darden's collaboration and restaurant focused culture.
  - GMs had their names displayed on a plaque on the front of their restaurants to promote pride and ownership in the Olive Garden culture.
- This skilled and involved management style led to the most successful financial performance in Olive Garden's history.

***"You just have to have good people if you are going have a good operation, without them you are lost."***
***– Bill Darden***

# Leadership: It's all about the people (cont'd)

**Mr. Blum and Mr. Mock established a 4 question screen for any decision made by restaurant and corporate employees.**

Decision making strategy at Olive Garden

1. **Is it good for the guest?**
2. **Does it reinforce the brand?**
3. **Does it set the employee(s) up for success?**
4. **Does it have a long-term positive impact on earnings and cash flow?**

"Let them know what their role is in developing the brand promise and delivering the brand promise. We want to go beyond their intellectual agreement to their emotional commitment."

*- Joe Lee, November 9, 2005*

*When in doubt, they asked "is this authentically Italian?"*

**Olive Garden needs a management team that will bring innovative ideas, create a sense of ownership, and instill a common vision**

# Same-store-sales: Superior top-line results

**Mr. Blum and Mr. Mock saved a struggling brand, reversing same-store-sales declines that were as severe as (12%).**

| | |
|---|---|
| **Italian authenticity** | ▪ Brought back the focus on a **genuine Italian dining experience**.<br>▪ Previously, there was no olive oil in the kitchens – just one example of the lack of Italian authenticity. Mr. Blum and Mr. Mock brought a keen emphasis on taste and appearance, mirroring an authentic Italian dining experience. |
| **Superior execution** | ▪ **"Brilliant with the Basics"** attitude focusing on blocking and tackling restaurant operations.<br>▪ Served food at the correct temperatures with the preferred pace of service. |
| **Menu** | ▪ Complete upgrade to the menu, with major product improvements (starting with the breadsticks) and appealing new products – fresher, higher quality, authentic food that had much better taste and visual appeal with good margins.<br>▪ **Reduced the number of items on the menu, but increased the variety of options** – created a fulsome dining experience while simplifying the burden to the kitchen.<br>– Implemented the TURF (Total Unduplicated Reach and Frequency) philosophy. |
| **Advertising** | ▪ Innovative brand positioning through **"When You're Here, You're Family"** mantra.<br>▪ Used limited strategic couponing to drive traffic AFTER the guest experience was fixed, then weaned off coupons. |

**These improvements drove an AUV increase from approximately $2.5 million to $4.0 million**

# <u>Same-store-sales:</u> Superior top-line results (cont'd)

**With a lean and nimble team that kept their focus on innovation and consistency, Olive Garden was able to deliver a truly superior value proposition.**

| | |
|---|---|
| **Wine program** | ▪ Renewed program promoting wine as an integral part of the authentic Italian experience – while keeping the family restaurant mentality.<br>▪ **<u>Wine program was wildly successful and alcohol sales improved from 8% to 13%.</u>**<br>▪ Doubled wine selection, offered a wider range of price points from $3.95 per glass to much higher priced wines, and started wine training at the director level to instill the priority of driving alcohol sales. |
| **Tuscan farmhouse** | ▪ Created an **<u>authentic and cost effective Tuscan Farmhouse</u>** new restaurant design that further distinguished the brand and helped drive strong new restaurant openings.<br>▪ The iconic Tuscan farmhouse design was the result of management's time in Italy. |
| **Store remodels** | ▪ After guest experience was fixed, remodeled existing restaurants with new Revitalia design driving incremental +4-5% same-store-sales growth – **<u>a superb return on investment.</u>** |
| **Family positioning** | ▪ Drove sales through the addition of "family tables" in restaurants (seating 10-12 guests) while eliminating TVs. This welcomed large parties and promoted genuine Italian dining. |

# Operational efficiency: "Invest in the Guest"

**Mr. Blum and Mr. Mock increased annual operating profits by hundreds of millions of dollars.**

**Superior service**

- Instilled a **"Brilliant with the basics" mentality and set priorities for operational excellence**.
- Implemented the Guest Satisfaction Survey to judge progress and achieved significant increases in guest satisfaction.
- Promoted a comprehensive internal training program, but also hired from the outside (from independents and other strong brands).

**Food**

- Identified major issues with serving food at inappropriate temperatures, so developed "Hot food go, can't say no" motto, helping to drive **improvement in food temperature scores from 32% to 68%, which greatly improved the overall experience.**
- Standardized and slightly decreased the portion size and reduced calories from fat, improving both margins and the guest experience.

**Kitchen**

- Introduced the computerized PAR Pull system, which **reduced waste from 22% to 6% and improved both labor and food quality**.
- Simplified the sauces and introduced pre-portioning for pasta.

**Cleanliness**

- Strived to have the cleanest and safest restaurants in the casual dining industry.
- Improved internal health score from 81% to 96% in their first year.

***"There is only one boss. The customer. And he can fire everybody in the company from the chairman on down, simply by spending his money somewhere else."***
***– Sam Walton***

# Operational efficiency: Great people drive results

**Restaurant General Managers (GMs)**

- Placed priority and importance on the restaurant General Manager position.
- Held GMs to high standards, treated them with great respect, and created a strong sense of ownership.
- Initiated a new program that granted annual stock options for GMs.
  - Created hand engraved plaques on imported travertine tablets to be installed on the front of GMs' restaurants to promote an **ownership mentality**.
- GM turnover went from 34% the year before Mr. Blum and Mr. Mock started to 4% annual voluntary turnover, plus 5% forced turnover each year to provide room for strong and upcoming junior managers (currently the turnover is 16-17%[(1)]).

**Leadership**

- The Olive Garden team outperformed their plan to drive shareholder value creation while still providing great bonuses and motivation to the employees.
- **Focused primarily on the restaurant, the food, and general managers.**
- Hands-on management approach designed to inspire, teach, uphold high standards, and respect employees. This led to RESULTS with integrity.
- Went above and beyond to recognize outstanding performance, but always held employees to the highest standards.

***"I am convinced that the only edge we have on our competitors, is the quality of our employees as reflected each day by the job they do."***
***– Bill Darden***

(1) Per Company management

# Operational efficiency: Great people drive results

**Training**

- **Training, when done effectively, is an investment not an expense.**
- Increased focus on training – trained General Managers, servers, and bartenders.
- Inspired employees, expected high standards of performance, and always treated employees with respect.
- Revamped Manager-in-Training programs to reflect current recipes and procedures.
- Trained executive teams, directors, GMs, and servers on wine and alcohol so all levels of employees/management embraced alcohol sales promotion.
- Approach was to attack the problem, not the person.

***Many of the innovations and improvements Mr. Blum and Mr. Mock made when they ran Olive Garden have been lost in the past 10 years – we want to bring back Olive Garden's best-in-class, guest-first focus and culture of success, all while modernizing the concept to address today's consumer needs…***

# <u>Stock price:</u> These improvements greatly contributed to Darden's stock price growth of more than 200%

**Olive Garden was the major driver of performance at Darden as the chain with the most restaurants and highest AUV.**

**Relative Stock Price Performance**

May 9, 1995 – December 19, 2002



57 consecutive quarters of same-restaurant-sales increases
Increased average annual sales per restaurant from approximately $2.5 million to $4.0 million
Increased operating profits by hundreds of millions of dollars per year
400%
300%
200%
100%
0%
(100%)
May-95
Nov-96
May-98
Nov-99
May-01
Dec-02
DRI: +212%
143% outperformance vs. S&P 500
S&P 500: +69%
Darden
S&P 500

**Olive Garden has proven it can overcome much more severe problems than it is facing now – it is time to give Olive Garden the leadership it needs to succeed once again**

Source: Capital IQ

(1) 29 consecutive quarters of same-store-sales increases while directly under Mr. Blum's leadership, plus 28 consecutive same-store-sales increases through momentum generated during Mr. Blum's tenure

# Use past success as guideposts, but innovate for the future

**We can draw lessons from past successes, but will still need to innovate in the future to create the best possible guest experience today.**

- We have been advised by many of the leaders who managed Olive Garden in its most successful period.
- Many of the strategies and best practices instilled at Olive Garden can be revisited to drive success.
- **However, to drive future successes, we also must innovate and stay with the times.**
  - This begins with great leaders and industry-leading restaurateurs at the helm.
- We believe our slate of nominees will provide the best oversight and guidance to Darden's management team as it begins blending elements of Olive Garden's past success with new ideas to take the brand to the next level.

**With the right leaders in place and with a culture of innovation, we believe Olive Garden will be successful**

## VI. Olive Garden
## C. Olive Garden turnaround plan

# We believe an innovative and disciplined strategy at Olive Garden could drive significant shareholder value creation

**Turning around Olive Garden starts with the people.**

**Our advisors' successes are founded on the pervasive business philosophy that superior financial results come from inspired, principled leadership and a clear, compelling vision.**

**A consumer-driven culture, innovation, measureable operational excellence, distinctive brand consistency, appropriate cost controls, and realistic funding and timing expectations from owners are all necessary to operate an industry-leading casual dining powerhouse.**

"Indeed, we consider leadership excellence to be the essential strategic plank of our business model.…leadership creates value for all of our stakeholders – guests, investors, employees, vendors and the community."

*- Darden 2004 Annual Report (Joe Lee's last as CEO)*

**We have assembled a comprehensive operational turnaround plan and a team with vast experience in the casual dining industry and at Olive Garden specifically**

Note: If a majority of our nominees our elected to the Board, we would expect that our turnaround plan will be implemented. While our turnaround plan has been carefully devised with the assistance of a group of advisors, together with our nominees, with an eye towards improving the Company's operations and enhancing shareholder value, there can be no guarantee that that the turnaround plan will ultimately create value for shareholders.

# Turnaround Plan objectives

- Empower the entire organization, with particular emphasis on restaurant General Managers.
- Restore and create compelling brand relevance through:
  - Delicious and authentic Italian food.
  - Energized and contemporary service.
- Increase guest counts, which could lead to a consistent increase in same-restaurant-sales.
- Operate the restaurants and business as a whole more efficiently.
  - Improve margins.
  - Reduce inefficiencies.
  - Generate best-in-class cash flow.

Proved successful for Olive Garden before

Proved successful for Brinker

Proved successful for Olive Garden before

**Increase shareholder value by establishing momentum in strong top-line and bottom-line performance**

# Olive Garden values

**Food, service, and atmosphere are the main components of a successful casual dining value proposition.**

- Be of service…with the highest of standards, integrity, and respect.
- When in the process of making a change (policies or practices), solicit the opinions of those closest to the action, listen, and value their ideas (employees as well as guests).
  - Management should strive to be as close to the guest as possible while focusing on efficient operations.
- Create, innovate, work smartly, and achieve extraordinary results.
- Develop and train our team to reach their full potential with private constructive criticism and public praise.
- Celebrate successes yet remain humble and always stay hungry.

**Always be mindful of authenticity, quality, and value**

# Olive Garden turnaround plan

**Our Olive Garden turn around plan is centered around the following steps:**

1. Recreate Italian authenticity within Olive Garden
2. Offer outstanding food by instilling a "Brilliant with the Basics" mentality
3. Revitalize the menu
4. Make service a top priority
5. Align incentives for General Managers
6. Create a dedicated ongoing wine program
7. Reestablish the value proposition
8. Manage food costs
9. Innovate to stay relevant
10. Employ a revolutionary approach to utilizing the building
11. Engage customers via marketing and advertising
12. Capitalize on today's technology
13. Appeal to the correct demographics and their need for value
14. Improve the labor model

# ① Recreate Italian authenticity within Olive Garden

**Proved successful for Olive Garden before**

**We want to transform the look, feel, and taste to reflect genuine Italian dining.**

**Lost Italian heritage**

**The brand has seemingly lost its Italian heritage, as evidenced by its dishes, ingredients, lack of wine promotions, advertising, and LTOs.**

**Solution:**

- A clear and compelling vision needs to be reestablished, communicated, and acted upon throughout the chain.
  - This vision **MUST incorporate the importance of Italian authenticity** throughout Olive Garden.
- **"Genuine Italian Dining" should be top of mind for consumers** when they visit Olive Garden.
- Every touch point for the consumer will have consistent and authentic character.
- Olive Garden must be transformed to allow customers to experience and enjoy quality, authentic, and delicious Italian food and wine in a lively, vibrant atmosphere that is flexible to their needs – all at a great value.
- Revamp the menu to reflect authentic Italian dishes and ingredients.

**Olive Garden's success was built on Italian authenticity**

# ② Offer outstanding food by instilling a "Brilliant with the Basics" mentality

**Before transforming the brand image, spending too much money on promotions, or investing in expensive remodels and a new logo, Olive Garden must focus on <u>operational excellence</u>, particularly with regard to the quality of food and service.**

**Proved successful for Olive Garden before**

**Food quality has deteriorated**

**Food and service quality appears to have deteriorated substantially through a lack of passion and ownership mentality in the restaurant and through seemingly poor preparation and subpar training.**

**Solution:**

- **<u>Servers must focus on the guest experience while strictly adhering to the brand's procedures and processes.</u>** Restaurant teams will be held to the highest standards and treated with the utmost respect.
- **<u>The basic offering of soup, salad, and breadsticks MUST be improved.</u>**
- The quality of the pasta must be significantly improved and be consistently authentic.
  - Use high quality ingredients such as extra virgin olive oil, San Marzano tomatoes, imported pasta from Italy (cooked properly), more vegetables, and better-for-you proteins.
  - There are numerous examples of restaurants (including Houston's/Hillstone) that have achieved a high quality menu while reducing costs, including some under the leadership of our advisors and nominees.
- To improve quality and consistency and reduce costs, it is appropriate to outsource some items to a high quality producer who will be able to manufacture recipes and distribute the product (e.g. a perfect "Quality up, cost down" opportunity is with the soups). Then, the culinary teams can finish with the addition of a final ingredient or a garnish.
- Focus on a healthier menu overall by using better ingredients.
  - We want customers to feel good after they eat.

**Olive Garden must reflect a "Brilliant with the Basics" attitude**

# ③ Revitalize the menu

Proved successful for Brinker

Proved successful for Olive Garden before

**Focus on delivering value from certain parts of the menu and leveraging profitability from other parts of the menu.**

**Complex menu**

**Overcomplicated menu offers significantly more options than competitors, yet Olive Garden receives no traffic benefit – <u>in fact, despite more menu items, Olive Garden gets worse scores for menu variety than peers.</u> This confuses customers and creates unnecessary execution problems.**

**Solution:**

- Methodically examine and alter the menu a few times a year, each time choosing items to either improve or eliminate.
  - **<u>Quality menu innovation will keep customers satisfied and deliver value to Darden though improved traffic and check averages.</u>**
- Create a non-prescriptive, flexible menu that allows guests great choices depending on their mood and appetite, without an overwhelming number of options.
- Innovation regarding new menu items will stay ahead of ever-changing demographics and desires, **<u>keeping the concept relevant</u>** and up-to-date.
- **<u>Menu should reflect a true and authentic Italian experience.</u>**
- A TURF analysis will be conducted on the menu to broaden perceived variety as much as possible while simultaneously having as few menu items and SKU's in the restaurant as possible. **<u>This is the best way to improve guest choice while ensuring flawless execution.</u>**
- Reduce complexity to drive superior training and execution.

**We believe Olive Garden's menu is both lackluster and confusing. By fixing this, we will drive both increases in traffic and improved execution**

# Menu innovation is a top priority and is among our nominees' biggest strengths

**The entire experience of food, service, and environment must be authentic and provide a joyful and genuine Italian dining experience.**

- The food will be fresh whenever possible, with simple choices.
- Menu items will be designed to help facilitate operational excellence and consistency by the restaurant staff.
- We will embrace authenticity, especially as it pertains to the absence of preservatives, stabilizers, gums, additives, artificial colorings, and flavorings.
- We will no longer disregard sound nutrition. Nutrition will not be the driving force, but it will now be carefully considered while greatly improving the taste and appeal of every dish.
- Some parts of the menu can be flavor-forward with fresh ingredients: extra virgin olive oil, lemons, ripe tomatoes, an array of colorful vegetables, lean meats, and fresh fish.
- Portion sizes may be gradually reduced, as guests will begin to equate Olive Garden's value proposition more with quality and excellence at fair prices, than with massive quantities of barely edible fried items, excessive cheeses, and heavy cream sauces.
- Olive Garden's breadsticks are part of the brand equity, as they come to every table. The breadsticks need to be of the highest quality, with a better taste and a firmer texture, and each table must receive hot breadsticks.
- The pasta at Olive Garden must be significantly improved. It must be prepared at the proper water temperature, boiled in salted water, precisely timed to not overcook, and tossed with sauces for each dish instead of the current practice of ladling sauce on top of heaps of coagulated pasta.
- We must rethink the amount of items from the fryer. Most fried foods are not authentically Italian and it slows service.
- We will explore a few gluten-free options, as many consumers prefer gluten-free dishes.(1)

**Based on extensive research and discussions with culinary experts and suppliers, we believe we can accomplish these goals at Olive Garden's current price points without hurting margins**

Source: Czar gluten-free data

(1) "Gluten" and "Gluten-free" are now among the top searches related to Olive Garden, per Czar Metrics

# Increasing variety while lowering costs will revolutionize Olive Garden's menu

**Adopting the TURF (Total Unduplicated Reach & Frequency) philosophy to menu innovation will reduce food and labor costs while improving menu variety.**

- The TURF method ensures the menu will have as broad a consumer appeal as possible for as few menu items and SKU's (ingredients) as possible.
  - This will be accomplished by staying focused on Italian authenticity as the brand vision.
- **By successfully implementing the TURF philosophy, we believe it will be:**
  - **Easier for guests to order.**
  - **Easier for servers to provide great service.**
  - **Easier for the kitchen to turn out great food on a consistent basis.**
  - **Easier to get economies of scale in buying ingredients.**
  - **Easier to reduce waste and control costs.**
  - **Most importantly, there will be exciting menu items for every guest for every mood or occasion.**
- In addition to working to create the best menu with the fewest number of menu items, we will continuously analyze what the appropriate "everyday" price points should be without having to resort to heavy discounting.
- We will conduct a comprehensive ROI analysis to evaluate both the top- and bottom-line results.
  - The TURF method will help Olive Garden significantly increase guest counts, increase guest satisfaction, and reduce food and labor costs, all with a menu that the entire staff loves to prepare and serve to its guests.

**For example, Hillstone/ Houston's does a fabulous job of offering great variety with a limited menu**


HILLSTONE
SUSHI
SALADS
BURGERS & SANDWICHES
HOUSE SPECIALTIES

**We would implement the TURF (Total Unduplicated Reach and Frequency) philosophy and reduce the complexity of the menu, but increase the variety of options**

Source: Hillstone

# Going back to Olive Garden's authentic roots...

**Successful dishes like the Pork Filettino were popular, healthy, and profitable from Olive Garden's past can be part of menu revitalization.**

DARDEN
RESTAURANTS.

**Olive Garden's Pork Filettino Is Rated Best Entree**

**Olive Garden's Pork Filettino Is Rated Best Entree**

ORLANDO, Fla., April 24 - Olive Garden Italian Restaurant's Pork Filettino, one of the new menu items introduced last year, prepared with the finest, freshest, most robust flavors of Italy, was honored with Restaurant Business' Menus 2001 Award - Best in Class in the Entree Category.

Pork Filettino is a favorite of guests in the United States and at Olive Garden's Riserva di Fizzano restaurant located in a restored 11th-century village overlooking Tuscany, Italy. The restaurant and Olive Garden Culinary Institute, where Olive Garden culinary managers enhance their knowledge of traditional cooking, serves as the inspiration for many of the flavorful new dishes now on the menu. Riserva di Fizzano and the Culinary Institute of Tuscany were established in cooperation with the Zingarelli's, an Italian family that owns and operates the Rocca delle Macie winery, one of Italy's leading producers of Tuscan wines.

Pork Filettino is a grilled pork tenderloin marinated in extra-virgin olive oil and fresh rosemary and served with roasted potatoes. Pork Filettino, Penne Romana and Chicken Vino Bianco are just a few of the new menu items.

"This award is a credit to our culinary team who, along with our employees, provide every guest with a genuine Italian dining experience," said Salli Setta, Olive Garden's senior vice president of culinary and beverage. "Pork Filettino is just one of the Riserva di Fizzano-inspired menu items capturing the essence, passion and warmth of Italy's most authentic cuisine. We are proud to bring them to our family of local restaurants across North America."

Presented by Restaurant Business, a leading restaurant industry magazine, the awards recognize outstanding menu items introduced in the last year.

## Pork Filletino

- Medallions of pork tenderloin, sautéed with rosemary, garlic sea salt, and cracked black pepper. Served with roasted vegetables, and creamy polenta (gluten-free).

## Lobster Spaghetti

- Sweet and tender lobster with Italian tomatoes, basil, parsley and a touch of cream, and tossed with perfectly cooked spaghetti for an instant Italian-American classic.



# …while moving Olive Garden forward

**We have already begun working with renowned chefs to develop dishes that may be perfect for the Olive Garden customer today. Of course, these changes, and many others, will be thoroughly tested before being rolled out.**

**Vegetable Bolognese**

- Roasted seasonal vegetables simmered in rich ripe tomato sauce, with toasted fennel, fresh basil, and parsley, finished with extra virgin olive oil. So rich and layered in flavor that you would never know it was meatless.

**Fresh Antipasti**

- Freshly roasted vegetables, olives, fresh mozzarella, honeyed Pecorino Romano, thinly shaved Prosciutto de Parma, and extra virgin olive oil.

**Nonna's Chicken Soup**

- Best chicken soup in the industry, like grandma used to make.
- Rich chicken broth, with pulled natural chicken, simmered vegetables, a touch of lemon zest and a drizzle of extra virgin olive oil. We suggest a spoonful of grated Pecorino Romano to really set this off! (Gluten Free).

**Olive Garden can offer numerous great tasting, authentically Italian dishes that can be executed consistently and profitably**

**Italian authenticity and fresh ingredients will be the driving force behind our culinary decision making**

# ④ Make service a top priority

**Focus should be on making the experience special for customers to drive recurring traffic.**

**Service lacks energy**

**Current service appear to lacks energy, pride, passion, and focus.**

**Solution:**

- Re-train personnel, starting with a clear understanding of the vision while specifically clarifying responsibilities and accountabilities.
- **Servers would be knowledgeable, deft, happy, and genuinely passionate.** The speed of service will be comfortably fast from being seated, to servers taking your order, to the delivery of the food to the table, to the placing of the check.
- Restaurant teams will be held to the highest standards and be treated with the utmost of respect. Environment should be focused on positivity rather than uncertainty and fear.
- Create a sense of ownership among servers and managers.
- What do employees want from management? i) to be held at the highest standards and ii) to be treated with the utmost respect.

"The goal is to be fully staffed in every restaurant with every position, with talented, skilled and experienced employees."

*- Joe Lee, November 9, 2005*

**Good, consistent service is a key driver of traffic**

# ⑤ Align incentives for General Managers

**Proved successful for Texas Roadhouse**

**Proved successful for Bloomin'**

**Must properly incentivize the GMs so their interests are aligned with maximizing profits, while giving them the ability to increase traffic in their restaurants.**

**GMs lack ownership mentality**

**Incentive compensation structure does not allow GMs to act as though they have skin in the game.**

"We really want the general managers to know how much we appreciate them and appreciate their role."

*- Joe Lee, November 9, 2005*

**Solution:**

- **Today, we believe Darden's GMs are paid less than their counterparts at peer firms. This must be changed, as Darden is currently losing their top talent to competitors.**

**Proved successful for Olive Garden before**

- Ensure interests are aligned:
  - Bloomin' and Texas Roadhouse have recognized the importance of GMs and have actually adopted a partner model where GMs have an ownership or P&L interest in their respective restaurant.
  - Establish simple to understand bonus targets such as traffic growth and cash flow generated to calculate GMs' bonus payout.
- GMs must feel as though they can speak up and affect change.
- We wish to empower the GMs, servers, cooks, hostesses, and all other restaurant employees by listening to their thoughts on restaurant operations. Darden must return to the operationally-focused organization of the past and management must have their "ear to the ground" on restaurant operations.
- **We believe the restaurant General Managers are the most important individuals in a casual dining company** – they should have a compensation structure that promotes an ownership mentality.

**Management must regularly empower the GMs by recognizing successes and encouraging new ideas to improve the restaurants**

Source: Company filings

# ⑥ Create a dedicated ongoing wine program

Proved successful for Carrabba's

Proved successful for Macaroni Grill

Proved successful for Olive Garden before

**We believe enjoying a glass of wine with an Italian meal would enhance guest satisfaction and improve Olive Garden's bottom line.**

**Alcohol sales are low**

**Alcohol sales are significantly lower as a % of sales than peers.**



20%
15%
10%
5%
0%
18%
17%
16%
15%
8%
Median: 16.5%
Bravo Brio
Maggiano's
Carrabba's
Macaroni Grill
Olive Garden

**Solution:**

- **Wine is integral to the Italian dining experience.**
- Our surveys show Olive Garden customers are just as interested in alcoholic beverages as customers at competing chains (See slide 144), yet we believe poor merchandising and training has led Olive Garden to have half the alcohol sales as peers.
- Increase breadth of wine list and feature great Italian wines from growing regions in Italy, at the right range of price points, along with wines from Napa, Sonoma, Oregon, and Washington.
  - Focus on Italian and American wines: reestablish relationships with wineries in Italy and Napa Valley.
  - Promote a house wine – Olive Garden's house red, white, and rosé that were both **popular and extremely profitable**.
- Training will begin with the basics of presentation, opening, and pouring. Continually train servers to have the knowledge associated with carrying a credible wine list.
- Make sure servers offer every table the opportunity to order wine (currently only 57% of servers ask if the guest would like an alcoholic beverage[1]).
- Embrace wine so guests are comfortable and promote wine tastings/food pairings. Potentially place wine carafes on each table.
- Test the creation of a wine bar to generate traffic during the early evening hours.

**We believe an improved wine program and better execution would lead to a substantial improvement in same-store-sales and earnings**

(1) Restaurant Cops mystery shops analysis showed that servers only ask guests if they would like an alcoholic beverage 57% of the time

# ⑦ Reestablish the value proposition

**Value consists of food, service, atmosphere, speed, and consistency.**

**Proved successful for Brinker**

**Lost value proposition**

**Olive Garden has strayed from its once industry-leading value proposition. Price has increased while quality appears to have decreased – more discounting is not the answer.**

**Solution:**

- Establish a clear value proposition for Olive Garden, consisting of compelling reasons why consumers should take notice and visit the restaurant, and an experience that meets or exceeds those expectations every time.
- Address and adjust Olive Garden's price creep.
  - **Value means more than just price, but overpricing the menu must be avoided.**
  - Create a compelling value equation, but do not solely depend on price.
- As part of this strategy, the **menu needs re-energizing to include more affordable options that reflect a "quality up, cost down" philosophy**.
- Various value propositions would be developed and tested with consumers to find the most optimal mix.
- Rising food costs must also be factored into the pricing strategy. New menu items need to be designed to provide the guest with an exciting offering while ensuring strong margins for Darden.

**As an Italian chain, Olive Garden should have a significant advantage in delivering value to consumers while offering a highly profitable menu**

# ⑧ Manage food costs

**Reduce unnecessary food costs, especially around the unlimited breadsticks and salad.**

Proved successful for Brinker

**Massive amount of food waste**

**We believe inefficiencies tied to waste, spoilage, food inventories, and service execution all contribute to Olive Garden's food waste issue. Inefficiency and bloat have increasingly become part of the Darden culture.**

**Solution:**

- **Stay focused on the guest while increasing profits**. An "Invest in the Guest" mentality must be built back into the company, simultaneously reducing inefficient execution and celebrating the professionalism of running successful restaurants.
  - We believe we can improve the quality of the food while reducing costs.
- **The savings we will target will only improve the guest experience**, never detract from it.
- Controlling food costs, reducing waste, and increasing purchasing power will improve profitability.
- **Improve actual versus theoretical food costs by focusing on the right balance of pre-portion and pre-prepped items in order to reduce waste.**
- Introduce a defined execution strategy around the breadsticks and salad. Serve reasonable portions of the salad and strictly follow the one breadstick per guest plus one for the table guidelines.
  - This will reduce food costs and improve guest satisfaction.
- Change current inefficient pasta and soup preparation to improve food margins.

**There are many areas where Olive Garden can both improve the guest experience and reduce costs**

# ⑨ Innovate to stay relevant

**Reestablish a culture of innovation and forward-thinking.**

**Proved successful for Olive Garden before**

**Flat-footed when it comes to innovation**

**We believe Olive Garden has been lacking appeal to growth demographics and is a laggard in food quality and relevance.**

**Solution:**

- **It must always be a priority to understand and predict consumers' needs.**
  - **Continuously benchmark against best practices in the industry, but with an eye toward innovation.**
- Be prepared to experiment, but in a controlled environment such as a "living lab" at one or several restaurants.
- Reestablish ties with Italy for food development, building design, and advertising.
- **Solicit the opinions of those closest to the action**, such as managers, cooks, servers, hosts, and dishwashers. Listen and value their ideas.
- **Potential introduction of antipasti and wine bar concept.**
  - Wine tastings on weekdays in the early evening with antipasti tastings for a flat fee. This may increase traffic for the after-work crowd before dinner.
- Need **great leaders** and great sites to innovate and stay relevant.
- **Better understand the needs that are driving consumers to fast-casual and better deliver on those needs, where appropriate.**

**Continuous innovation, rather than adherence to rigid bureaucracy, would allow Olive Garden to stay relevant generation after generation**

# ⑩ Employ a revolutionary approach to utilizing the building

**Use Olive Garden's large box size as an advantage.**

**Building size is used ineffectively**

**Olive Garden has built very large buildings – we believe innovation is needed to effectively use the buildings.**

**Solution:**

- **BEFORE spending capital on remodels, fix the menu, execution, and service.**
- Develop and test a "concept within a concept" platform.
- Introduce private dining space that can be nimble enough to convert to housing individual tables when traffic is busy.
- Use 8,000 square feet of space to create different dining experiences and test several ideas.
- Use frequent food samplings and periodic cooking demonstrations to further heighten the focus and passion around Italian food in a dynamic setting.
- Follow the Italian authenticity vision and test new ideas thoroughly to ensure achievement of appropriate return on investment to further build the brand profitably.

**Olive Garden's large boxes and great locations provide an opportunity for building innovation**

# Potential opportunity: "Concept within a concept"

**Given the large box sizes of Olive Garden stores, we see an opportunity to drive profits by potentially using 8,000 square feet of space to create different dining experiences and test several ideas.**


Olive Garden
ITALIAN RESTAURANT
Fresh antipasti and wine bar
High quality Italian coffee (espresso and cappuccino) and authentic gelato station
Private community room in the back for corporate events, local events, and banquets

# ⑪ Engage customers via marketing and advertising

**Proved successful for Brinker**

**Develop more focused and efficient advertising by improving customer engagement and evaluating the spending mix for optimal effectiveness.**

**Inefficient advertising spending**

**Current advertising and marketing strategy appears ineffective and outdated.**

**Solution:**

- **Generate customer engagement and connection through a spending and content mix of: social media, mobile apps, website, word of mouth, online, documentaries, TV, print advertising, and in-restaurant activities.**
- Must understand and leverage how the channels interrelate and the need for a fast, accurate response.
- **Focus on the message**. If you get the message right, each dollar spent on advertising will be much more effective, and Olive Garden will require fewer dollars over time.
- Consumers want utility in messaging.
  - Useful information and authentic storytelling about the brand, the food, the places where ingredients come from, the recipes, etc.
- Develop informative, vibrant, ongoing conversations to appeal to different audiences: Millennials, Gen X and Y, and Baby Boomers.
- Nurture relationships with food bloggers, reviewers, and influencers.
- **Establish a club card system and an Olive Garden app.**

**Well-performing casual dining companies use marketing strategically to connect with the customer, not just to cover the airwaves with LTOs**

# ⑫ Capitalize on today's technology

**Olive Garden must quickly embrace today's technology and look to the future.**

Proved successful for Brinker

**Not using today's technology effectively**

**Olive Garden is behind the times because it doesn't appear to have embraced technology like its competitors.**

**Solution:**

- Understand that guests live in a digital world, including while dining at a restaurant – Darden should have Wi-Fi in the restaurants.
- Offer technology that is flexible and accommodating, such as tablets for ordering and payment and a seamless online / in-restaurant experience.
  - Tablets have improved table turns and reduced wait times at Brinker.
- **Use state-of-the-art technology to create optimal dine-in, catering, and take-out experiences.**
- Understand and plan for the smartphone being utilized as the primary payment source by 2020 or sooner.
- **In the restaurants, use technology to create faster service through enhanced productivity in the kitchen and faster, optimal speed of service in all dimensions of the guest experience.**
- Use state-of-the-art technology to receive real-time information that allows better and faster decision-making.
  - Control waste through high-quality POS systems (more efficient third party systems) and daily digital profit dashboards.

**Technology has proven itself a key tool for driving traffic, improving the guest experience, and reducing costs**

# We believe Olive Garden can use technology to become an attractive alternative to Fast Casual at lunch

**We believe there is an opportunity for Olive Garden to compete in the fast lunch arena with a 20 – 30 minute lunch offering.**

- By utilizing technology, guests can place their order on the way to the restaurant and, after being promptly seated upon arrival, can enjoy their meal right away.
- With proper execution, training, and staffing, Olive Garden should be able to consistently serve guests in 30 minutes or less, and as little as 20 minutes by making use of new technology.
  - We will test several variations on this concept, including a separate 20-30 lunch menu that contains a portion of the regular lunch menu, and dedicating certain sections of the restaurant, such as the bar area, for an express lunch.
- Guests will be able to pay their check via an app or tabletop tablet.
- **<u>This offering could compete with many of the Fast Casual concepts that have taken share at lunch – in the same amount of time, guests can have Olive Garden's great food, but in a comfortable full-service setting, rather than waiting on long lines only to bring the food back to their desks.</u>**
- While Olive Garden's Italian focus is ideally suited to an express lunch offering (with natural lunch items such as soup, salad, and breadsticks, panini, etc.), LongHorn could also test this concept (a steak sandwich from LongHorn would be a perfect offering)

**Order in Advance…**


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TAB OUT IN NO TIME WITH THE FRIDAYS™ MOBILE APP
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**With innovation and by utilizing technology, we believe Olive Garden can create a great tasting, fast, and relaxing lunch experience**

# ⑬ Appeal to the correct demographics and their need for value

**Embrace the Millennials, but never leave the Boomers behind.**

**Lost touch with core demographics**

**We believe Olive Garden has forgotten its main objective is to deliver value to their core customer.**

**Solution:**

- Consumer insights require a deep understanding of how various consumer segments live today, what they want, and what they need for a relevant and satisfying restaurant experience.
  - This is true for all Millennials, Gen X and Y, and Baby Boomers.
- **Offer flexible formats and experiences based on the customers' mood and needs.**
- Use environmentally friendly and sustainable practices.
- **Create a community feeling and a place where customers WANT to spend time.**
- Become integrated into the neighborhood and community around each restaurant.
- **Make the consumer feel happy and satisfied while offering a fair price.**

**Olive Garden needs to tailor its guest experience to both current and future customers**

# ⑭ Improve the labor model

Proved successful for Brinker

**Institute a better team service, including better execution from servers and in the kitchen.**

**High labor costs**

**With its very high AUV and average check, Olive Garden should be among the lowest in terms of labor costs. Surprisingly, Olive Garden has some of the highest labor costs.**

**Solution:**

- One of the biggest drivers of increasing margins is labor.
  - Focus on consistent food and faster service, while eliminating some kitchen positions and reduce labor costs.
- Engineer efficient kitchens to bring down labor costs.
- Change the front-of-the-house service to rely more on tipped servers, less on higher-salaried or higher-wage bussers and food runners.
- **Delivering a better guest experience through enhanced labor will satisfy customers and reduce costs.**
- Effectively manage schedules so that cooks can do less prep work and delegate that to part-timers.
- Optimize scheduling to account for peak periods and slow times.
- Increase performance-based incentive pay. **Connect important financial metrics and guest satisfaction measures to labor efficiencies.**
- Heightened importance on restaurant general managers with a keen focus on superior training strategies.

**Improved labor efficiency will improve margins and enhance the guest experience**

# VII. Updated real estate valuation

# Extensive real estate portfolio

**Even after the Red Lobster Sale, Darden *still* has the largest real estate portfolio in the casual dining industry, owning both the land and buildings on nearly 600 stores and the buildings on another 670.**

- In our March 31st *Primer on Darden's Real Estate* (the "Real Estate Primer", available at http://tinyurl.com/Primer-On-Darden-Real-Estate), we presented an extensive valuation of Darden's real estate based on proprietary work from Green Street Advisors ("Green Street"), the leading independent research firm specializing in real estate and REITs.(1) In that presentation, we established that:
  1. Darden's real estate was worth approximately $4 billion, and possibly far more.
  2. Separating the real estate could create an additional $1-2 billion of shareholder value.
  3. A real estate separation could be structured with minimal debt breakage costs and management's comments regarding debt breakage costs are highly misleading.
  4. In a real estate separation, Darden shareholders could maintain their current dividend on a combined basis, while the combined companies will have lower payout ratios.
- Although the Red Lobster Sale reduced the size of the real estate opportunity, the price paid by ARCP confirmed our belief that Darden's real estate is highly valuable, and in fact suggests that our original valuation was conservative.
  - Pro forma for the Red Lobster Sale, **we believe that Darden's remaining real estate is worth $2.5 to $3 billion**.
    - This is substantially more than the implied value that Darden receives by owning those properties from the "rent subsidy" that it effectively receives.
  - Net of the value that the properties are worth inside of Darden, we believe that a real estate separation could create approximately **$1 billion in shareholder value.**
  - Further, we still believe that a real estate separation can be structured in a tax-efficient manner and with minimal breakage costs, all while enhancing Darden's credit profile and supporting its dividend.

**We believe that Darden's remaining real estate is worth $2.5 to $3 billion, and that separating the real estate could create ~$6 - $10 of value per share**

Note: The valuations referenced in the Real Estate Primer are estimates and, therefore, there can be no assurance that such estimates are reflective of actual realizable value. While there could be additional information regarding Darden's real estate assets that could alter the valuations referenced in the Real Estate Primer, Starboard strongly believes that the assumptions used in such valuations are conservative, and that the incorporation of any such additional data would likely to lead to a higher valuation range.
(1) It cannot be guaranteed that the analysis performed by Green Street is, or would be, consistent with analyses performed by other financial advisors. Accordingly, different analyses may yield different results.

# We believe there is a substantial value creation opportunity

## We believe the real estate is worth more separated from Darden.

- Along with Green Street, we looked at a variety of valuation scenarios, including:
  - A location-by-location analysis of appropriate rent and cap rates (the "Base Case")
  - Supportable Rent
  - Precedent Transactions
  - A Public REIT multiple-based valuation

**Real Estate Value Creation**

| | Cap Rate-based Valuations | | | Public REIT | |
|---|---|---|---|---|---|
| | Base Case | Supportable Rent | Precedent Transactions | Low | High |
| **Total Real Estate Value** | **$2,437** | **$3,065** | **$2,650** | **$2,303** | **$2,948** |
| Additional Rent Paid by Darden | $187 | $232 | $201 | $183 | $207 |
| Less: Reduced Real Estate costs | ($10) | ($10) | ($10) | ($10) | ($10) |
| Darden EBITDA Reduction | $177 | $222 | $191 | $173 | $197 |
| *Darden EBITDA Multiple* | *9.0x* | *9.0x* | *9.0x* | *9.0x* | *9.0x* |
| Lower Value on OpCo | $1,594 | $1,994 | $1,718 | $1,557 | $1,771 |
| **Potential Value Creation** | **$843** | **$1,072** | **$932** | **$746** | **$1,178** |
| ***Value Creation per Darden Share*** | ***$7.00*** | ***$8.91*** | ***$7.75*** | ***$6.20*** | ***$9.79*** |

Before cost reductions

Gross value from each valuation case

Value of "rent subsidy" to Darden

The difference between the gross real estate value and the value of the "rent subsidy" is the potential value creation

- The basis for each of these valuation methodologies is summarized in the pages that follow.
  - Please see our prior Real Estate Primer for the full detail behind each methodology (available at http://tinyurl.com/Primer-On-Darden-Real-Estate)

**We believe Darden's properties are worth more separated from Darden than the "rent subsidy" is worth inside of Darden**

Note: The valuations referenced in the Real Estate Primer are estimates and, therefore, there can be no assurance that such estimates are reflective of actual realizable value. While there could be additional information regarding Darden's real estate assets that could alter the valuations referenced in the Real Estate Primer, Starboard strongly believes that the assumptions used in such valuations are conservative, and that the incorporation of any such additional data would likely to lead to a higher valuation range

# Numerous feasible structures

**We believe that there are a number of highly attractive alternatives to realize value from Darden's real estate.**

① **An outright sale of the properties, either in whole or in part**

② **A spin-off of all of Darden's real estate or just the fully owned ("Fee Simple") properties as a publicly traded REIT**

③ **A tax-efficient sale or merger with another REIT**

- For each of these business alternatives, there are a variety of specific transaction structures that could be used, as illustrated in detail in our Real Estate Primer (available at http://tinyurl.com/Primer-On-Darden-Real-Estate).
- Although the Red Lobster Sale reduces the size of any potential real estate separation, we still believe that each of these alternatives is viable without Red Lobster's real estate.
- We also still believe that each of these three alternatives, or a combination thereof, could be accomplished while maintaining and strengthening Darden's current dividend and investment grade rating and minimizing debt breakage.
  - In the Section XI, we lay out an illustrative transaction scenario that we believe will both accomplish these goals and maximize value for Darden shareholders.

**We continue to believe that a tax-efficient sale or merger is likely to be the best alternative for Darden shareholders**

# How has the Red Lobster transaction affected our real estate thesis?

## The Red Lobster transaction has:

- Confirmed our valuation for the rest of Darden's real estate. In fact, the deal price suggests our estimates were conservative.
  - The ARCP sale-leaseback transaction valued Red Lobster's real estate at $1.5 billion, in line with the estimates included in our March 31, 2014 investor presentations.[1]
    - However, as we explained in our presentation, real estate buyers have indicated that Red Lobster's real estate would sell for or trade at a higher cap rate (i.e. be worth less) if the tenant was a highly leveraged standalone Red Lobster rather than an investment grade corporate like Darden.
    - **Therefore, we believe the $1.5 billion ARCP paid would actually have been higher if Darden had kept Red Lobster and sold the real estate to ARCP directly**.
- Confirmed our belief that, despite management's protests, there are no operational or strategic justifications to keep Darden's real estate and restaurant businesses together.
- Stretched Darden's ability to maintain its investment grade rating and current dividend without pursuing a real estate transaction; however, as we outline in Section XI, we believe that expeditiously pursuing **a real estate transaction will not only create substantial value for shareholders, but will also solidify Darden's investment grade rating and dividend.**
- Reduced the size and value creation potential of a real estate transaction, but reinforced our belief that a shareholder-friendly and tax-efficient separation is feasible.
  - Although a Darden REIT without Red Lobster would be smaller, it would still have more than enough critical mass, and would be easier to diversify over time since it would be starting with a smaller base.
  - A modestly smaller real estate portfolio may attract a larger universe of REIT partners interested in a tax-free merger.

**The Red Lobster Sale has reinforced our conviction in our real estate thesis**

**Note: Please see our March 31, 2014 Investor Presentation (available at http://tinyurl.com/March31-Investor-Presentation) and Real Estate Primer (available at http://tinyurl.com/Primer-On-Darden-Real-Estate).**

(1) Our Base Case valuation included approximately $1.4 billion in value for Red Lobster's real estate, and our Public REIT valuation included approximately $1.5 billion. Further, it appears that ARCP did not even acquire all of Red Lobster's real estate, suggesting the total implied valuation of all Red Lobster's real estate may have been higher than $1.5 billion

# Updated valuation: Base Case – key assumptions (cont'd)

## Conservative assumptions support realistic valuation.

- For Fee Simple stores, value is based on a cap rate and rent per square foot.
- For Ground Leased stores, rental income is based on a "Second Lease" position, which reflects the rent that would be paid on a fully-owned store less the rent paid on the ground itself.

| Owned Real Estate | |
|---|---|
| Average Lease Rate | $27.25 |
| Average Cap Rate | 7.1% |
| Average Value PSF | $386 |
| Est. Year-1 NOI ($mil) | $128 |

| Ground Leased Real Estate | |
|---|---|
| Average Market Rent | $29.59 |
| Average Market Cap Rate | 7.1% |
| Average Ground Lease Rent | $18.95 |
| Average Ground Lease Cap Rate | 6.0% |
| **Second Lease Position** | |
| Implied Cap Rate on Second Lease Position | 8.8% |
| Cap-ex as a % of NOI | 0.8% |
| Annualized NOI Growth | 1.9% |
| Average Remaining Lease Term | 27 Yrs |
| Discount Rate | 10.3% |

**Lease and Cap Rate Summary**



Average Lease Rate
Average Cap Rate
$27.25
7.1%
$18.95
6.0%
$10.65
8.8%
Owned
Ground Lease
Second Lease

*Source: Green Street Advisors*

| | Fee Simple | Second Lease |
|---|---|---|
| Rent / sq. ft. | $27.25 | $10.65 |
| Cap Rate | 7.1% | 8.8% |

Highly conservative compared to the ~$31.00 actual rent / sq. ft. in the ARCP/Golden Gate transaction[1]

**Base Case rent / sq. ft. and cap rate assumptions are similar to Green Street's original valuation**

(1) Blended for fee simple and ground leases. Per ARCP's May 21, 2013 investor presentation that disclosed 3.8 million square feet associated with Red Lobster, rent assumed to be $118.5 million as discussed previously in the presentation.

STARBOARD VALUE

# Updated valuation: Base Case – Summary

**In a base case, Green Street values the Fee Simple properties at approximately $1.8 billion and the Ground Leased properties at approximately $0.6 billon.**


Darden Real Estate Value Summary
$1,812
$625
$2,437
Est. Value of Owned Assets
Est. Value of Ground Leased Assets
Total Real Estate Value

*Source: Green Street Advisors*


Est. Value of Owned Assets
Est. Value of Ground Leased Assets
26%
74%

**Green Street's base case valuation for the real estate is $2.4 billion**

# Updated valuation: Supportable Rent

**In order to validate the Base Case, we analyzed the expected rent coverage in the Base Case and the maximum supportable rent.**

- According to Green Street, EBITDAR / rent coverage of 2.25x to 2.50x is often deemed adequate by net lease investors.
  - This coverage range implies that the Darden operating company ("OpCo") would have the ability to pay between $32 and $41 / sq. ft. based on FY 2015 consensus EBITDA.
  - If our margin improvement initiatives are successful, this could raise the supportable-rent range to $40-58/sq. ft.

| Current Lease Expense | |
|---|---|
| Operating Leases | $185 |
| Capital Leases | $4 |
| Total Lease Expense | $189 |
| Less: Change in Deferred Rent | ($30) |
| Current Cash Rent Expense | $160 |
| | |
| Plus: Rent on Fee Simple Properties | $128 |
| Plus: Rent on Ground Leased Properties | $59 |
| **Total Pro Forma Cash Rent** | **$347** |

*Source: Green Street Advisors*

| Rent Coverage - Before Cost Reductions | | | |
|---|---|---|---|
| 2015E Consensus EBITDA | | | $765 |
| Plus: Current Cash Rent | | | $160 |
| EBITDAR | | | $925 |
| Pro Forma Rent | | | $347 |
| *EBITDAR / Rent* | | | 2.66x |
| | | | |
| ***Supportable Rent*** | | | |
| Coverage Ratio | 2.50x | | 2.25x |
| Supportable Rent | $370 | | $411 |
| Less: Current Cash Rent | ($160) | | ($160) |
| Less: Ground Lease Rent | ($59) | | ($59) |
| **Supportable Fee Simple Rent** | **$151** | | **$192** |
| *Fee Simple Square Footage (000s)* | 4,698 | | 4,698 |
| **Rent / sq. ft.** | **$32.12** | **$36.50** | **$40.87** |

More than adequate coverage

Generally acceptable range

This compares to the Base Case of $128 and $27.25

| Rent Coverage - Pro Forma for Cost Reductions | | | |
|---|---|---|---|
| 2015E Consensus EBITDAR | $925 | $925 | $925 |
| Plus: Illustrative Cost Reductions | $100 | $200 | $300 |
| Pro Forma EBITDAR | $1,025 | $1,125 | $1,225 |
| Pro Forma Rent | $347 | $347 | $347 |
| *EBITDAR / Rent* | 2.95x | 3.24x | 3.53x |
| | | | |
| ***Supportable Rent @ 2.50x*** | | | |
| Supportable Rent | $410 | $450 | $490 |
| Less: Current Cash Rent | ($160) | ($160) | ($160) |
| Less: Ground Lease Rent | ($59) | ($59) | ($59) |
| **Supportable Fee Simple Rent** | **$191** | **$231** | **$271** |
| *Fee Simple Square Footage (000s)* | 4,698 | 4,698 | 4,698 |
| **Rent / sq. ft.** | **$40.64** | **$49.15** | **$57.67** |

*Source: Bloomberg, Green Street, Starboard Value estimates*

**Darden can support rent well in excess of what we have assumed**

# Updated valuation: Supportable Rent (cont'd)

## A valuation based on supportable rent yields a substantial premium to the base case.

- The valuation below uses the midpoint of the rent / sq. ft. range that we believe Darden can support **before cost reductions**, per the prior slide, for the Fee Simple properties, and the Base Case valuation for the Ground Leased properties.
  - It uses the cap rate from the Base Case.

| Base Case | |
|---|---|
| Rent / sq. ft. | $27.25 |
| *Fee Simple Square Footage (000s)* | *4,698* |
| Total Rent | $128 |
| *Cap Rate* | *7.1%* |
| **Value** | **$1,812** |
| *Implied EBITDA Multiple* | *14.2x* |
| Plus: Ground Lease Value (base case)[1] | $625 |
| *Implied EBITDA Multiple* | *10.6x* |
| **Total Real Estate Value** | **$2,437** |

| Supportable Rent Valuation | |
|---|---|
| Rent / sq. ft. | $36.50 |
| *Fee Simple Square Footage (000s)* | *4,698* |
| Total Rent | $171 |
| *Cap Rate* | *7.1%* |
| **Value** | **$2,427** |
| *Implied EBITDA Multiple* | *14.2x* |
| Plus: Ground Lease Value (base case)[1] | $625 |
| *Implied EBITDA Multiple* | *10.6x* |
| **Total Real Estate Value** | **$3,052** |

  - Again, it is important to note that we believe that with cost reductions Darden could support rent substantially in excess of even the highest end of the rents we have assumed in any of our valuations; however, the maximum supportable rent may be higher than market rent in some instances.

**The supportable rent valuation yields a total real estate value of approximately $3.1 billion**

*(1) The rent coverage statistics used on the prior slide assume the Base Case rent on ground leases, so the Base Case ground lease valuation is used.*

# Updated valuation: Precedent Transactions

## We looked at a valuation based on the precedent transactions.

- The valuation below uses the average rent / sq. ft. and cap rate for the middle 90% of transactions identified by Green Street for the Fee Simple properties, and the Base Case valuation for the Ground Leased properties.
  - Please see our Real Estate Primer for a detailed listing of precedent transactions

| Base Case | |
|---|---|
| Rent / sq. ft. | $27.25 |
| *Fee Simple Square Footage (000s)* | *4,698* |
| Total Rent | $128 |
| *Cap Rate* | *7.1%* |
| **Value** | **$1,812** |
| *Implied EBITDA Multiple* | *14.2x* |
| Plus: Ground Lease Value (base case)[1] | $625 |
| *Implied EBITDA Multiple* | *10.6x* |
| **Total Real Estate Value** | **$2,437** |

| Supportable Rent Valuation | |
|---|---|
| Rent / sq. ft. | $36.50 |
| *Fee Simple Square Footage (000s)* | *4,698* |
| Total Rent | $171 |
| *Cap Rate* | *7.1%* |
| **Value** | **$2,427** |
| *Implied EBITDA Multiple* | *14.2x* |
| Plus: Ground Lease Value (base case)[1] | $625 |
| *Implied EBITDA Multiple* | *10.6x* |
| **Total Real Estate Value** | **$3,052** |

| Precedent Transactions Valuation | |
|---|---|
| Rent / sq. ft. | $30.17 |
| *Fee Simple Square Footage (000s)* | *4,698* |
| Total Rent | $142 |
| *Cap Rate* | *7.0%* |
| **Value** | **$2,025** |
| *Implied EBITDA Multiple* | *14.3x* |
| Plus: Ground Lease Value (base case)[1] | $625 |
| *Implied EBITDA Multiple* | *10.6x* |
| **Total Real Estate Value** | **$2,650** |

- We believe the 7.0% cap rate used is highly conservative, given that all of the units Darden would be selling are company-owned, rather than franchised.
  - According to Marcus & Millichap's *First Half 2014 Net-Leased Outlook*, "Corporate-owned properties can change hands in the low-6 percent range, while franchisee-occupied restaurants will trade at first-year returns approximately 150 basis points higher."
  - The precedent transactions used were a mix of both corporate-owned and franchised stores.

**The precedent transactions valuation yields a total real estate value of approximately $2.7 billion**

*(1) The precedent transactions did not include enough data on Second Lease transactions to provide a meaningfully different alternative to the Base Case, so the Base Case assumptions were used.*

# Updated valuation: Public REIT

**A valuation of a public REIT spin-off based on the average trading comparable yields a premium to the Base Case.**

- The valuation uses a conservative multiple range that is a discount of approximately 15-25% to the LTM multiples of the triple-net REIT peer group, to account for possible concerns about tenant concentration and ground leases.
  - We believe this is highly conservative, as a Darden REIT would have a number of attributes that could help it trade at a premium to peers, including **significantly higher average tenant credit quality** and **no near-term lease expirations**.

| | Low | High |
|---|---|---|
| Median Peer Multiple | 18.2x | 18.2x |
| *Assumed Discount* | *25.0%* | *15.0%* |
| Public REIT Valuation Multiple | 13.7x | 15.5x |

| Base Case | |
|---|---|
| Rent / sq. ft. | $27.25 |
| *Fee Simple Square Footage (000s)* | *4,698* |
| Total Rent | $128 |
| *Cap Rate* | *7.1%* |
| **Value** | **$1,812** |
| *Implied EBITDA Multiple* | *14.2x* |
| Plus: Ground Lease Value (base case)[1] | $625 |
| *Implied EBITDA Multiple* | *10.6x* |
| **Total Real Estate Value** | **$2,437** |

| Supportable Rent Valuation | |
|---|---|
| Rent / sq. ft. | $36.50 |
| *Fee Simple Square Footage (000s)* | *4,698* |
| Total Rent | $171 |
| *Cap Rate* | *7.1%* |
| **Value** | **$2,427** |
| *Implied EBITDA Multiple* | *14.2x* |
| Plus: Ground Lease Value (base case)[1] | $625 |
| *Implied EBITDA Multiple* | *10.6x* |
| **Total Real Estate Value** | **$3,052** |

| Precedent Transactions Valuation | |
|---|---|
| Rent / sq. ft. | $30.17 |
| *Fee Simple Square Footage (000s)* | *4,698* |
| Total Rent | $142 |
| *Cap Rate* | *7.0%* |
| **Value** | **$2,025** |
| *Implied EBITDA Multiple* | *14.3x* |
| Plus: Ground Lease Value (base case)[1] | $625 |
| *Implied EBITDA Multiple* | *10.6x* |
| **Total Real Estate Value** | **$2,650** |

In addition to many of the examples we previously laid out, Life Time Fitness announced a REIT conversion plan on August 25, 2014 in a structure that is substantially similar to what we have suggested for Darden

| Public REIT Valuation | Low | High |
|---|---|---|
| *Rental Income* | | |
| Fee Simple[2] | $128 | $142 |
| Ground Leased | $55 | $65 |
| Total Rental Income | $183 | $207 |
| Less: SG&A[3] | ($15) | ($17) |
| EBITDA | $168 | $190 |
| *EBITDA Multiple* | *13.7x* | *15.5x* |
| **Enterprise Value** | **$2,303** | **$2,948** |

In the event that only the fee-simple real estate is spun off, we believe the REIT would trade at a slightly higher multiple than we have assumed in the full REIT valuation, but obviously with fewer properties

**The Public REIT valuation yields a total real estate value of approximately $2.6 billion**

*(1) Base Case used for the three cap rate-based valuations.*

*(2) Low based on Base Case and High based on Precedent Transactions. If Supportable Rent were used, the High would increase to approx. $3.4 billion.*

*(3) Estimated as 8% of Rental Income, on par with similarly-sized REITs that have a large retail mix and an active M&A focus, such as NNN, O, and SRC; note that Green Street's NOI number is net of all property expenses, so there should be no additional operating expenses aside from SG&A.*

# Updated valuation: Summary

## Various methodologies support real estate value.

- Along with Green Street, we have looked at a variety of valuation scenarios, including a location-by-location analysis of appropriate rent and cap rates (Base Case), Supportable Rent, Precedent Transactions, and Public REIT analyses.
- Based on these analyses, we believe the real estate is worth approximately $2.5 to $3 billion, and possibly far more.

**Real Estate Valuation**

| | Cap Rate-based Valuations | | | | | |
|---|---|---|---|---|---|---|
| | Base Case | Supportable Rent | Precedent Transactions | Public REIT | | |
| Rent / sq. ft. | $27.25 | $36.50 | $30.17 | | | |
| *Fee Simple Square Footage (000s)* | *4,698* | *4,698* | *4,698* | | | |
| Total Rent | $128 | $171 | $142 | | Low | High |
| *Cap Rate* | *7.1%* | *7.1%* | *7.0%* | *Rental Income* | | |
| **Value** | **$1,812** | **$2,427** | **$2,025** | Fee Simple | $128 | $142 |
| *Implied EBITDA Multiple* | *14.2x* | *14.2x* | *14.3x* | Ground Leased | $55 | $65 |
| | | | | Total Rental Income | $183 | $207 |
| Plus: Ground Lease Value (base case) | $625 | $625 | $625 | Less: SG&A (1) | ($15) | ($17) |
| *Implied EBITDA Multiple* | *10.6x* | *10.6x* | *10.6x* | EBITDA | $168 | $190 |
| | | | | *EBITDA Multiple* | *13.7x* | *15.5x* |
| **Total Real Estate Value** | **$2,437** | **$3,052** | **$2,650** | **Enterprise Value** | **$2,303** | **$2,948** |

*Source: Green Street Advisors, Starboard Value Estimates*

(1) Estimated as 8% of Rental Income, on par with similarly-sized REITs that have a large retail mix and an active M&A focus, such as NNN, O, and SRC; note that Green Street's NOI number is net of all property expenses, so there should be no additional operating expenses aside from SG&A

- Note that this does not include any value for Darden's owned headquarters complex, which was recently built at a cost of more than $150 million.

**Our valuation methodologies demonstrate a value of approximately $2.5 – $3.0 billion for Darden's real estate**

# Management's incentives with regard to the real estate appear to conflict with those of shareholders

## Management seemingly gets a *perceived* benefit from owning real estate.

- Since Darden owns substantially more real estate than peers, Darden's reported operating expenses are meaningfully understated compared to peers, and Darden's margins are therefore overstated.
- Excluding the rent "subsidy" that Darden currently gets from owning its properties, Darden's operating performance is **substantially below peers**.
  - We believe fully-leased EBITDA is the best metric by which to judge Darden's operating performance, as opposed to the earnings generated through site selection and capital investment in real estate.
  - To calculate fully-leased EBITDA, we adjusted Darden and each of its peers' EBITDA assuming that they pay full market rent on every location that is owned or Ground Leased.

**Estimated LTM EBITDA margins on a fully-leased basis** *($ in millions)*


18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
(2%)
(4%)
16.3%
14.3%
12.7%
12.4%
10.5%
9.9%
9.7%
8.5%
7.3%
(1.5%)
Despite high AUV and ~4.5x the scale of peers on average, Darden's operating performance is significantly worse than peers
Median: 10.5%
BWLD *(1)
DFRG (2)
EAT
CAKE *
TXRH *
BBRG
RRGB *
BLMN
DRI
RT

| | BWLD *(1) | DFRG (2) | EAT | CAKE * | TXRH * | BBRG | RRGB * | BLMN | DRI | RT | Median |
|---|---|---|---|---|---|---|---|---|---|---|---|
| AUV: | $3.0 | $7.3 | $3.2 | $10.4 | $4.2 | $4.1 | $2.8 | $3.2 | **$4.3** | $1.7 | **$3.2** |
| LTM Revenue: | $1,391 | $286 | $2,905 | $1,923 | $1,503 | $410 | $1,069 | $4,287 | **$6,286** | $1,169 | **$1,391** |

**It appears that management is addicted to the "subsidy" of free rent?**

Source: Company filings, Capital IQ, company presentations and Green Street Advisors
Note: Assumes $27.10/rent per square foot for owned properties and $10.65/rent per square foot for ground leased properties based on analysis conducted by Green Street Advisors. Assumed to be average across all markets and may not be reflective of the actual rents paid in any particular location.
If adjusted for franchised stores, assuming a 40% margin on franchised revenue, the median EBITDA margin equals 10.3% and the average equals 9.9%.
* Denotes at least 20% franchised properties
(1) BWLD leases the land and building for all sites or utilizes ground leases, but does not specify the number of ground leases: no adjustment has been made
(2) Assumes $65.00/rent per sq. ft. for single owned property

STARBOARD VALUE

# VIII. Spin-off of Specialty Restaurant Group

# Spin-off of Specialty Restaurant Group

**SRG has a number of exciting and fast-growing concepts that we believe would be attractive in the public markets, but that are difficult for investors to fully appreciate and value inside of Darden.**

| Core Darden | SRG |
| --- | --- |
| Olive Garden, LongHorn Steakhouse | The Capital Grille, Eddie V's Prime Seafood, Yard House, Seasons 52 Fresh Grill, Bahama Breeze Island Grille |

- While Darden's core brands, Olive Garden and LongHorn, are mainstream casual dining concepts with a national footprint and hundreds of stores, the SRG brands are significantly higher end niche brands that cater to a very different customer base, and, we believe, investor base.
  - With each concept having approximately 50 locations or fewer, the SRG brands have very different operating requirements than Olive Garden and LongHorn.
- Given its higher growth profile and higher end focus, we believe a standalone SRG would trade at a significant premium to where Darden currently trades, and that this value is not fully reflected in Darden's stock price.
- The timing of an SRG spinoff will depend on factors including progress towards the turnaround of Olive Garden, the consolidated financial performance of Darden, and the sustainability of the dividend and investment grade rating, as discussed in Section XI.

**We believe spinning off SRG would create shareholder value**

# Attractive mix of high-end growth concepts

**Exciting growth potential: Fiscal 2014 SRG sales grew 25% compared to fiscal 2013.**

| | Unit count / AUV | Concept description |
|---|---|---|
| THE CAPITAL GRILLE | 54 / $7.1 million | ▪ Fine-dining concept known for its dry-aged steaks, fresh seafood, award-winning wine list, and atmosphere of relaxed elegance |
| Yard House | 52 / $8.2 million | ▪ Vibrant energy, craft beer focus, carefully crafted playlist of classic and new rock, and a menu that reads like a road trip across America |
| Seasons 52 FRESH GRILL | 38 / $5.7 million | ▪ Fresh grill and wine bar with a healthy and seasonally inspired menu and casually sophisticated ambiance |
| Bahama Breeze ISLAND GRILLE | 37 / $5.6 million | ▪ Offers exciting food and drink in the bright atmosphere of the Caribbean islands |
| Eddie V's PRIME SEAFOOD | 15 / $6.0 million | ▪ Intimate and comfortable dining experience with an emphasis on prime seafood creations, USDA prime beef and chops, and fresh oyster bar selections |

**Revenue growth profile**



$400
$350
$300
$250
CAGR = 9%
$296
$352
2012
2014
$600
$400
$200
$0
CAGR = 12%
$328
$411
2012
2014
$300
$200
$100
$0
CAGR = 29%
$128
$213
2012
2014
$300
$200
$100
$0
CAGR = 15%
$150
$197
2012
2014
$100
$50
$0
CAGR = 25%
$50
$78
2012
2014

Source: Company filings, Company website, and Wall Street equity research.

# Attractive financial characteristics

**While Darden does not break out the financials of SRG, based on an analysis of comparable chains, we believe that on a standalone basis SRG would have approximately $1.2 billion - $1.3 billion in sales at an 11.0% - 12.0% EBITDA margin, and would trade at a 12x - 13x EBITDA multiple.**

- SRG's concepts and growth potential compare favorably to other specialty chains, with a **high-end mix and projected long-term sales growth of 10 – 15%.** [1]

Based on our estimates, SRG would be valued in the market at approximately $1.6 billion - $2.0 billion, or **$13 - $17 per Darden share**

**Specialty Restaurant Group (SRG)**

| | Low | Mid | High |
|---|---|---|---|
| Sales | $1,200 | $1,250 | $1,300 |
| *EBITDA margin* | *11.0%* | | *12.0%* |
| EBITDA | $132 | $144 | $156 |
| *Multiple* | *12.0x* | | *13.0x* |
| Value | $1,584 | | $2,028 |
| **Value per share** | **$13.17** | **$15.01** | **$16.86** |

- While there is no public company exactly like SRG, we believe the peers below provide an indication of where SRG may trade, and our discussions with restaurant investors and analysts have suggested that our valuation may be conservative.

**Comparable chains to SRG**

| Company | Market cap | EBITDA LTM | EBITDA NTM | EV / EBITDA LTM | EV / EBITDA NTM | EBITDA margin | Growth profile[2] |
|---|---|---|---|---|---|---|---|
| Del Frisco's Restaurant Group, Inc. | $513.4 | $41.5 | $50.4 | 12.1x | 9.9x | 14.5% | 17.0% |
| BJ's Restaurants, Inc. | $1,016.5 | $78.0 | $90.9 | 12.6x | 10.8x | 9.6% | 10.7% |
| Buffalo Wild Wings Inc. | $2,725.9 | $227.4 | $260.2 | 11.5x | 10.1x | 16.3% | 15.1% |
| Ignite Restaurant Group, Inc. | $201.0 | $24.3 | $31.1 | 13.1x | 10.2x | 2.8% | 1.5% |
| Chuy's Holdings, Inc. | $451.8 | $25.5 | $33.1 | 17.8x | 13.8x | 11.4% | 19.2% |
| **Average** | **$981.7** | **$79.3** | **$93.1** | **13.4x** | **11.0x** | **10.9%** | **12.7%** |

SRG estimated revenue growth from 2014 – 2015[1] = **18%**

Source: Capital IQ and Company filings
(1) Per Wall Street equity research
(2) Estimated revenue growth from 2014 – 2015

# Market demographics confirm the disconnect between SRG and Darden's core brands

Olive Garden, and LongHorn are located in very similar markets

SRG's demographic is clearly differentiated from Darden's core brands



Population & Household Income 3-Mile Radius
Average Household Income
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
50,000
60,000
70,000
80,000
90,000
100,000
110,000
120,000
130,000
140,000
Average Population
Strip Center REIT Avg.
Darden Avg.
NNN REIT Avg.
(199,000,$67,000)

**We believe splitting SRG from the core brands makes sense from an operational and customer demographic perspective, in addition to the potential valuation advantages**

Source: Green Street Advisors

# Spinning off SRG can likely be completed in 6 months, however, we would likely take a more conservative approach

### 1. Feasibility Study

- Establish teams at Darden and SRG to manage principal spin-off process
- Perform detailed review of SRG strategy and operations / identify "quick hit" opportunities
- Evaluate capabilities/costs of standalone SRG supply/ distribution operation
  - Potential options to explore include using Darden supply agreements for 1-2 years (short term), or 2-3 years (Medium term), or Purchasing co-op w/ Darden (Long-term)
- Begin internal and external search for post-spinoff SRG management team
- Develop strategy for contacting key constituents

### 2. Approval Process

- Darden Board to review and discuss spin-off presentations on operational, legal, tax, solvency, and financial matters from management and outside advisors
- Darden Board preliminary approval for spinoff
- Darden management plan next steps to proceed with spinoff
- Prepare communications plan to effect SRG spin-off

**Months 1-2**

### 3. Spin-off Preparation

- Form standalone SRG
  - Certificate of Incorporation and Bylaws
  - Create corporate organizational chart
  - Determine and select Board and executive officers
  - Establish independent supply chain and contracts
- Determine length and services to provide in Transition Services Agreement ("TSA")
  - 3-12 month term
  - Services may include human resources, payroll, supply chain, AR/AP, and IT
  - Develop post TSA strategy and organization support from Darden
- File Form 10

### 4. Implementation

- Finalize SRG employee benefit plans
- Implement and monitor operational changes across SRG organization
- Prepare communication of operational strategy in spin-off roadshow and rating agencies presentations
- Manage on-going support to management through final board approval and closing of spin-off

**Months 3-6**

- Although operationally we believe SRG could be spun off in approximately 6 months, as discussed in Section XI, we would recommend a more conservative approach, with management and the Board focusing first on the operational turnaround and real estate separation. An SRG spinoff would then occur approximately 12 – 18 months after the Annual Meeting, once we have confirmed that there is no risk to Darden's investment grade rating or dividend.

# Mitigating factors to reduce risks in the spin-off

| Risk | Mitigating Factors |
|---|---|
| 1. Incremental layer of executive management resources | • Existing strong and fully dedicated SRG leadership team across different functions – HR, Marketing, Culinary, Development, Finance & Field Operations<br>• SRG currently has more than what it would need on a stand alone basis, and this does not include Darden's corporate employees that work on/monitor SRG<br>• **Action Plan:** Create and define executive organization structure and responsibilities pre-spinoff using existing SRG leadership |
| 2. Increased supply chain and procurement costs | • $1.2B revenue business ranks SRG in top 20 casual full-service dining restaurant groups<br>• Pre-existing knowledge of purchasing contracts and pricing history<br>• **Action Plan**<br>– Aggressively implement supply chain and procurement cost saving initiative focused on leveraging current supplier partnerships, improving product specifications and standards, and minimizing food waste<br>– Leverage current Darden contracts for extended period (1 – 3 yrs.)<br>– Consider a purchasing co-op model with Darden |
| 3. Reduction of advertising efficiencies and scale leading to higher costs | • Darden advertising expenses are significantly higher than peer group<br>• Target customer demographics and marketing message different for Darden and SRG<br>• **Action Plan:** Develop a cost efficient digital advertising and marketing plan to reduce spending and align with customer trends |
| 4. Removed benefit of large corporate balance sheet and cash flow | • According to Darden management's own statements, as well as our estimates, SRG is currently self-funding<br>• **Action Plan:** Refine capital budgeting process and actively monitor cash deployment |

# IX. Franchising

# We believe franchising represents a substantial opportunity

**Proved successful for Brinker**

**Darden's current store base is approximately 100% company-owned and operated, but we believe substantial value could be created through both domestic and international franchising.**

- Darden's concepts are well-suited for a franchising program.
  - Industry experts have suggested to us that Olive Garden and LongHorn would be very attractive candidates for potential franchisees, and ***large, successful franchise operators have expressed serious interest in becoming franchisees.***
  - Unfortunately, Darden's management has simply refused to believe that franchisees are capable operators, despite substantial evidence to the contrary – in fact, given Darden's underperformance compared to highly- or partially-franchised peers, it is clear that Darden does not operate their restaurants as efficiently as a franchisee could.
- **Peers have consistently found that franchised restaurants generate higher restaurant-level margins and same-store-sales than company-operated stores.**
  - Franchisees bring an ownership mentality to the restaurants.
  - Darden has several markets that are underperforming, and could potentially be better-managed by franchisees with extensive operating experience and superior store density in those markets.
  - The best ideas for menu innovation and operational improvements often come from franchisees.
- **We believe the opportunity for international growth without capital investment is substantial.**
  - In many international markets, experienced franchise operators or joint venture partners are in a better position to operate a restaurant successfully, given local tastes, regulations, economic conditions, etc.
- Domestically, LongHorn and SRG have significant growth potential, and could realize this growth faster and with higher returns on capital through franchising.
- Several casual dining competitors, including DineEquity, Brinker, and Denny's, have refranchised a large portion of their store base, driving significant improvements in their returns on capital and stock price performance.

**Franchising can improve growth, operating performance, returns on capital, and valuation**

## IX. Franchising

### A. International

# Darden trails its peers internationally

Proved successful for Brinker

**International expansion has been an area of profitable growth for almost every major casual dining company but Darden.**


International Competitive Landscape
385
274
200
146
132
39
29
20
3
2
Friday's
Chili's
Outback
Applebee's
Tony Roma's
Ruby Tuesday
Bennigan's
PF Chang's
Cheesecake Factory
Darden

As of 2010, but has not increased meaningfully

**Darden has failed to take advantage of a promising opportunity**

Source: Brinker Presentation, 2010.

# International expansion overview

**Proved successful for Brinker**

**Darden's brands have significant international expansion potential.**

- TGI Friday's, Brinker, Bloomin', and DineEquity have all successfully expanded internationally, driven primarily by franchising.
  - International markets are not close to saturated, with even Friday's, already the largest international player, seeing room to build more than 200 additional units overseas.
- There is strong demand for American casual dining brands in South America, Asia, the Middle East, and parts of Europe at compelling store-level economic performance.
  - Although Darden has signed some token agreements with international franchisees, no significant store development has occurred, indicating a lack of focus and poor execution by Darden management.
  - Olive Garden's pasta focus helps to minimize a number of challenges that more protein-centric concepts have had adapting their model and serving consistent food in certain regions
- We believe that Darden's brands could ultimately support more than 300 units internationally, including approximately 140 Olive Gardens, 90 LongHorn's, and 75 from SRG's brands.
  - This would translate into total franchise fees of approximately $50 million (a one-time capital infusion into Darden) and ongoing annual royalty income of more than $60 million.
  - Although such a rollout would be staged gradually over 5-7 years, it will provide an ongoing source of revenue growth, margin expansion, and increasing returns on capital over the long term.

**International franchising is an opportunity for long-term, highly profitable growth with negative capital investment**

# Darden's peers have viewed international expansion as a source for profitable growth



Outback ($ in millions)
Intl. Revenue
No. Stores
800
700
600
500
400
300
200
100
0
430
515
647
672
679
182
190
192
204
220
2009
2010
2011
2012
2013



Chili's ($ in millions)
Intl. Revenue
No. Stores
600
500
400
300
200
100
0
282
358
571
451(1)
565
204
219
241
274
291
2009
2010
2011
2012
2013



Applebee ($ in millions)
Intl. Revenue
No. Stores
500
400
300
200
100
0
332
346
353
361
363
140
148
148
149
150
2009
2010
2011
2012
2013



T.G.I.F. ($ in millions)(2)
Intl. Revenue
No. Stores
1200
1000
800
600
400
200
0
685
718
817
880
955
321
336
353
373
398
2009
2010
2011
2012
2013

1) Chili's drop in revenue from 2011 to 2012 was due to currency fluctuations, the sale of On the Border, and the exit of the UK market

2) T.G.I.F Revenues includes UK stores, which are company-operated. 2011, 2012 revenue numbers are based on number of stores and average revenue / store

# Darden is far behind its competitors in international markets

**2013 international landscape (number of stores)**

| | T.G.I. FRIDAY'S | BRINKER INTERNATIONAL | BLOOMIN' BRANDS | dineEquity | DARDEN |
|---|---|---|---|---|---|
| South America | 83 | 22 | 48 | 16 | 1 |
| Central America/ Mexico | 16 | 119 | 13 | 108 | 14 |
| Europe | 118 | 2 | 0 | 2 | |
| Middle East | 49 | 59 | 6 | 41 | 5 |
| Rest of Asia | 111 | 42 | 145 | 9 | |
| Australia | 9 | 0 | 7 | 0 | |
| Africa | 6 | 19 | 1 | 0 | |
| **Total** | **392** | **263** | **219** | **176** | **20** |

**There are numerous attractive markets for Darden to target**

# Target markets

**Peers have already identified the markets that are best-suited for American casual dining brands, and Darden can draw lessons from their experience.**

- Key markets with desirable customer demographics for Olive Garden and LongHorn include:
  - Middle East
  - South America (esp. Chile)
  - Mexico
  - Philippines
  - Singapore
  - South Korea



Global Development Trends
Stop-Go Lives
Mature
Late mature
Emerging
United States
Canada
Germany
Japan
United Kingdom
Ireland
Australia
Sweden
Italy
France
Spain
India
China
Russia
Brazil
Mexico
Proved successful for Brinker

Source: Brinker presentation

- Each of these markets contains an attractive mix of incomes and average check size, a well-defined middle class, access to inexpensive labor resources, and good real estate availability.
- SRG should focus on markets such as the Middle East, Mexico, South Korea, and Singapore.
  - These markets are strong growth areas due to a sizable population with high disposable income, a well-defined middle class, and a passion for American brands.
- While India does not yet have the infrastructure to support an immediate entry by Darden, over the long term it could be a significant market.

**Darden should focus on markets with suitable customer demographics and where there is demand for casual dining**

# Target markets (cont'd)

**A market-by-market analysis for each brand reveals an incredible opportunity for Darden.**

| Illustrative Growth Potential in Key Regions | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| | | | Specialty Restaurant Group | | | | | |
| | Olive Garden | LongHorn Steakhouse | The Capital Grille | Yard House | Seasons 52 | Bahama Breeze | Eddie V's Prime Seafood |
| Canada | 15 - 25 | 10 - 20 | 3 - 4 | 5 - 10 | 5 - 10 | 0 - 5 | 3 - 4 |
| Mexico | 20 - 30 | 10 - 15 | 1 - 2 | 5 - 10 | 0 - 5 | 0 - 5 | 1 - 2 |
| Central America | 5 - 10 | 0 - 5 | 0 - 2 | 0 - 0 | 0 - 5 | 0 - 0 | 0 - 2 |
| South America | 20 - 30 | 15 - 25 | 2 - 5 | 5 - 10 | 0 - 10 | 0 - 0 | 2 - 5 |
| Middle East | 20 - 30 | 20 - 25 | 3 - 5 | 0 - 0 | 3 - 5 | 0 - 5 | 3 - 5 |
| Asia | 50 - 60 | 30 - 40 | 5 - 10 | 10 - 15 | 5 - 10 | 0 - 0 | 3 - 5 |
| Europe | 20 - 30 | 0 - 10 | 5 - 10 | 5 - 10 | 10 - 15 | 0 - 0 | 5 - 7 |
| Australia / Oceana | 0 - 10 | 0 - 5 | 0 - 3 | 5 - 10 | 5 - 10 | 0 - 0 | 3 - 5 |
| Africa | 0 - 0 | 0 - 0 | 0 - 3 | 0 - 0 | 0 - 0 | 0 - 0 | 0 - 0 |
| **Total** | **150 - 225** | **85 - 145** | **19 - 44** | **35 - 65** | **28 - 70** | **0 - 15** | **20 - 35** |

Target Markets

- While Darden's 8 brands could support hundreds of international stores over the long term, we believe Darden should focus first on certain key markets and brands with the best near- and intermediate- term franchising opportunities.
- Collectively, we believe these markets could support the rollout of approximately 300 stores.
  - While the magnitude of this growth is substantial, it is actually highly conservative when compared on a brand-by-brand basis to the international footprints of peers (shown on slide 243).

**Though Darden has largely ignored the international market, it represents a significant growth opportunity**

# We believe international franchising can create substantial value

**Even restricting a rollout to the target markets discussed on the prior slide, we believe Darden could create substantial value through international franchising while taking in, rather than spending, capital.**

**Illustrative Financial Impact of International Expansion**

*($ in millions, except where noted)*

| | | | Specialty Restaurant Group | | | | | |
|---|---|---|---|---|---|---|---|---|
| | Olive Garden | LongHorn Steakhouse | The Capital Grille | Yard House | Seasons 52 | Bahama Breeze | Eddie V's | **Total** |
| Unit Potential in Target Markets | 138 | 93 | 15 | 28 | 20 | 0 | 12 | 304 |
| *Franchise fees (000s)* [(1)] | $147 | $98 | $245 | $245 | $158 | $140 | $210 | $149 |
| Total franchise development fees | $20 | $9 | $4 | $7 | $3 | $0 | $2 | $45 |
| *Average Unit Volume* [(2)] | $4.2 | $2.8 | $7.0 | $7.0 | $4.5 | $4.0 | $6.0 | $4.3 |
| Potential System Sales | $578 | $259 | $105 | $193 | $90 | $0 | $69 | $1,293 |
| *Average Royalty Rate* | 5.0% | 4.5% | 5.0% | 4.5% | 4.5% | 4.5% | 5.0% | 4.8% |
| **Potential Darden Revenue** | **$29** | **$12** | **$5** | **$9** | **$4** | **$0** | **$3** | **$62** |
| Less: International Support Costs | | | | | | | | ($10) |
| **EBITDA Impact** | | | | | | | | **$52** |
| *Franchisor EBITDA multiple* [(3)] | | | | | | | | 11.0x |
| **Value of franchise income to Darden** | | | | | | | | **$571** |
| **Total value to Darden** | | | | | | | | **$617** |
| ***Value per Darden share*** | | | | | | | | ***$5.13*** |

*(1) Assumed to be 3.5% of AUV, on average*

*(2) Note that box size would be smaller in certain markets, but would tend to generate high traffic and a higher avg. check in most markets*

*(3) Based on DineEquity FY '14 consensus multiple*

- It is important to understand that this value creation would be gradually realized over a 5-7 year period.
- Once Darden's international footprint starts to mature, Darden could pursue substantial additional growth in the markets that were not initially targeted.

**We believe international franchising could add more than $5 per share in value over time – this value is not included in our $67 – $86 valuation range**

# Implementing an International Expansion Strategy

**Peers have provided a roadmap for successful implementation.**

| | |
|---|---|
| **Find and foster great partnerships** | • Identify best-fit partnerships in other countries. |
| **Keep leadership focused on expansion** | • Engage a senior management team with international franchising experience and strong relationships that is passionate about growing the brand.<br>• Develop a clear vision for target markets and brands for growth.<br>• Establish a stronghold in critical growth markets.<br>• Create a compelling business model for franchisees.<br>• Aggressively promote the brand using funds from franchisees. |
| **Build key infrastructure –** operations, marketing, culinary, and supply chain | • Develop detailed operations "cook-book" for running stores, ensuring operations consistency.<br>• Maintain flexibility to adapt to international markets.<br>• Relentlessly focus on the guest experience.<br>• Establish a strong, reliable supply chain, leveraging the international supply chain already established by peers and franchise partners.<br>• Work with critical suppliers to establish base in key areas of growth |
| **Tailor menus and marketing efforts to new markets** | • Food and menu innovation should cater to international markets, along with brand building, local marketing campaigns, etc. |

**Proved successful for Brinker**

**International Expansion Strategy**

| | |
|---|---|
| Presence in Scalable Markets | • Drive efficiencies through scale<br>– Profitability, Marketing, Support |
| Flexible Business Models | • Create flexible and adaptable business models<br>• Improve margins; lower investment costs<br>• Increase site options in key markets |
| Place Resources Locally | • Enhance support in key markets to accelerate profitability and development |
| Capital Investment | • Investigate and exploit capital investment opportunities in key markets where returns warrant |

**Recipe for Success**

- Demographic and economic tail winds
  - Target countries are clearly right for our dining concepts
- Strong and supportive franchise network
- Strong reliable supply chain
  - Benefiting from QSR penetration
- Flexible compelling business model
- Experienced team to execute strategy

Source: Brinker presentation.

**A well-designed international franchising plan will prioritize strong partners, consistent operations, and local tastes**

## IX. Franchising

### B. Domestic

# Franchising can solve operational challenges while providing financial benefits

**A common and successful tactic is to franchise select markets where a corporation is not performing well due to lack of local store density or local market expertise.**

- Lack of store density
  - While total scale is an important advantage in operating performance, local market density can be just as important – operating a modest number of stores within a well-defined geographic cluster can be more efficient than operating a large number of stores spread out over disparate geographies.
  - Although Darden is the largest casual dining operator in the world, it still has numerous markets in which it lacks sufficient local market density to maximize performance.
    - Rather than committing capital to expand in these markets or exiting them, Darden can sell them to a franchisee who already operates a critical mass of restaurants across a number of brands in those markets.
    - As part of any agreement, the franchisee would commit to developing new restaurants in the market, providing additional capital to Darden in the form of franchise fees and a continuing source of revenue and profit growth.
- As discussed on slides 254-255, we have identified a preliminary list of 6 markets for Olive Garden and 12 for LongHorn that may be strong candidates for franchising.

**Franchising select markets will create a more efficient operating model**

# Franchising can solve operational challenges while providing financial benefits (cont'd)

**Certain markets present unique challenges for corporate operators.**

- Unique markets
  - While many casual dining chains excel at operating in standardized environments like suburban strip centers in the middle of the country, there are several markets that present unique challenges, yet can be highly profitable for local market experts.
    - For example, in the New York City market, box size/configuration, rents, labor costs, day parts, operating hours, pricing, and consumer tastes all differ significantly from Darden's standardized model.
      - Despite these challenges, certain franchisees have been very successful operating casual dining restaurants across a number of brands in the New York City market.
    - Similarly, in California labor laws and other differences can present challenges for corporate operators.
    - In certain of these markets, franchisees can get better access to local real estate.
  - We believe there are a number of markets in which Darden makes little-to-no net profit, but that a franchisee with local market expertise could operate profitably.
  - By franchising these markets, without giving up any meaningful current income Darden can get (i) an initial infusion of capital, (ii) an ongoing royalty stream, and (iii) better-performing stores that serve to enhance, rather than tarnish, the brand image.

**Franchising problem markets is a win-win-win for Darden, the franchisee, and the customer**

# Franchisees add significant value to the system

**Franchising stores is a proven method to improve operating performance and accelerate innovation.**

- Casual dining peers have consistently found that franchised restaurants generate higher restaurant-level margins and same-store-sales than company-operated stores.
  - Franchisees bring an ownership mentality to the restaurants.
    - This can be partially replicated through a well-designed incentive plan for General Managers, but Darden has failed to do this.
  - Franchisees can monitor operating performance and respond to guest preferences in real time, rather than waiting months or years for operational initiatives to work their way through a corporate bureaucracy.
  - Darden will receive a benefit as better-performing stores enhance the brand image.
- Casual dining peers have also found that the best ideas for menu innovation and process improvements often come from franchisees.
  - As a former Director of Operations for a leading casual dining chain put it, franchising gives a corporation dozens of R&D departments, all directly connected to the customer on a daily basis, rather than one R&D department stuck at corporate.

**Franchising will improve performance and spur innovation – again, a win for Darden, the franchisee, and the customer**

# We believe franchising will substantially improve returns on capital, potentially driving significant stock price appreciation

**Competitors that have moved to a more franchised model have been able to generate superior total shareholder returns.**

- For older stores that need capital investment, refranchising can be an attractive alternative to investing in remodels
  - Darden believes a substantial portion of its store base is in need of remodels – at $500-600k per store! We believe that remodels should not be a focus until the core operations have been fixed; however, when remodels do occur, rather than spending this capital itself, Darden could franchise a portion of those stores and offer royalty or other fee concessions to franchisees that commit to buying and remodeling existing stores.
    - This minimizes Darden's cash flow requirements while still improving and revitalizing store image.

**DineEquity Value Creation Through Franchising – 352% TSR**



400% (January 13, 2003 – September 5, 2014)
200%
0%
(200%)
1/13/03
3/23/05
6/1/07
8/9/09
10/18/11
12/26/13
+352%
+117%
DineEquity
S&P 500

Note: On January 13, 2003, DIN (then IHOP Corp) announced its plan to transition from company-financed development of new restaurants to a traditional franchise development model.

"Though we acknowledge that DIN trades at a premium valuation relative to its leverage, we believe this is warranted due to the <u>**stable characteristics of its franchise model**</u>. That model provides a stable stream of royalty revenue that is generally immune to negative operating leverage and fluctuations in commodity and labor costs. Furthermore, the model enables low capital expenditures, thereby <u>**maximizing free cash flow.**</u>"

*- Goldman Sachs, May 11, 2011*

**Denny's Value Creation Through Franchising – 641% TSR**



800% (July 11, 2002 – September 5, 2014)
600%
400%
200%
0%
(200%)
7/11/02
4/1/04
12/22/05
9/13/07
6/4/09
2/24/11
11/15/12
8/7/14
+641%
+116%
Denny's
S&P 500

Note: On July 11, 2002, Advantica completed FRD divestiture and changed its name to Denny's to announce its focus in its core brand.

"The company has evolved its business into <u>**a more profitable franchise-centric model**</u> while bolstering its capital structure and balance sheet with significant debt reductions."

*- B Riley, October 12, 2011*

**Franchising is a proven method of value creation**

# Peers provide a roadmap for franchising select markets

**Based on a review of restaurant units by state and franchise mix of a select peer group, we believe there are several markets that Olive Garden and LongHorn should consider franchising.**

- The first step is to consider which markets peers have successfully franchised, indicating the presence of strong franchise partners capable of operating casual dining brands.
  - Although this initial analysis was conducted by state, our nominees, if elected, would conduct a more detailed analysis by DMA (designated market area), with the intention of franchising by DMA.

| Restaurant Concept | # of Units per State | Majority Company-Operated Markets | | Majority Franchised Markets |
|---|---|---|---|---|
| | | 100% Company-Operated | Partially Franchised | |
| Chili's | <10 | | WV, OR | AK, HI, MT, DE, NE, ID, IA, SD, VT, WY, RI, ME, NH, WA |
| | 11-25 | UT, AR | MS, NV | SC, KY, WI, OH, MA, MN, KS, AL, MO, MD |
| | 26-50 | OK, AZ, TN, LA | NY, MI, NJ, GA, ND, CT, CO | IN, VA, NC, PA |
| | >50 | | FL, TX, CA | IL |
| TGIF | <10 | ME, NH, MN, MS, CO | | NM, AK, SC, DE, NE, KY, ID, SD, KS, MO, NV, ND, WV, UT, OK, WI, AZ, AL, CT, AR, LA, RI |
| | 11-25 | MA | VA, TN, MD, IN | GA, NC, MI |
| | 26-50 | | NY, IL, TX | CA, OH, PA, NJ |
| | >50 | | FL | |
| Outback | <10 | DE, HI, IA, NE, NM, SD, VT, WY, WI, KS, RI, NH, MN, NV, WV, UT, OK, CT, AR | | AK, ID, MT, MS, OR |
| | 11-25 | KY, SC, AL, MO, IL, IN, MA, NJ, MI, MD, AZ, LA, CO | TN | WA |
| | 26-50 | OH, VA, NC, PA, GA, NY, TX | | |
| | >50 | FL | | CA |
| Texas Roadhouse | <10 | IA, VT, WA, WY, OR, NM, ID, SD, MO, NV, OK, AL, CT, AR, NJ, RI, ME, NH, MN, MS | DE, ND, NE, KS, LA, MA, UT | MT, SC, CA, WV, MD |
| | 11-25 | NC, AZ, VA, NY, IL | IN, WI, MI, PA, FL, KY, TN, OH, CO | GA |
| | >25 | | TX | |

  - Since DineEquity (Applebee's and IHOP) is 99% franchised, it is not included in the table above, but markets with strong DineEquity franchisees should obviously be considered.

**Peers have successfully refranchised in a number of markets**

# Target markets – Olive Garden

**Olive Garden is well-represented in the US, with only a few under-penetrated markets.**

- Initial target markets would be ones with modest store density that have been very successful as franchised markets for peers.
  - States with a minimum of 15 restaurants would attract well-capitalized franchisees that already operate a critical mass of restaurants.
  - AL, OH, PA, NC, SC, and MO would be among the first markets to consider.
- Darden should also look at smaller markets that have distribution, operational, and potentially financial challenges, such as in the Northwest and New England.
- While we believe that Olive Garden is struggling in certain of these markets, this analysis must be combined with store-by-store P&L data to determine which markets to target.

**Olive Garden Restaurants by State**


19
9
4
2
4
13
2
2
4
14
24
27
4
1
4
17
69
9
11
15
10
9
18
28
19
36
38
20
3
15
9
7
25
27
15
23
6
10
7
6
15
30
85
10
74
Northern CA: High traffic, but poor customer reviews*
NY, PA, NJ, CT, MS, WY: lowest rated markets*
Philly: Foursquare data suggests huge traffic problem,* and store visits reveal execution issues; despite this, high search frequency suggests strong local brand equity

**Olive Garden Target Markets for Franchising**


Initial refranchising target
<15 units; consider refranchising
Large markets with unique operating challenges
Medium sized market; assess with financial data
Large sized market; low peer franchising mix

**We have identified several initial markets for Olive Garden to consider**

*Source: Czar Metrics Online Review and Social Media Study

# Target markets – LongHorn

**LongHorn is concentrated in the Southeast, with limited penetration in the North and West, indicating that franchising can be a tool to both improve operations and accelerate growth**

- Initial targets would be markets with modest store density that have been very successful as franchised markets for peers.
  - Similar to Olive Garden, LongHorn has medium-density markets that align with Outback and Texas Roadhouse franchised markets such as VA, KS, IN, PA, and MD.
- More importantly, LongHorn could increase its national penetration while minimizing its cash outflow by signing development agreements with large franchise operators in markets where LongHorn has little-to-no presence.
  - Outback has been successful with franchising all 94 restaurants in CA, OR, WA, ID, and MT.

**LongHorn Restaurants by State**



0
0
0
0
0
1
0
3
0
9
1
2
1
3
11
2
28
0
3
3
12
15
4
4
9
6
29
11
20
7
14
60
2
14
23
16
57
6
6
1
5
14
5
1
27
16
1
12

**LongHorn Target Markets for Franchising**



Initial refranchising target
<15 units; consider refranchising
Medium sized market; assess with financial data
Large sized market; low peer franchising mix

**LongHorn could be an ideal candidate for a major franchising program**

STARBOARD VALUE

# Darden can create value from refranchising even well-performing stores

**While it is obvious that refranchising poorly performing stores will create value by improving cash flows while also generating immediate proceeds, even refranchising well-performing stores can create value without meaningfully reducing ongoing cash flow.**

- **Volatile and capital intensive restaurant income is exchanged for more stable royalty income plus cash.**
  - Since royalty income is generally valued at a higher multiple, even with no improvement in operating performance refranchising can create value.
- While refranchising well-performing stores generally reduces consolidated EBITDA, **the net change in cash flow is often limited**, especially for lower volume stores.

**Illustrative CF Impact of Refranchising a Low-Volume Store**


($ in 000s)
Restaurant EBITDA(1)
Royalties(2)
Advertising contr (2)
Overhead savings(3)
Avg. Reduction in EBITDA
Interest savings(4)
Tax Savings(4)
Capex savings(5)
Avg. Reduction in Cash Flow
$0
($100)
($200)
($300)
($400)
($500)
($600)
($532)
($126)
($112)
($115)
($179)
($43)
($16)
($90)
($30)

**Illustrative CF Impact of Refranchising a High-Volume Store**


($ in 000s)
Restaurant EBITDA(1)
Royalties(2)
Advertising contr (2)
Overhead savings(3)
Avg. Reduction in EBITDA
Interest savings(4)
Tax Savings(4)
Capex savings(5)
Avg. Reduction in Cash Flow
$0
($100)
($200)
($300)
($400)
($500)
($600)
($700)
($800)
($900)
($1000)
($908)
($203)
($180)
($140)
($378)
($76)
($60)
($131)
($111)

**Refranchising can generate capital and improve the quality of earnings with a limited reduction in cash flow**

1) For illustrative purposes, the low-volume store is assumed to be a LongHorn with $3 million in volume and a 19% fully-leased restaurant-level EBITDA Margin; the high-volume store is an Olive Garden with $4.5 million in volume and a 20% margin.
2) Assumes a 4.5% royalty rate and 4% advertising fund contribution.
3) Assumes $150k in overhead per company-operated LongHorn and $180k per Olive Garden is replaced by $35k and $40k, respectively, of franchise field expense. Note that this savings would not be achieved linearly with each refranchised store, but would instead be realized over time as Darden refranchises a critical mass of stores in select markets.
4) Assumes 50% of refranchising proceeds is used to repay debt at an average rate of 5% (with the other 50% used to repurchases shares), and a 35% tax rate on EBIT less interest.
5) Reflects $60k in maintenance capex plus one $500k remodel every 7 years for Olive Garden, $40k maintenance and $350k remodel for LongHorn.

# Refranchising will help to solidify Darden's credit rating and dividend

**By using half of the proceeds from refranchising to repay debt and half to repurchase shares, Darden would lower its lease-adjusted leverage ratio and its dividend payout ratio.**

- Refranchising underperforming stores and markets will necessarily improve Darden's dividend coverage and credit rating, as these stores generate little-to-no current earnings or cash flow, yet can be sold to a franchisee that will provide Darden with an initial infusion of capital and an ongoing income stream.
- For well-performing stores, the impact on the dividend coverage and credit rating depends on a number of factors[(1)], but will generally be positive, especially for the types of stores that would be the target of a typical refranchising program.
  - For all but the highest-volume, best performing stores, the proceeds generated from refranchising, net of taxes, will be sufficient to repay enough debt and repurchase enough shares to more than offset any reduction in cash flow.
- Further, since most refranchising deals are coupled with development agreements, Darden can expect an ongoing influx of (i) capital from franchise fees, which could be used to pay down more debt and buy back more shares, and (ii) increasing royalty payments, which will further improve Darden's credit and dividend coverage metrics.
- In addition to the quantifiable benefits, the increased stability of cash flows and higher returns on capital will be viewed favorably by both lenders and income-oriented shareholders.

**Refranchising a modest portion of the current store base will help Darden to maintain its investment grade rating and improve the safety of its dividend**

1) These factors include the reduction in cash flow, if any, due to the sale of the store, the proceeds received, net of taxes, the use of proceeds, the increased EBITA margin and ROA resulting from refranchising, and the reduction in total revenue

# Refranchising summary

**Refranchising existing stores will provide both tangible and intangible benefits.**

1. Increased ability to turn around problem stores and markets
2. Improved operating performance of both struggling and healthy stores driven by an ownership mentality
3. Accelerated innovation that can benefit the entire store base
4. Strong franchisees that will sign development agreements that allow Darden to grow units without investing capital
5. An influx of capital that can be used to repay debt and repurchase shares
6. Increased returns on capital
7. Increased stability of cash flow

**All of these factors will serve to (i) improve performance, (ii) increase Darden's market valuation, (iii) solidify Darden's investment grade rating, and (iv) support and enhance Darden's dividend**

# X. 100-day plan

# Would intend to achieve full run-rate within 12-18 months, including several quick hits implemented within the first 100 days

**First, the Board must work with Darden's management team to unify the strategic plan going forward while completing the CEO search as soon as possible.**

### 1. Refine and Share Roadmap & Launch "Quick Hits"

- Further assess, develop, validate and quantify opportunities
  - Cost: Labor, Marketing, G&A, Procurement, Facilities
  - Revenue: Adult beverage growth, table turns, and international expansion
- Assess organization talent pool
- Develop high level road map for each category
- Identify "quick hit" opportunities and take immediate action
- Create communication plan for key stakeholders

### 2. Optimize Current State, Execute "Quick hits", Validate and Plan Long Term Opportunities

- Prioritize opportunities after working with management
- Develop plan for each initiative area and develop key milestones and measurement
- Determine sources required to support implementation
- Assign budget for each area
- Refine longer-term opportunity analysis, identify areas needing further study
- Measure and report results
- Continue to communicate status and plans moving forward across stakeholder groups

### 3. Execute Long Term Strategy

- Implement changes across entire organization
- Transition ownership and execution from "Initiative Teams" to ongoing operational management
- Oversee and track progress
- Measure and report results
- Continue to communicate changes and plans across key stakeholder groups

**100 Days**

**On-going Implementation**

# Summary of 100-day implementation plan

**In the first 60 days, our focus would be selecting a new CEO and constructing a leadership team while assessing internal opportunities.**

- Management and the employees of Darden are paramount and we plan on building a highly capable team to substantially improve the culture, drive, and pride of the organization.

| | | Potential EBITDA Improvement |
|---|---|---|
| Cost Improvement Initiatives | Corporate G&A | $33 - $39 |
| | Food costs, food waste, and procurement | $47 - $75 |
| | Labor | $41- $63 |
| | Facilities | $7 - $10 |
| | Advertising and marketing | $55 - $62 |
| Topline Growth | Alcoholic beverage | $18 - $56 |
| | Table-turns | $14 - $21 |
| | International expansion | Not quantified |


Day 1
Day 100
Implementation goes beyond 100 days

**Our transformation plan is based on a realistic and prioritized time frame for assessing and implementing each initiative**

Note: While we expect that our turnaround plan will be implemented, if a majority of our nominees are elected, depending on the circumstances existing at the time of the nominees' election, there can be no guarantee that the turnaround plan will be ultimately implemented. There can also be no guarantee that even if implemented, that the turnaround plan will ultimately create value for shareholders. However, the value enhancing initiatives under the turnaround plan have been carefully devised with the assistance of a group of advisors, together with our nominees, with an eye towards improving the Company's operations and enhancing shareholder value.
Facilities: implementation will start at 6 months
Adult beverage: market testing to start at 3 months, some programs can be implemented in 3-6 months
Advertising and marketing: Phase-in of new digital programs to begin @ 3-months and reduction of ineffective traditional media to begin gradually after 6 months

Assess and develop roadmap
Implementation

# Margin improvement implementation: Corporate G&A


Week
Status
Owner
1
2
3
4
5
6
7
8
9
10
11
12
13
14
G&A
Assess Restaurant Labor Organization structure
Management talent / capability
Prioritize focus areas based on assessment
Cross functional synergies
Talent / capability gaps
Review G&A headcount by department
Develop spans / layers
External benchmarking analysis
Opportunities to eliminate, consolidate, outsource, re-engineer operations
Develop potential headcount opportunity list
Implement Headcount reduction
Review HR policies and practices
To meet regulatory requirements
Understand corp strategy and organization
Review key HR employee contracts / agreements
Review Compensation and Benefits
Understand current benefits and contract terms
Inventory health and wellness plans - employees and retirees
Understand financial and legal obligations
Other Opportunities
Identify outsourcing opportunities
Conduct market testing for identified outsourcing opportunities
Develop strategy to rationalize and optimize benefits, policies, plans and terms
Define Org Structure, Reporting Relationships, Roles
Rationalize corp titles, functions and job descriptions
Rationalize BU titles, functions and job descriptions
= Major Focus area
= Key activity within a focus area
= Actions within an activity
= Decision point

**Much of the G&A savings could be realized within the first 100 days, with ongoing benefits realized over the next 12-18 months**

# Margin improvement implementation: Food costs, food waste, and procurement


Week
Status
Owner
1
2
3
4
5
6
7
8
9
10
11
12
13
14
Supply Chain and Procurement
Assess Spend Profile
Spend Profile Categorization - Direct & Indirect
Identify areas of biggest opportunity
Develop Strategy for each spend category
Assess Procurement Organization structure
Management talent / capability
Prioritize focus areas based on assessment
Talent / capability gaps
Procurement Strategy Execution
Top Supplier Program
Develop Top - Supplier Program list
Develop presentations and validate
Top supplier programs execute
Negotiate and implement "Quick Hits"
Price Strike
Develop step by step pricing request process
Develop letters and get approval
Complete training of implementation team
Negotiate and implement "Quick Hits"
Consortium Spend
Engage third party aggregator
Provide detailed spend information
Conduct benchmarking exercise and identify areas of opporutnity
Negotiate and implement "Quick Hits"
Accelerated RFP
Develop list of suppliers for select RFP categories
Develop RFP
Launch RFP and conduct supplier clarifications
Negotiate final pricing
Implement and Execute
Specification Rationalization
Identify categories with unique specs
Conduct supplier workshops
Prioritize areas of spec rationalization
Start Market Testing
Implement and Execute
= Major Focus area
= Key activity within a focus area
= Activities that occur predominantly post 100 day plan
= Actions within an activity
= Decision point

**While assessing the food cost and procurement issues could be quick, it will take time to work with suppliers and improve employee training to fully execute on the opportunity**

STARBOARD VALUE

# Margin improvement implementation: Labor



Week
Status
Owner
1
2
3
4
5
6
7
8
9
10
11
12
13
14
Labor
Assess Restaurant Labor Organization structure
Management talent / capability
Prioritize focus areas based on assessment
Cross functional synergies
Talent / capability gaps
Assess Restaurant labor effectiveness
Time study to identify opportunity - Front of House (FOH) and Back of House (BOH)
Select restaurant review to understand consistency in labor practices
Validate against hypothesis
Review HR policies and practices
To meet regulatory requirements
Understand corp strategy and organization
Review key HR employee contracts / agreements
Make / Buy Opportunity
Develop list of potential make / buy opportunity
Prioritize focus areas
Benchmark potential pricing for make / buy
Validate against hypothesis
Market test focus areas
Define Org Structure, Roles
Rationalize FOH & BOH job titles, functions and job descriptions
Implement new structure
= Major Focus area
= Key activity within a focus area
= Activities that occur predominantly post 100 day plan
= Actions within an activity
= Decision point

**Opportunities such as better scheduling, prep savings, and tabletop tablets could be realized quickly, while savings associated with reduced menu complexity would be dependent on the timing of new menu roll outs. Further benefits associated with kitchen technology, which we have not quantified, could also be realized over time**

# Margin improvement implementation: Facilities


Week
Status
Owner
1
2
3
4
5
6
7
8
9
10
11
12
13
14
Facilities Management
Assess Procurement Spend
Spend Profile - direct, labor, indirect categories
Develop supplier profile
Internal FM team set-up / RFP
Data gathering and developing RFP
Launch RFP
RFP Analysis
Award Business to appropriate supplier
Supplier Onboarding
Communication
Technology configuration
Metrics and reporting set-up
Backoffice and vendor setup
Service provider coverage set-up
Problem unit codes set-up
Systems Integration and Portal Set-up
Training and Communication
Staffing
Field training on portal
Go Live
= Major Focus area
= Key activity within a focus area
= Activities that occur predominantly post 100 day plan
= Actions within an activity
= Decision point

**Although it is a lower priority, we would expect to begin realizing repairs and maintenance savings after 6 months**

# Margin improvement implementation: Advertising & marketing


Week
Status
Owner
1
2
3
4
5
6
7
8
9
10
11
12
13
14
Adult Beverage Growth
Assess Existing Alcohol Sales Strategy
Review alcohol strategy across all Darden concepts
Review existing server alcohol training program
Review gaps in program
Assess current partnership with alcohol vendors
Benchmark partnership for alcohol vendors with other concepts
Review current partnership with alcohol vendors
Review gaps in program
Define, Revamp Alcohol Sales Strategy
Develop new Alcohol Program
Revamped cocktail platform
Craft beer program
Wine / main entrée, match program
Wine night special program
Weekday Happy hour program
Server and bartender training program
Test different recipes
Market test revamped Alcohol strategy
Test market communication
Test revamped strategy
Study findings from test market
Tweak program based on study and Go Live to market
= Major Focus area
= Key activity within a focus area
= Activities that occur predominantly post 100 day plan
= Actions within an activity
= Decision point

**While some marketing savings could be realized quickly, larger advertising reductions will be timed to phase in as more effective digital marketing is ramped up**

# Revenue opportunity: Alcoholic beverage


Week
Status
Owner
1
2
3
4
5
6
7
8
9
10
11
12
13
14
Adult Beverage Growth
Assess Existing Alcohol Sales Strategy
Review alcohol strategy across all Darden concepts
Review existing server alcohol training program
Review gaps in program
Assess current partnership with alcohol vendors
Benchmark partnership for alcohol vendors with other concepts
Review current partnership with alcohol vendors
Review gaps in program
Define, Revamp Alcohol Sales Strategy
Develop new Alcohol Program
Revamped cocktail platform
Craft beer program
Wine / main entrée, match program
Wine night special program
Weekday Happy hour program
Server and bartender training program
Test different recipes
Market test revamped Alcohol strategy
Test market communication
Test revamped strategy
Study findings from test market
Tweak program based on study and Go Live to market
= Major Focus area
= Key activity within a focus area
= Activities that occur predominantly post 100 day plan
= Actions within an activity
= Decision point

**The alcohol opportunity is an example of low-hanging fruit that could improve same-store-sales and margins quickly**

# Revenue opportunity: Same-store-sales growth

## Improve the value proposition, improve service, and improve ownership mentality in restaurants and field.


Week
Status
Owner
1
2
3
4
5
6
7
8
9
10
11
12
13
14
Same Store Sales Growth
Assess Existing Same Store Sales Growth
Review Current same store sales by region
Understand reason for sales decline
Figure problems with customer turns, food quality
Conduct outlier analysis in terms of performance
Review current marketing program and impact
Review current menu pricing
Review current alcohol sales program
Review gaps in program
Develop strategy to drive same store sales growth
Develop Back to basic program to drive growth
Redo menu item pricing policies
Identify products R&D can bring to market quickly
Fast track R&D items that need management approval
Develop training in stores to drive alcohol growth
Redefine marketing program / strategy
Define shift in marketing spend needed for growing business
Adjust marketing spend in test market
Identify test market to launch growth initiative
Review overall opportunity in front of board to drive growth
Review strategy for go forward plan
Implement Same Store Sales Growth
Define right team to drive same store sales growth
Develop plan to drive same store sales growth
Align suppliers and the supply chain
Get test market store ready to launch program
Track performance
Study findings from test market
Tweak program based on study and Go Live to market
= Major Focus area
= Key activity within a focus area
= Activities that occur predominantly post 100 day plan
= Actions within an activity
= Decision point

**Implementation starts with a great leader for the brand with a vision for Olive Garden, paired with transformational energy to motivate the people within the organization**

STARBOARD VALUE

# Revenue opportunity: International growth


Week
Status
Owner
1
2
3
4
5
6
7
8
9
10
11
12
13
14
International Growth
Review Current International Growth Plan
Review current partners for growth internationally
Review current international staffing situation
Review gaps in program
Leadership Focus
Develop clear vision for international growth
Develop critical growth area key players
Develop requirements for international franchising team
International Growth Plan
Identify best fit partners
Develop detailed operational "cookbook" for running store
Leverage international supply chain
Menu innovation to cater international market
Select players to establish base in key areas of growth
Market test revamped International Growth strategy
Test market communication
Test revamped strategy
Study findings from test market
Tweak program based on study and Go Live to market
= Major Focus area
= Key activity within a focus area
= Activities that occur predominantly post 100 day plan
= Actions within an activity
= Decision point

**International growth is a longer-term opportunity, but planning could begin quickly**

# XI. Structuring considerations

# Structuring overview

**In conjunction with a leading investment banking advisor specializing in transaction structuring, Starboard evaluated a number of structures with the goal of maximizing shareholder value while maintaining and strengthening Darden's investment grade credit rating and dividend.**

- Structuring scenarios included both a real estate separation and a spinoff of SRG.
  - We anticipate that a real estate separation would occur within approximately 4-8 months following the Annual Meeting, while an SRG spinoff would be completed approximately 12-18 months after the Annual Meeting.
  - We believe both transactions can be accomplished in a tax and debt-breakage efficient manner.
- We believe the Red Lobster Sale, combined with management and the Board's poor capital allocation, excessive corporate spending, and lack of focus on restaurant operations, has threatened the sustainability of Darden's investment grade rating and $2.20 dividend – **a real estate separation is the first step in securing Darden's investment grade rating and dividend.**
- While we believe that the substantial EBITDA improvement opportunity we have outlined in Section V will significantly enhance both Darden's credit rating and its dividend coverage, and that many of the cost savings can be achieved in the near term, we have highlighted structures that will enable Darden to maintain its investment grade rating and dividend even in the absence of any operational improvements.
  - If Darden achieves even a small portion of our operational improvements, which we consider low-hanging fruit, Darden's credit quality and dividend coverage will improve even more dramatically, and we may be able to complete the real estate separation and SRG spinoff on an accelerated timeline.

**A real estate separation and an SRG spinoff would create substantial shareholder value while enabling Darden to maintain its investment grade rating and dividend**

# Optimal structure

**We believe that the optimal structure would begin with a two-step real estate separation followed by a spinoff of SRG.**

- There are significant advantages to selling a portion of Darden's properties before completing a larger real estate separation.
  - First, Darden could complete a sale-leaseback of approximately $300-$500 million worth of high tax-basis (low tax leakage) properties.
    - This would generate the maximum after-tax value for those assets while improving Darden's credit quality.
  - Next, Darden could separate its remaining real estate assets (potentially excluding some or all of the ground-leased properties) through either a REIT spinoff or, more likely, a tax-free merger.
- Following the real estate separation, Darden could spin off SRG, with expected completion approximately 12-18 months after the Annual Meeting.
- Once elected, the new Board would carefully evaluate this structure along with other potential structures, taking into consideration the expected timing and magnitude of operational improvements, before making any final decisions.

**We believe a multi-step separation would maximize value while enhancing Darden's credit rating and dividend**

# Darden post Red Lobster

**Before looking at structuring alternatives, it is important to understand Darden's credit profile after the sale of Red Lobster.**

- While management claimed that the Red Lobster Sale was done in part to solidify Darden's credit rating and dividend, we believe it in fact had just the opposite effect, largely due to the low after-tax proceeds received and the fact that both scale and diversity of brands are important credit factors for rating agencies.
- In fact, on the same day that Darden said it expected to retain its investment grade rating, Moody's issued a statement saying that Darden remained under review for a downgrade, citing concerns with the transaction.

> "Moody's believes a sustained improvement in Olive Garden's earnings and same store sales performance over the intermediate term could be challenging given soft consumer spending and competitive pressures. This is of particular concern given that Olive Garden will comprise the substantial majority of Darden's consolidated earnings and be the key credit support for the company, which will be **less diversified and smaller in scale post the divestiture of Red Lobster.**"
>
> – Bill Fahy, Moody's Senior Credit Officer, May 16, 2014

**We believe the Red Lobster Sale, combined with management and the Board's poor capital allocation, excessive corporate spending, and lack of focus on restaurant operations, has already threatened the sustainability of Darden's investment grade rating and dividend**

# Darden post Red Lobster (cont'd)

**In order to analyze Darden's credit profile post the Red Lobster Sale, Starboard and its debt and structuring advisors used a synthetic credit rating model based on Moody's published criteria.**

| Broad Rating Factor | Broad Rating Factor Weight | Rating Sub-Factor | Weight | Darden Pre-RL Sale (1) Metric | Score | Weighted | Rating | 2015E Darden Post RL Sale Metric | Score | Weighted | Rating |
|---|---|---|---|---|---|---|---|---|---|---|---|
| Scale & Diversity | 25.0% | Total Revenues ($) | 10.0% | $8,676 | 6 | 0.6 | A | 6,705 | 9 | 0.9 | Baa |
| | | No. of Restaurants (#) | 5.0% | 2,155 | 12 | 0.6 | Ba | 1,501 | 12 | 0.6 | Ba |
| | | Revenues by Region(1) | 5.0% | 4 | 12 | 0.6 | Ba | 4 | 12 | 0.6 | Ba |
| | | Brand Quality(1) | 5.0% | 3 | 9 | 0.5 | Baa | 3 | 9 | 0.5 | Baa |
| Profitability | 12.5% | EBITA Margin (%) | 5.0% | 7.7% | 15 | 0.8 | B | 7.5% | 18 | 0.9 | Caa |
| | | ROA (%) | 7.5% | 4.6% | 12 | 0.9 | Ba | 4.9% | 12 | 0.9 | Ba |
| Leverage & Coverage | 52.5% | RCF/Debt (%) | 17.5% | 17.0% | 12 | 2.1 | Ba | 15.2% | 12 | 2.1 | Ba |
| | | Adj. Debt/ EBITDAR(2) | 17.5% | 3.6x | 9 | 1.6 | Baa | 3.3x | 9 | 1.6 | Baa |
| | | EBITA/Interest | 17.5% | 3.4x | 9 | 1.6 | Baa | 3.3x | 9 | 1.6 | Baa |
| Financial Policy | 10.0% | Financial Policy(1) | 10.0% | 3 | 9 | 0.9 | Baa | 3 | 9 | 0.9 | Baa |
| **Total** | **100.0%** | **Overall Rating** | **100.0%** | | | **10.1** | **Baa** | | | **10.5** | **Baa** |

*(1) Reflects a numerical score from 0 (Aaa) to 8 (Ca) based on Moody's Rating Criteria*
*(2) Debt includes 8x rent expense, EBITDA includes adjustment to add-back lease expense*

Aggregate Weighted Rating Scale

| Rating | Aaa | Aa | A | Baa | Ba | B | Caa | Ca |
|---|---|---|---|---|---|---|---|---|
| Score | 0 - 1.5 | 1.5 - 4.5 | 4.5 - 7.5 | 7.5 - 10.5 | 10.5 - 13.5 | 13.5 - 16.5 | 16.5 - 19.5 | 19.5+ |

| Baa1 | Baa2 | Baa3 |
|---|---|---|
| 7.5 - 8.5 | 8.5 - 9.5 | 9.5 - 10.5 |

Equivalent S&P Rating: BBB-

- The analysis shows that Darden is currently on the very edge of investment grade.
- Further, based on Darden's guidance and consensus estimates, Darden is paying out a substantial portion of its free cash flow in dividends.

**FY 2015E Cash Flow Payout Ratio**

| | Guidance Low | Guidance Hi | Consensus |
|---|---|---|---|
| Cash From Ops | $670 | $730 | $674 |
| Less: Capex | ($350) | ($325) | ($336) |
| Free Cash Flow ex Red Lobster | $320 | $405 | $339 |
| Pro Forma Shares Outstanding | 120.3 | 120.3 | 120.3 |
| PF FCF / Share | $2.66 | $3.37 | $2.82 |
| Dividend | $2.20 | $2.20 | $2.20 |
| *Payout Ratio* | *83%* | *65%* | *78%* |

**The Red Lobster Sale has stretched Darden's credit rating and dividend coverage**

1) For the 12 months ended Aug '13, per Moody's report dated October 23, 2014, the most recent report prior to the sale of Red Lobster.

# Real estate separation Step 1: Partial portfolio sale

**We believe that selling approximately $300-$500 million worth of high-tax basis properties prior to consummating a larger real estate separation would both maximize value and help to secure Darden's investment grade rating.**

- In general, one would expect to receive lower cap rates (i.e., higher valuations) for sales of modestly-sized portfolios rather than a bulk transaction.
  - There is a highly liquid market for sale-leasebacks of portfolios up to several hundred million.
  - Certain individual properties could be sold in the 1031 "like kind" exchange market, where cap rates can be 100bp or more below those seen in portfolio sales.
  - A partial portfolio sale or a series of individual sales would provide the market with another benchmark for the value that Darden's properties can trade at.
- A portfolio sale in which the proceeds are used to repay debt would have the maximum impact towards lowering Darden's leverage ratio.
- By modestly reducing the size of the remaining real estate portfolio, a REIT spinoff or tax-free merger becomes even more attractive and potentially easier to execute.
  - Even without a merger partner, as a billion dollar plus public company, a Darden REIT would still have more than enough critical mass.
  - A smaller REIT would be easier to diversify over time, since it would be starting with a smaller base.
  - A modestly smaller real estate portfolio may attract a larger universe of REIT partners interested in a tax-free merger.

**There are numerous reasons why starting with a partial portfolio sale makes sense**

# Real estate separation Step 1: Partial portfolio sale (cont'd)

**In our illustrative example, we use a $350 million portfolio sale.**

- The primary rationale for pursing a REIT spin-off or a tax-free merger, rather than a sale, is tax-efficiency; however, we believe that Darden has more than $500 million worth of high-tax-basis properties where there would be little-to-no tax impact of a sale.
  - Using Green Street's estimates of development costs, we estimate that the Company has added approximately $650 million worth of real estate since 2008 – the majority of these properties would trade at a value close to their development cost.
  - In addition, there will likely be numerous older properties with a higher tax basis for a variety of reasons, including stores on land that was purchased during the real estate peak in the mid 2000s.
  - Further, we believe that Darden owns a modest number of locations that generate minimal cash flow on a fully-leased basis and where the property could be sold for a higher and better use.
    - While we have not assumed any upside from this, it is likely that by selling some of these properties Darden can generate both cash proceeds and tax losses that can be used to offset other gains, while giving up little-to-no income.
      - In our illustrative example, we have shown just a $350 million sale, in order to be conservative.



Estimated Value of Real Estate Added by Year
($ in millions)
$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
$140.8
$99.7
$79.2
$132.0
$90.9
$111.5
2008
2009
2010
2011
2012
2013

- Although we believe, as shown in detail in our Real Estate Primer (available at http://tinyurl.com/Primer-On-Darden-Real-Estate), that none of Darden's debt covenants would prohibit a larger real estate transaction, a $350 million sale would approximately coincide with the sale-leaseback bucket specified in Darden's public bonds and the amount outstanding on Darden's term-loan, which could be repaid with minimal debt-breakage cost.

**A $350 million portfolio sale would generate little-to-no tax or debt breakage costs**

Note: The valuations referenced in the Real Estate Primer are estimates and, therefore, there can be no assurance that such estimates are reflective of actual realizable value. While there could be additional information regarding Darden's real estate assets that could alter the valuations referenced in the Real Estate Primer, Starboard strongly believes that the assumptions used in such valuations are conservative, and that the incorporation of any such additional data would likely to lead to a higher valuation range.

# Real estate separation Step 1: Partial portfolio sale (cont'd)

**We believe the conservative portfolio sale example below would be a value-enhancing first step in a real estate separation.**

- Based on precedent transactions, we believe that a sale of $350 million worth of recently-built properties would sell at a cap rate of 6.75%.

| Portfolio Sale Assumptions | |
|---|---|
| *($ in millions)* | |
| Rent of Properties Included in Portfolio Sale | $24 |
| *Cap Rate* | *6.75%* |
| Value of Portfolio Sale | $350 |
| Less: Taxes & Transaction Costs | ($10) |
| Net Proceeds to Darden | $340 |

| Remaining Real Estate | Low | High |
|---|---|---|
| *Potential Rental Income* | | |
| Fee Simple | $128 | $142 |
| Ground Leased | $55 | $65 |
| Total Potential Rental Income | $183 | $207 |
| Less: Rent of Properties Included in Portfolio Sale | ($24) | ($24) |
| Remaining Potential Income for REIT Spinoff or Merger | $159 | $183 |

  - To the extent that some portion of the properties is sold separately in the 1031 "like kind" exchange market, where cap rates are typically in the 5's, the blended cap rate on the portfolio should be lower than 6.75%.

| Illustrative Impact of Portfolio Sale on Leverage | FY 2015 Consensus | Adj. | Pro Forma |
|---|---|---|---|
| EBITDA | $765 | ($24) | $741 |
| Net Debt | $1,655 | ($340) | $1,315 |
| *Debt / EBITDA* | *2.2x* | | *1.8x* |
| Rent Expense | $185 | $24 | $209 |
| Adjusted Debt (incl. 8x rent) | $3,139 | ($151) | $2,988 |
| *Adj Debt / EBITDAR* | *3.3x* | | *3.1x* |

**We believe that a $350 million portfolio sale would improve Darden's credit profile, setting the stage for a larger real estate separation**

# Real estate separation Step 2: REIT Spinoff or tax-free merger

**After the completion of the partial portfolio sale, Darden would separate all or the majority of its remaining real estate assets through a REIT spinoff or tax-free merger.**

- While we believe that a tax-free merger is likely to be the most attractive option, as outlined in our Real Estate Primer (available at http://tinyurl.com/Primer-On-Darden-Real-Estate), and that there are numerous partners interested in such a transaction, in this illustrative example we have shown a REIT spinoff for the sake of simplicity.
  - We believe that the general structure outlined in this section would be applicable to a tax-free merger as well, and that such a scenario would likely enhance Darden's dividend coverage and investment grade rating even more substantially than a REIT spinoff; however, the details of the transaction would depend in part on the specific financial characteristics and preferences of the merger partner.
- In order to be conservative, for purposes of this structuring example we have assumed that none of Darden's ground leases are included in the REIT spinoff.
  - We believe that the REIT would likely trade at a higher multiple, and be able to support a higher leverage ratio, with limited ground-lease exposure.
  - It is likely that a substantial portion of Darden's ground leases have long remaining lives, multiple extension options, or options to purchase the underlying land, in which case they may be appropriate to include in a REIT spinoff, but Darden does not disclose sufficient information to estimate the number of such properties.
  - Shorter-term ground leases may not be of interest to certain merger partners; however, there are other buyers for those assets, and Darden could monetize them over time, both creating value and further improving its credit profile and dividend coverage beyond what we have estimated.
- As detailed in the following pages, we assume that the REIT takes on ~$700 million of debt and pays a dividend of $0.52 per share, which, when combined with the OpCo dividend, is equal to Darden's current $2.20 dividend but with a lower (i.e., safer) payout ratio.

**This structure demonstrates that Darden can separate its real estate while enhancing its credit rating and dividend coverage, even without any of our expected EBITDA improvements**

Note: The valuations referenced in the Real Estate Primer are estimates and, therefore, there can be no assurance that such estimates are reflective of actual realizable value. While there could be additional information regarding Darden's real estate assets that could alter the valuations referenced in the Real Estate Primer, Starboard strongly believes that the assumptions used in such valuations are conservative, and that the incorporation of any such additional data would likely to lead to a higher valuation range

# Real estate separation Step 2: Leverage assumptions

## In a REIT spin off, the REIT would assume much of Darden's current debt burden.

- In our illustrative structure, we assume that the REIT is spun out with a Debt / Asset ratio of 50% and 7x Debt / EBITDA, slightly above the leverage ratios of investment grade triple-net peers outlined in our Real Estate Primer, but reasonable given that the tenant base will be 100% investment grade with few if any lease expirations prior to its debt maturities.
  - As discussed in detail in our Real Estate Primer (available at http://tinyurl.com/Primer-On-Darden-Real-Estate), we believe there are numerous ways to transfer Darden's debt to the REIT without any breakage costs, including having some of Darden's public bonds "travel" with the spinoff (or, conversely, simply remain with the parent if the OpCo is spun off instead).
  - For the sake of simplicity, in this illustrative example we have assumed that the REIT raises new debt on terms comparable to other REITs and the proceeds are used to pay down a portion of Darden's debt at a modest premium.

| Illustrative REIT Capital Structure | | |
|---|---|---|
| Debt Instrument | Estimated Coupon | Amount Outstanding |
| Unsecured Line of Credit | *L + 200bps* | $205 |
| Unsecured Notes | *4.4%* | 500 |
| Total Debt | | $705 |
| Memo: Interest Expense | | $26 |
| **Selected Leverage Ratios:** | | |
| *Debt / EBITDA* | | *7.0x* |
| *Interest Coverage* | | *3.8x* |
| *Debt / Total Gross Assets* | | *50.0%* |


Unsecured Line of Credit
29%
Unsecured Notes
71%

**Combined with the $350 million portfolio sale, a REIT spinoff would improve Darden's key credit metrics**

Note: The valuations referenced in the Real Estate Primer are estimates and, therefore, there can be no assurance that such estimates are reflective of actual realizable value. While there could be additional information regarding Darden's real estate assets that could alter the valuations referenced in the Real Estate Primer, Starboard strongly believes that the assumptions used in such valuations are conservative, and that the incorporation of any such additional data would likely to lead to a higher valuation range.

# Real estate separation Step 2: Credit rating impact

**Based on Moody's' criteria, the real estate separation, as outlined on the previous page, would move Darden from the brink of a downgrade to safely within the range of its current rating.**

- Darden's OpCo would benefit from not only better leverage, but also improved returns on capital.

| Broad Rating Factor | Broad Rating Factor Weight | Rating Sub-Factor | Weight | Darden OpCo Synthetic Rating: Metric | Score | Weighted | Rating |
|---|---|---|---|---|---|---|---|
| Scale & Diversity | 25.0% | Total Revenues ($) | 10.0% | $6,705 | 9 | 0.9 | Baa |
| | | No. of Restaurants (#) | 5.0% | 1,501 | 12 | 0.6 | Ba |
| | | Revenues by Region(1) | 5.0% | 4 | 12 | 0.6 | Ba |
| | | Brand Quality(1) | 5.0% | 3 | 9 | 0.5 | Baa |
| Profitability | 12.5% | EBITA Margin (%) | 5.0% | 7.2% | 18 | 0.9 | Caa |
| | | ROA (%) | 7.5% | 6.3% | 9 | 0.7 | Baa |
| Leverage & Coverage | 52.5% | RCF/Debt (%) | 17.5% | 16.5% | 12 | 2.1 | Ba |
| | | Debt/EBITDA | 17.5% | 3.4x | 9 | 1.6 | Baa |
| | | EBITA/Interest | 17.5% | 3.3x | 9 | 1.6 | Baa |
| Financial Policy | 10.0% | Financial Policy(1) | 10.0% | 3 | 9 | 0.9 | Baa |
| **Total** | **100.0%** | **Overall Rating** | **100.0%** | | | **10.3** | **Baa** |

*(1) Reflects a numerical score from 0 (Aaa) to 8 (Ca) based on Moody's Rating Criteria*
*(2) Debt includes 8x rent expense, EBITDA includes adjustment to add-back lease expense*

Equivalent S&P Rating: BBB-

- In this scenario, although there is not sufficient information to definitively determine whether the REIT would also receive an investment grade rating at the time of the spinoff, we believe that it would be a highly attractive investment and could achieve an investment grade rating over time, if desired.

**A real estate separation is a key first step in solidifying Darden's investment grade rating**

# Real estate separation Step 2: Dividend impact

## Since a real estate separation increases combined cash flow, it would improve Darden's dividend coverage.

- Because of the substantial tax savings associated with a REIT structure, on a combined basis Darden will have more cash available to pay dividends (or to repay additional debt, if desired).
- Further, since REITs traditionally pay out the majority of their cash flow, the dividend burden on the OpCo will be reduced significantly.
- Moreover, since a Darden REIT would have long term-leases with few near-term expirations, it would require much lower capex than peers to maintain and grow its revenue base.[1]


NNN REIT Payout Ratios
220%
102%
93%
87%
86%
83%
81%
79%
78%
78%
77%
77%
Average (ex GTY) = 84%
100%
75%
50%
GTY
GOOD
ARCP
EPR
O
SRC
NNN
CSG
ADC
LXP
SIR
WPC

**Illustrative Dividend Payments**


$2.00
$1.50
$1.00
$0.50
$0.00
$1.68
$0.52
$2.20
OpCo
REIT
Total

| CF Payout Ratio | 67% | 85% | 71% |
|---|---|---|---|

**Illustrative Dividend Payments – No Operating Improvements**

| | FY 2015 Consensus | Pro Forma OpCo | Pro Forma REIT | Pro Forma Total |
|---|---|---|---|---|
| Cash Flow | $339 | $301 | $74 | $375 |
| *Dividend Payout Ratio* | *78%* | *67%* | *85%* | *71%* |
| Dividend Payments | $265 | $202 | $63 | $264 |
| *Shares Outstanding* | *120.3* | *120.3* | *120.3* | *120.3* |
| Dividends per share | $2.20 | $1.68 | $0.52 | $2.20 |

**A real estate separation would allow Darden to maintain its dividend on a combined basis while significantly lowering the OpCo's payout ratio**

1) It is important to note that although REITs typically pay out the substantial majority of their cash flow in dividends, there is a some rationale for setting a Darden REIT's payout ratio well below industry averages and using the cash retained to build or buy additional properties, in order to diversify more quickly and grow faster than industry averages. This would make sense if, for example, the market valued the Darden REIT primarily on an EBITDA multiple, rather than a dividend yield, and the Darden REIT did not get "full credit" for the above average dividends that it is able to pay. REITs in general, and triple net lease REITs in particular, are often valued on a dividend yield basis. However, there are circumstances when a REIT's valuation actually benefits from an intentionally below market dividend payout ratio (i.e. retaining more internally generated cash). This is particularly the case when retained capital can be reinvested in real estate to grow cash flow and facilitate tenant diversification. In these cases, it is typical for valuation to be established using a Net Asset Value ("NAV") private market value approach. This route has recently been successfully employed by a number of non-diversified REITs, including the single tenant triple net lease company Granite Real Estate Inc. (f/k/a MI Developments). One of our nominees, Bill Lenehan, was CEO of Granite and was responsible for establishing its strategic plan. Starting when Mr. Lenehan was named CEO, Granite outperformed the Dow Jones REIT Index by approximately 40%. Starboard intends to carefully evaluate what dividend payout ratio will appropriately balance desired dividend yield and provide for sufficient retained capital to diversify the REIT's cash flows.

# SRG Spinoff

**Following the completion of the real estate separation, Darden could separate SRG, ideally through a tax-free spinoff.**

- In this illustrative example, we have assumed that SRG would be spun off 12 – 18 months after the Annual Meeting.
  - We have assumed that SRG would be spun off net-debt-free and would not pay a dividend.
    - Since SRG is a growth company, we do not believe it would be rewarded by the market for paying a regular dividend; instead, its cash flow would be better used to support unit growth and, to the extent there is excess cash flow, share repurchases.
    - According to both management statements and our estimates, SRG would be self-funding, and could therefore support modest leverage; however, in this illustrative example, we have taken a more conservative approach by spinning SRG off with no net debt.
  - Given these conditions, it is possible that an immediate spinoff of SRG may put undue stress on Darden's investment grade rating in the short term. If this is the case, we will carefully evaluate the proper time to complete a spinoff, and we may wait until a modest portion of our cost savings is achieved in order to ensure that Darden's investment grade rating and dividend are not put at risk.
  - Further, unlike a real estate separation, an SRG separation would take time to restructure the organization to allow SRG to operate as a standalone company.
    - We believe that, due to Darden's excessive corporate bureaucracy, SRG already has more infrastructure than it would need to operate as a standalone company; however, work on preparing SRG to operate on a standalone basis would begin immediately.
- We have assumed that 100% of SRG is spun off to shareholders; however, it could make sense to begin with a partial IPO of up to 19.9% in order to establish a market for the stock and bring in additional capital at an attractive valuation.
- If Darden is able to achieve even a modest amount of cost savings in the near term or bring in additional capital through a larger real estate portfolio sale, a partial IPO of SRG, or putting net debt on SRG, the timing of an SRG spinoff could be accelerated substantially.

**We would expect to complete an SRG spinoff 12 – 18 months after the Annual Meeting, or sooner**

# SRG Spinoff – leverage impact

**If Darden can realize just $65-90 million of our expected $271 million in cost reductions, we believe it can ensure that an SRG spinoff will not put its credit rating in jeopardy.**

- In the event that we determine that an SRG spinoff may put Darden's credit rating at risk, we believe this risk would be mitigated with the realization of just $65 million in EBITDA improvements.
- With approximately $90 million in savings, we believe Darden can position itself for an upgrade to Baa2 even after an SRG spinoff:

| Broad Rating Factor | Broad Rating Factor Weight | Rating Sub-Factor | Weight | Core OpCo Synthetic Rating: Metric | Score | Weighted | Rating |
|---|---|---|---|---|---|---|---|
| Scale & Diversity | 25.0% | Total Revenues ($) | 10.0% | $5,450 | 9 | 0.9 | Baa |
| | | No. of Restaurants (#) | 5.0% | 1,301 | 12 | 0.6 | Ba |
| | | Revenues by Region[1] | 5.0% | 4 | 12 | 0.6 | Ba |
| | | Brand Quality[1] | 5.0% | 3 | 9 | 0.5 | Baa |
| Profitability | 12.5% | EBITA Margin (%) | 5.0% | 8.0% | 15 | 0.8 | B |
| | | ROA (%) | 7.5% | 11.9% | 3 | 0.2 | Aa |
| Leverage & Coverage | 52.5% | RCF/Debt (%) | 17.5% | 17.0% | 12 | 2.1 | Ba |
| | | Debt/EBITDA | 17.5% | 3.0x | 6 | 1.1 | A |
| | | EBITA/Interest | 17.5% | 3.9x | 9 | 1.6 | Baa |
| Financial Policy | 10.0% | Financial Policy[1] | 10.0% | 3 | 9 | 0.9 | Baa |
| **Total** | **100.0%** | **Overall Rating** | **100.0%** | | | 9.2 | Baa |

Assumes $90 million EBITDA improvement vs. consensus

Equivalent S&P Rating: BBB-

*(1) Reflects a numerical score from 0 (Aaa) to 8 (Ca) based on Moody's Rating Criteria*
*(2) Debt includes 8x rent expense, EBITDA includes adjustment to add-back lease expense*

Aggregate Weighted Rating Scale

| Rating | Aaa | Aa | A | Baa | Ba | B | Caa | Ca |
|---|---|---|---|---|---|---|---|---|
| Score | 0 - 1.5 | 1.5 - 4.5 | 4.5 - 7.5 | 7.5 - 10.5 | 10.5 - 13.5 | 13.5 - 16.5 | 16.5 - 19.5 | 19.5+ |

| Baa1 | Baa2 | Baa3 |
|---|---|---|
| 7.5 - 8.5 | 8.5 - 9.5 | 9.5 - 10.5 |

- If Darden brings in additional capital through a larger real estate portfolio sale, a partial IPO of SRG, or putting net debt on SRG, the cost savings necessary to retain its investment grade rating following an SRG spinoff could be greatly reduced.

**A well-timed spinoff of SRG would not risk Darden's investment grade rating**

# SRG Spinoff – dividend impact

**With or without cost savings, Darden should be able to maintain its current dividend payments following an SRG spinoff.**

- Although a spinoff of SRG modestly reduces the amount of cash flow available to pay dividends at the operating company, the magnitude is not significant enough to offset the cash flow benefits of a REIT spinoff.

**Illustrative Dividend Payments**


$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$1.68
$0.52
$2.20
OpCo
REIT
Total

| Cash Flow Payout Ratio | OpCo | REIT | SRG | Total |
|---|---|---|---|---|
| No EBITDA Improvement | 72% | 85% | 0% | 71% |
| $90 million EBITDA Improvement | 58% | 85% | 0% | 60% |
| Full $326 million Improvement | 38% | 85% | 0% | 43% |

Compares to 78% today

- If Darden can realize the $90 million in savings assumed on the previous page, the OpCo's payout ratio would fall to under 60%.
- With full achievement of the targeted cost savings, the OpCo's payout ratio would be well below 50%, positioning Darden for substantial dividend increases.

**Our plan would protect and strengthen Darden's dividend**

# XII. Conclusion

# We invested in Darden because of the substantial opportunity to unlock value with the right plan and right leadership

**We believe Darden is extremely undervalued.**

## Why Darden is compelling

- Great brands.
- Valuable assets.
- Tremendous opportunity to improve operating performance.
- Opportunity to improve returns-on-capital.

## Our plan

1. A comprehensive operational improvement plan.
2. A value enhancing strategy for Darden's real estate assets.
3. A separation of concepts into the most logical groupings.
4. A franchising program designed to accelerate growth both internationally and domestically and substantially improve returns on capital.

## Our priorities

- Infusing a major upgrade in the leadership at Darden.
  - Substantially improve the Board of Directors.
  - Appoint a transformational leader as CEO.
  - Align incentives with shareholders.
- Fixing the culture so employees are once again excited to serve guests.
- Substantially improving the value proposition and experience at Olive Garden to increase guest counts.
- Solidifying the investment grade rating and dividend, making both safer.
- Establishing capital discipline and a focus on return-on-capital.
- Reducing bureaucracy and costs through a renewed focus on operations and a decentralized organization.

**Our goal is to dramatically improve Darden for the benefit of its customers, employees, and shareholders**

**We believe that with the right Board in place, substantial value can be created for Darden shareholders**

Note: If a majority of our nominees our elected to the Board, we would expect that our turnaround plan will be implemented. While our turnaround plan has been carefully devised with the assistance of a group of advisors, together with our nominees, with an eye towards improving the Company's operations and enhancing shareholder value, there can be no guarantee that that the turnaround plan will ultimately create value for shareholders.

# We believe our nominees have the right mix of skill sets to lead Darden to future success



**Betsy Atkins**

*Corporate governance and consumer digital marketing expert*

Schneider Electric · RAI · nci · ASCEND · Polycom · TRAPEZOID · clearstandards · HD SUPPLY · HUMAN GENOME SCIENCES



**Brad Blum**

*Former CEO and Restaurant Operator of the Year, transformed Olive Garden into an industry leading brand*

DARDEN · Olive Garden · Burger King · Macaroni Grill · General Mills



**Shan Atkins**

*Veteran retail executive with highly successful public company compensation and CEO search committee experience*

sears · Tim Hortons · True Value Company



**Peter Feld**

*Shareholder representative with track record of exceptional value creation, board leadership, and CEO search committee experience*

TESSERA · Unwired Planet · IDT · Starboard Value



**Jean Birch**

*Proven restaurant operator and franchising expert*

dineEquity · Macaroni Grill · Brinker International · Yum! · IHOP · Così · Pizza Hut · Taco Bell · corner bakery



**Jim Fogarty**

*Consumer and retail turnaround leader, with a focus on organizational restructuring and supply chain optimization*

Charming Shoppes Inc. · Alvarez & Marsal · AIPC American Italian Pasta Company

Note: Does not include all affiliations

# We believe our nominees have the right mix of skill sets to lead Darden to future success (cont'd)



**Cindie Jamison**
*Experienced turnaround CFO with highly successful compensation, audit, and CEO search experience*

Office Depot · Tractor Supply Co · B&G · Così · Cellu Tissue Holdings, Inc.



**Jeff Smith**
*Shareholder representative with track record of exceptional value creation, board leadership, and CEO search committee experience*

Office Depot · phoenix technologies · Actel · SurModics · Starboard Value



**Bill Lenehan**
*Real estate expert, highly successful public REIT CEO, board member, and investor*

Gramercy Property Trust · EVOQ · Farallon Capital Management, L.L.C. · Granite REIT



**Chuck Sonsteby**
*Casual dining transformation leader, recognized as One of America's Best CFOs*

Brinker International · Michaels · Zale Corporation



**Lionel Nowell**
*Financial expert, decorated board and audit committee leader, and experienced food and beverage executive*

Bank of America · RAI · PepsiCo · American Electric Power · Pizza Hut · Pillsbury



**Alan Stillman**
*Visionary founder and CEO of multiple iconic restaurant concepts*

T.G.I. Friday's · Maloney & Porcelli · Smith & Wollensky · Quality Meats

Note: Does not include all affiliations

# Protect and enhance your investment by voting on the WHITE proxy card today

- We believe new leadership is needed to dramatically improve Darden
- Help Darden take the first steps in its long overdue transformation
- Your vote is critical
- Vote on Starboard's WHITE proxy card today

DARDEN

Our goal is to dramatically improve Darden for the benefit of its customers, employees, and shareholders

**Vote for change**

**Vote to allow us to improve Darden for the benefit of shareholders**

**Vote on Starboard's WHITE proxy card today**

# Appendix: Analyst and investor sentiment

# The investment community expressed serious concerns after the announcement of the Red Lobster Separation…

"We find it odd management believes value can be created by separating the business into two mature companies."

*- KeyBanc, December 20, 2013*

"On the day Darden's strategic plan was announced, the stock closed down 4% to $51. This didn't exactly strike us as a vote of confidence in management's plan to create value. Two days later, Starboard Value announced a 5.5% position in the company and the stock rallied 6%. For the most part, the stock has traded sideways since then, until rallying 3% on the news that Starboard retained former Olive Garden president Brad Blum to serve as an advisor in its battle against Darden. The takeaway from stock action and, in our opinion, sentiment since 12/20/13 is the stock rallies when there is movement toward replacing management and sells off when management publicly digs their heels in."

*- Hedgeye, February 24, 2014*

"**Moving forward with Red Lobster sale or spin.** Unless the separation helps drive a significant improvement in operating results, we don't envision this being very accretive to valuation."

*- Oppenheimer, March 3, 2014*

"It remains unclear to us why the combined valuation of the separate companies would exceed current DRI valuation."

*- Bank of America, March 3, 2014*

"…**But we continue to believe [management's] plan doesn't address RL problems for investors.** As we highlighted in our initiation, a RL spin doesn't address the core issue: combined profits and cash flows are deteriorating, and shareholders retain full exposure. It is still unclear how a spin actually improves core guest targeting capabilities/chances for a sales recovery or why multiple expansion would occur. We believe the most favorable outcome for investors under the current plan is a sale of RL, but short of that we see risk to the downside if investors inherit RL shares."

*- UBS, March 3, 2014*

"We believe Red Lobster has a valuable asset base that makes Darden's overall real estate portfolio materially more attractive than it would be without it. We fear management's current plan to spinoff Red Lobster is **reactionary and lacking integrity**. They haven't given a plan to stabilize and turnaround Red Lobster, but merely an excuse to cast off the struggling chain."

*- Hedgeye, March 12, 2014*

"**Despite Opposition, Management is Moving Forward in Divesting Red Lobster:** Overall, we believe the Street is disappointed by the divestiture of Red Lobster on its own. We believe that it would be more beneficial to shareholders if the company were to be split into two separate entities (mature brands and growth concepts)."

*- Sterne Agee, March 21, 2014*

# …And strong negative reactions following the announcement of the sale to Golden Gate…

"***We view nearly all aspects of the Red Lobster transaction as not particularly compelling.*** Seemingly in an effort to get a deal done, cash efficiency may have suffered: 1) Tax leakage ($2.1B sales price, $1.6B net proceeds), particularly on the real estate sale, is quite high and we were disappointed with a lack of details for alternative, more tax-efficient options. 2) A trough multiple of what we estimate as ~5x EBITDA (companies with the lowest EBITDA multiples within the restaurant universe are trading at 7-8x) on, hopefully, trough rent-adjusted Red Lobster EBITDA seems despondent. Further, breakage costs associated with the intended debt reduction are material (we est. a minimum of $80MM, but likely much more depending on the tranches redeemed), further reducing net cash."

*– UBS, May 20, 2014*

"We could get to valuations as high as $3.1billion for [Red Lobster], and, particularly considering how tax-inefficient the transaction will be, believe that ***it was not the best course of action for shareholders***."

*– Credit Suisse, May 20, 2014*

***"In short, in our eyes, "the taxman stole the show" by taking 25% of the gross proceeds."***

*– Stifel, May 16, 2014*

"***It is unconscionable that the Darden Board would allow the Company to sell its Red Lobster business for what amounts to a 'fire sale' price after shareholders clearly indicated that they did not want the Company to enter into a transaction*** unless it was subject to their approval. While the announced deal reinforces the value of Darden's vast real estate assets and the benefits of establishing separate brand-focused operating companies, as structured, we believe it destroys more value than it creates. Given the market's strongly negative reaction to the announcement, it appears that other shareholders are also extremely disappointed by the transaction."

*– Barington, May 19, 2014*

**"Who Knew Lobsters Had Middle Fingers?"**

*– Janney Capital Markets, May 16, 2014*

"Today, Darden announced that it has entered into a definitive agreement to sell its Red Lobster business and related assets to Golden Gate Capital for $2.1 billion in cash. ***Destroying a business and giving it away for free is a familiar practice for CEO Clarence Otis. He first did it with Smokey Bones and has done it again with Red Lobster.***"

*– Hedgeye, May 16, 2014*

"Management's decision to ignore shareholder concerns and go forth with an undervalued sale of Red Lobster as opposed to waiting for operations to improve or entertain monetization without fully disposing the brand during a depressed earning's period will likely result in meaningful changes at the board level and among senior management."

*– Buckingham, May 16, 2014*

"Count us among the many who believe DRI is destroying shareholder value with this deal to sell Red Lobster for $1.6 billion post tax and transaction costs … What is perhaps most unfortunate (for shareholders) about this deal is that Golden Gate is funding the purchase via a concurrent $1.5 billion sale-leaseback of Red Lobster real estate - signaling that DRI just sold the entire Red Lobster operations for $100 million when netting out the value of the real estate."

*– New Albion Partners, May 19, 2014*

# …And is now highly concerned with Darden's plan and its proposed slate, while anticipating a new direction

"It's come down to which group of independent directors shareholders want to oversee the company: Darden's or Starboard's? ***We believe Starboard's slate is better qualified.***

… ***Looking at Darden's slate, you have long-tenured Darden directors who voted for the sale of Red Lobster, someone who ran a third-tier regional brand (O'Charley's) into the ground the same way Otis destroyed Darden*** and someone running a drive-thru burger joint (Checkers) who previously served in a mid-level operations role at Burger King. Restaurant experience is important, but running a quick-service restaurant is much different than running a casual dining restaurant.

***We disagree with the notion that giving control to Starboard would be a destabilizing force. In fact, it's exactly what the company needs at this point.***"

*– Hedgeye, September 3, 2014*

"**Investment Thesis:** We remain constructive on Darden based on the thesis that multiple near to intermediate term catalysts are in play including the potential spin-off of SRG, increasingly aggressive cost control efforts and the potential sale of a portion of the company's 600 remaining owned pieces of real estate."

*– Wells Fargo, September 2, 2014*

"***Development of propco/opco could be an intriguing possibility to maximize value in remaining real estate*** … Based on discussions with J.P. Morgan's REITs equity research team we believe a 14-15x pretax multiple could be applied to rental income. …[This] yields ***approximately $7-8 of additional stock value.***"

*– JP Morgan, June 5, 2014*

"We are lowering our rating on DRI shares from Neutral to Underperform and cutting our price objective from $55 to $40. Olive Garden (OG) has undertaken a brand relaunch to drive sales but we **have concerns that the efforts are failing to gain significant traction.**

…Darden recently issued FY'15 quarterly EPS guidance that maintained its full year outlook but significantly toned down 1Q (Aug.) EPS guidance below prior street expectations. The implication of a 1Q15 EPS decline (vs 1Q14) is that sales are soft."

…**Olive Garden performance has been weak** …Even after trends softened, Darden continued to grow the brand's store base which we believe exacerbated the same store sales underperformance.

…**Capital allocation concerns have been an issue**

In our view the ROIC declines call into question Darden's unit growth and brand acquisition decisions and make us wonder if the company has distracted itself with the addition of its many restaurant brands.

…**Investors would probably support a Brinker-like plan**

Many investors, in our view, would be receptive if Darden were to mimic the Brinker playbook from the past several years. Brinker now owns only two brands (Chili's and Maggiano's), but ten years ago it was a portfolio company similar to Darden that included many brands such as Corner Bakery and Café, Romano's Macaroni Grill, and On the Border as well as smaller chains such as Big Bowl Asian Kitchen, Rockfish Seafood Grill, and Cozymel's Coastal Grill. Brinker's decision to divest most of its portfolio companies, cut back on unit growth, focus on restaurant level margins, and buy back significant amounts of stock has proven very successful."

*– Bank of America, August 28, 2014*

THIS PRESENTATION IS FOR DISCUSSION AND GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT HAVE REGARD TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS PRESENTATION, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF STARBOARD VALUE LP ("STARBOARD VALUE"), AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO DARDEN RESTAURANTS, INC. (THE "ISSUER"). CERTAIN FINANCIAL INFORMATION AND DATA USED HEREIN HAVE BEEN DERIVED OR OBTAINED FROM PUBLIC FILINGS, INCLUDING FILINGS MADE BY THE ISSUER WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), AND OTHER SOURCES.

STARBOARD VALUE HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY, OTHER THAN ITS NOMINEES AND ADVISORS, TO USE ANY STATEMENTS OR INFORMATION INDICATED HEREIN AS HAVING BEEN OBTAINED OR DERIVED FROM STATEMENTS MADE OR PUBLISHED BY THIRD PARTIES. ANY SUCH STATEMENTS OR INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. NO WARRANTY IS MADE THAT DATA OR INFORMATION, WHETHER DERIVED OR OBTAINED FROM FILINGS MADE WITH THE SEC OR FROM ANY THIRD PARTY, ARE ACCURATE.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS ADDRESSED IN THIS PRESENTATION ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. YOU SHOULD BE AWARE THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS.

WHILE WE EXPECT THAT OUR TURNAROUND PLAN WILL BE IMPLEMENTED, IF A MAJORITY OF OUR NOMINEES ARE ELECTED, DEPENDING ON THE CIRCUMSTANCES EXISTING AT THE TIME OF THE NOMINEES' ELECTION, THERE CAN BE NO GUARANTEE THAT THE TURNAROUND PLAN WILL BE ULTIMATELY IMPLEMENTED. THERE CAN ALSO BE NO GUARANTEE THAT EVEN IF IMPLEMENTED, THAT THE TURNAROUND PLAN WILL ULTIMATELY CREATE VALUE FOR SHAREHOLDERS. HOWEVER, THE VALUE ENHANCING INITIATIVES UNDER THE TURNAROUND PLAN HAVE BEEN CAREFULLY DEVISED WITH THE ASSISTANCE OF A GROUP OF ADVISORS, TOGETHER WITH OUR NOMINEES, WITH AN EYE TOWARDS IMPROVING THE COMPANY'S OPERATIONS AND ENHANCING SHAREHOLDER VALUE.

SAME-STORE SALES, EBITDA, AND FREE CASH FLOW ARE A NON-GAAP FINANCIAL METRICS. NON-GAAP INFORMATION SHOULD BE VIEWED IN ADDITION TO, AND NOT IN LIEU OF, DARDEN'S REPORTED AMOUNTS AS CALCULATED IN ACCORDANCE WITH GAAP. FOR EXAMPLE, IN ORDER TO RECONCILE EBITDA WITH GAAP FINANCIALS METRICS SUCH AS NET INCOME, INVESTORS WOULD NEED TO INCLUDE INTEREST EXPENSE, TAXES, AND DEPRECIATION AND AMORTIZATION. STARBOARD HAS NOT MADE ESTIMATES OR PROJECTIONS OF THESE ITEMS.

STARBOARD VALUE SHALL NOT BE RESPONSIBLE OR HAVE ANY LIABILITY FOR ANY MISINFORMATION CONTAINED IN ANY SEC FILING, ANY THIRD PARTY REPORT OR THIS PRESENTATION. THERE IS NO ASSURANCE OR GUARANTEE WITH RESPECT TO THE PRICES AT WHICH ANY SECURITIES OF THE ISSUER WILL TRADE, AND SUCH SECURITIES MAY NOT TRADE AT PRICES THAT MAY BE IMPLIED HEREIN. THE ESTIMATES, PROJECTIONS AND PRO FORMA INFORMATION SET FORTH HEREIN ARE BASED ON ASSUMPTIONS THAT STARBOARD VALUE BELIEVES TO BE REASONABLE, BUT THERE CAN BE NO ASSURANCE OR GUARANTEE THAT ACTUAL RESULTS OR PERFORMANCE OF THE ISSUER WILL NOT DIFFER, AND SUCH DIFFERENCES MAY BE MATERIAL. THIS PRESENTATION DOES NOT RECOMMEND THE PURCHASE OR SALE OF ANY SECURITY.

STARBOARD VALUE RESERVES THE RIGHT TO CHANGE ANY OF ITS OPINIONS EXPRESSED HEREIN AT ANY TIME AS IT DEEMS APPROPRIATE. STARBOARD VALUE DISCLAIMS ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN.

UNDER NO CIRCUMSTANCES IS THIS PRESENTATION TO BE USED OR CONSIDERED AS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY.

CERTAIN OF THE ANALYSES SET FORTH HEREIN ARE BASED IN PART ON INFORMATION PROVIDED BY GREEN STREET ADVISORS, INC. AND CONSTITUTES CONFIDENTIAL AND PROPRIETARY, AND TRADE SECRET INFORMATION OF GREEN STREET ADVISORS THAT MAY NOT BE PUBLISHED, QUOTED, COPIED, OR DISSEMINATED TO ANY THIRD PERSON OR ENTITY WITHOUT GREEN STREET'S WRITTEN PERMISSION.

**Press Releases & Letters**

## September 30, 2014

Starboard is extremely gratified that the two leading independent proxy voting advisory firms have recommended Darden shareholders vote for all twelve of Starboard's world-class nominees on Starboard's WHITE proxy card. Corporate governance research firm, Proxy Mosaic, has also now recommended for all twelve of Starboard's nominees for Darden.

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